EXHIBIT 10.8

TERMINAL E LEASE AND

SPECIAL FACILITIES

LEASE AGREEMENT

by and between

CITY OF HOUSTON, TEXAS

as Lessor

and

CONTINENTAL AIRLINES, INC.

as Lessee

August 1, 2001

TERMINAL E LEASE AND

SPECIAL FACILITIES

LEASE AGREEMENT

I N D E X

Page No.

ARTICLE 1DEFINITIONS AND INTERPRETATIONS

Section 1.01: Definitions 3

Section 1.02: Interpretations 14

ARTICLE 2REPRESENTATIONS

Section 2.01: Representations by the City 15

Section 2.02: Representations by Lessee 15

Section 2.03: Representations by the City and Lessee 16

ARTICLE 3LEASE AND TERM; GRANT OF EASEMENTS ANDGROUND LEASES; EXCLUSIVE AND PREFERENTIAL USE SPACE

Section 3.01: Lease of Terminal E Project 17

Section 3.02: Term of Lease; Options to Extend 17

Section 3.03: Easements and Ground Leases for Lessee Project Components 18

Section 3.04: Condition of Lessee Project Components, Ground Lease Properties and Easements 18

Section 3.05: City Right of Entry 19

Section 3.06: Lessee=s Rights to Use and Occupy the Terminal E Project 19

Section 3.07: Preferential Use of Terminal E Apron Area 20

ARTICLE 4ISSUANCE OF SPECIAL FACILITIES BONDS; PAYMENT OFCOSTS OF THE LESSEE PROJECT COMPONENTS

Section 4.01: Issuance of Series 2001 Bonds 22

Section 4.02: Issuance of Additional Bonds and Additional Obligations 22

Section 4.03: Application of Proceeds; Insufficiencies 23

Section 4.04: Refunding Bonds 23

Section 4.05: Optional Redemption of Bonds 24

ARTICLE 5DESIGN, CONSTRUCTION AND ACQUISITION OFTHE TERMINAL E PROJECT SPECIAL FACILITIES

Section 5.01: Lessee Project Components 25

Section 5.02: City Project Components and City International Facilities Project 27

Section 5.03: Inventory of Special Facilities; Replacements 28

Section 5.04: Title to Lessee Project Components 28

Section 5.05: Design, Construction and Acquisition of Additional Special

Facilities 28

Section 5.06: Personal Property Not Constituting Special Facilities 29

ARTICLE 6SPECIAL FACILITIES PAYMENTS; OTHER RENT AND CHARGES

Section 6.01: Special Facilities Payments While Bonds Outstanding 30

Section 6.02: Obligation to Pay Special Facilities Payments Unconditional 31

Section 6.03: Pledge of Special Facilities Payments 32

Section 6.04: Operation and Maintenance and City Charges Relating to Lessee Project Components and Other Special Facilities 32

Section 6.05: Statistical Report 33

Section 6.06: Ground Rentals 33

Section 6.07: City Charges 34

Section 6.08: Landing Fees 36

Section 6.09: Payment Provisions 37

Section 6.10: Conforming Adjustments After December 31, 2017 39

Section 6.11: No Other Fees 39

ARTICLE 6ASPECIAL LIMITATIONS ON LESSEE=S OBLIGATIONSDURING THE CONSTRUCTION PERIOD

Section 6A.01: Special Provisions During Construction Period 40

Section 6A.02: Insurance During Construction Period 41

Section 6A.03: Indemnities for Environmental Matters during Construction

Period 41

Section 6A.04: Indemnities for Matters other than Environmental during Construction Period 42

Section 6A.05: Condemnation or Casualty during Construction Period 42

Section 6A.06: Phase Status Certifications and Resulting Actions by Lessee 44

Section 6A.07: Redemption of Bonds after An Event of Phase Termination 47

Section 6A.08: Actions by City Upon an Event of Phase Termination 47

Section 6A.09: Guaranty Trigger Event During Construction Period 48

Section 6A.10: Results of Guaranty Trigger Event 49

Section 6A.11: Covenants Applicable to Lessee during the Respective Construction Periods 49

ARTICLE 7USE OF SPECIAL FACILITIES

Section 7.01: Use of Airport 50

Section 7.02: Limitations of Use of Airport 51

Section 7.03: Rights to Concessions 52

Section 7.04: Special Provisions with respect to South Concourse 53

Section 7.05: Right to Lease to United States Government 53

ARTICLE 8LESSEE'S OBLIGATIONS AND CONDITIONS TOLESSEE'S USE OF SPECIAL FACILITIES

Section 8.01: Maintenance of Special Facilities and Terminal E Apron Area at Lessee's Expense 54

Section 8.01A: Maintenance of City Project Components and APM 54

Section 8.02: Taxes, Charges, Utilities, Liens 55

Section 8.03: Compliance with Airport Rules and Regulations and Law;

Nondiscrimination 56

Section 8.04: Compliance with Tax Law 58

Section 8.05: Environmental Matters 59

Section 8.06: City's Right To Maintain or Repair Special Facilities 61

Section 8.07: Termination Procedures 62

ARTICLE 9LIABILITY, INSURANCE AND CONDEMNATION

Section 9.01: Release and Indemnification of City and Trustee 63

Section 9.02: General Insurance Requirements 65

Section 9.03: Risks and Minimum Limits of Coverage 65

Section 9.04. Other Provisions 66

Section 9.05: Disposition of Insurance Proceeds 68

Section 9.06: Condemnation 69

Section 9.07: Reconstruction or Repair 70

ARTICLE 10EVENTS OF DEFAULT AND REMEDIES

Section 10.01: Events of Default 71

Section 10.02: Remedies on Default 72

Section 10.03: Additional Remedy 73

Section 10.04: No Remedy Exclusive 73

Section 10.05: Agreement to Pay Attorneys' Fees and Expenses 74

Section 10.06: No Additional Waiver Implied by One Waiver 74

Section 10.07: Enforcement by City Attorney 74

ARTICLE 11ASSIGNMENTS, SUBLETTING AND TERMINATION BY LESSEE

Section 11.01: Assignments and Subletting by Lessee 75

Section 11.02: Termination of Agreement by Lessee 75

ARTICLE 12MISCELLANEOUS

Section 12.01: Lessee to Maintain Its Corporate Existence 76

Section 12.02: Exempt Facilities 76

Section 12.03: Notices 76

Section 12.04: Consents and Approvals 78

Section 12.05: Rights Reserved to City 79

Section 12.06: Force Majeure 79

Section 12.07: Severability Clause 79

Section 12.08: Place of Performance; Laws Governing 79

Section 12.09: Brokerage 79

Section 12.10: Individuals Not Liable 80

Section 12.11: Binding Nature of Agreement; Benefits of Agreement 80

Section 12.12: Ambiguities 80

Section 12.13: Survival 80

Section 12.14: No Merger of Title 80

Section 12.15: Most Favored Nation 80

Section 12.16: Operation of Airport 81

Section 12.17: Entire Agreement 81

Description of Terminal E Project Exhibit "A"

Description of Easements Exhibit "B"

Description of Ground Lease Properties Exhibit "C"

Deed and Bill of Sale for Lessee Project Components Exhibit "D"

Schedule of Certain Special Facilities Payments for

Lessee=s Tax Reporting Purposes Exhibit "E"

Central FIS Area Subject to Lessee Concessions Exhibit "F"

Illustrative Calculation of Terminal E Apron

Area Charges Exhibit "G"

Allocated Bond Amounts Exhibit "H"

Form of Statistical Report Exhibit "I"

Form of Agreement of Responsibility Exhibit "J"

Form of Acknowledgment and Reporting Agreement Exhibit "K"

TERMINAL E LEASE AND

SPECIAL FACILITIES

LEASE AGREEMENT

THE STATE OF TEXAS '

COUNTY OF HARRIS '

THIS TERMINAL E LEASE AND SPECIAL FACILITIES LEASE AGREEMENT (hereinafter called "Agreement") dated as of the 1st day of August, 2001 is made and entered into between the CITY OF HOUSTON, TEXAS, a municipal corporation and Home Rule City, situated principally in Harris County, Texas (hereinafter called "City"), and CONTINENTAL AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware, duly authorized to do business in the State of Texas (hereinafter called "Lessee").

W I T N E S S E T H :

WHEREAS, City is the owner of land and certain improvements known as the George Bush Intercontinental Airport/Houston, located in the City of Houston, Harris County, Texas (hereinafter called "Airport"), which is operated as a public airport, as a part of the City's Airport System (as hereinafter defined), and City has the power and authority to lease premises and facilities thereon and to grant rights and privileges with respect thereto, including those set forth herein; and

WHEREAS, Lessee is engaged in the business of commercial air transportation as a scheduled air carrier; and

WHEREAS, the City and Lessee desire to enter into this agreement with respect to the development, financing, construction, use and lease of the Terminal E Project (as hereinafter defined), which shall be comprised of City Project Components and Lessee Project Components (both as hereinafter defined); and

WHEREAS, the City, which will provide its own financing for the City Project Components, also has been requested to provide financing for the Lessee Project Components; and

WHEREAS, the City has found and determined that it is in the public interest and a public purpose for the City to finance the costs of the Lessee Project Components through the issuance of certain special facilities revenue bonds payable from certain revenues derived solely from amounts payable with respect to the special facilities as provided for herein; and

WHEREAS, all ordinances heretofore adopted by the City authorizing the issuance of its Airport System Revenue Bonds payable from any or all gross revenues derived by the City from the operation of its Airport System, which includes the Airport, provide for the exclusion from such pledge of certain revenues derived solely from "Special Facilities Leases" of "Special Facilities" that are pledged to the payment of "Special Facilities Bonds"; and

WHEREAS, the City and Lessee desire to enter into this Agreement (i) to provide for the development, use and lease of the Terminal E Project, (ii) to constitute a "Special Facilities Lease," to provide for the construction and acquisition of certain Special Facilities initially consisting of the Lessee Project Components, to provide for the issuance of "Special Facilities Bonds" to finance certain costs of such Lessee Project Components and other Special Facilities, and to provide for the payment of certain amounts, including Special Facilities Payments (as herein defined), sufficient to meet the City's obligation for interest payments and principal repayment on all Special Facilities Bonds and (iii) to set forth certain other agreements of the parties with respect to the Terminal E Project, the City Project Components, the Lessee Project Components and other Special Facilities;

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements herein contained and in consideration of the rentals and other amounts to be paid as herein provided, the City and Lessee do hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Section 1.01: Definitions. In this Agreement, the following terms shall have the following meanings, respectively, unless the context clearly indicates otherwise:

"Additional Bonds" shall mean all additional bonds which may be issued by the City payable from the same sources as the Series 2001 Bonds for the purposes and in the general manner specified in Section 4.02 hereof. Additional Bonds shall be entitled to the benefits of the Guaranty.

"Additional Obligations" shall mean all additional bonds, notes or other obligations which may be issued by the City payable from reletting revenues of a Phase of the Terminal E Project as provided in Section 4.02(b). Additional Obligations shall not be entitled to the benefits of the Guaranty.

"Agreed Terminal D Gate Utilization Standard" shall have the meaning assigned in Section 7.04(b) hereof.

"Airfield Area" shall mean the runways, taxiways, and apron areas (other than the Apron Areas), navigational aids, hazard designation and warning devices, airfield security roads and fencing, blast fencing, lighting, clear zones and safety areas for landing, taking off and taxiing of aircraft, aviation easements, land utilized in connection therewith or acquired for such purpose, and facilities, the acquisition, construction or installation cost of which is wholly or partially paid by the City.

"Airport" shall mean George Bush Intercontinental Airport/Houston, Houston, Texas, as it now exists or may be modified or expanded from time to time in the future.

"Airport System" shall mean all airport, heliport and aviation facilities, or any interest therein, now or from time to time hereafter owned, operated or controlled in whole or in part by the City, together with all properties, facilities and services thereof, and all additions, extensions, replacements and improvements thereto, and all services provided or to be provided by the City in connection therewith, but expressly excluding special facilities. The Airport System currently includes the present airports of the City, known as "George Bush Intercontinental Airport/Houston," "William P. Hobby Airport" and "Ellington Field."

"Airport System Revenue Bonds" means the bonds, notes (including commercial paper notes) and other obligations of the City secured by Airport System revenues generally (but expressly excluding revenues derived from special facilities), including the City=s Airport System Senior Lien Revenue Bonds and Notes, Airport System Subordinate Lien Revenue Bonds and Notes and Airport System Inferior Lien Revenue Bonds and Notes.

"Allocated Bond Amount" shall have the meaning assigned to it from time to time in Section 6A.01(b).

"APM" shall mean the automated people mover system, the first phase of which connects Terminals B and C and which is to be extended by the City to the international facilities area.

"APM Maintenance Facility" shall mean any discrete offline maintenance facility constructed for the benefit of the APM.

"Apron Areas" shall mean the apron areas for the various terminals and common use cargo areas at the Airport, including the Terminal E Apron Area.

"Best Efforts" when used herein in connection with a party's taking of an action or attempting to cause a specific result to occur shall mean that the party obligated to use its Best Efforts in such regard shall use all commercially reasonable efforts under the then applicable circumstances, as considered in good faith by the party so obligated, to take such action or cause such result to occur, it being agreed, however, that without limiting the generality of the foregoing, when describing an obligation of the City, "Best Efforts" shall not include the obligation to invoke the City's police powers or any other power or authority derived solely from the City's status as a municipal corporation.

"Bondholders" shall mean the owners of the Bonds or the beneficial interests therein.

"Bonds" shall mean collectively the Series 2001 Bonds and any Additional Bonds and Refunding Bonds from time to time hereafter issued.

"Business Day" shall mean any day other than a Saturday, Sunday, or legal holiday or the equivalent (other than a moratorium) on which banking institutions generally in Houston, Texas or New York, New York are authorized or required by law or executive order to close.

"Capitalized Interest Sub-Account" shall have the meaning assigned in the Trust Indenture.

"Central FIS" shall mean a structure to be constructed by the City between Terminals D and E for the primary purpose of processing inbound international passengers and for related purposes as provided in the International Facilities Agreement and the Program Definition Manual. The Central FIS shall not include Lessee=s Central Ticketing Facility.

"City" shall mean the City of Houston, Texas, or such other agency, board, authority, or private entity which may succeed to the jurisdiction of the City over the Airport.

"City Amortization" shall mean the level annual charge required to recover the net cost of a City Capital Improvement over the Useful Life of such City Capital Improvement at the City=s Cost of Capital.

"City Capital Improvements" shall mean any improvement or asset, or series of related improvements or assets, acquired or constructed by City at the Airport, including without limitation any security facilities or equipment, which has a net cost of $150,000 or more (adjusted annually for changes in the Consumer Price Index from July 1, 1998 to a maximum of $300,000) and a Useful Life of more than one year (but excluding facilities acquired or constructed with the proceeds of special facility revenue bonds which are secured solely by the net rent payable under the special facility lease for such facility and which debt service is in fact retired in such manner, unless such facilities are subsequently acquired by City). For the purposes of this Agreement, the net cost of each City Capital Improvement shall be the total cost (including actual construction costs; architectural and engineering fees, program management fees, testing and inspection fees, construction management fees, permit fees, and other direct or allocable fees; interest during construction; and allocable out-of-pocket financing costs) less any grants-in-aid or similar amounts used in financing the City Capital Improvement.

"City Charges" shall mean those charges authorized in Section 6.07. City Charges shall also include Interim City Charges that Lessee may elect to pay under Section 3.06.

"City International Facilities Project" shall consist of (i) the Central FIS, (ii) the City Project Components, (iii) certain improvements to Terminal D, (iv) a certain parking structure, (v) certain infrastructure and (vi) expansion of the Automated People Mover, all as more fully provided in the International Facilities Agreement and the Program Definition Manual.

"City International Ticketing Facility Components" shall mean the Terminal E Pedestrian Bridges, the Shell for Central Ticketing Facility and Associated Ramp and the Baggage Tunnel.

"City Operation and Maintenance Expenses" shall mean all reasonable and necessary current expenses of City, paid or accrued, of operating, maintaining, repairing, and administering the Airport; including, without necessarily limiting the same, salaries and wages, fringe benefits, contractual services, utilities, professional services, police protection services, fire protection services, administrative expenses, the cost of materials and supplies used for current operations, equipment, insurance premiums, the reasonable charges of any paying agents and any other depository bank pertaining to the Airport, as well as overhead expenses of (a) the Department (which shall be fairly allocated among City's airport facilities in accordance with generally accepted accounting practices) and (b) other City departments whose services are directly related or reasonably allocable to the administration of the Airport (which shall be determined in accordance with a City-wide administrative cost allocation plan then in effect); provided, however, City Operation and Maintenance Expenses shall not include any allowance for depreciation, payments in lieu of taxes, City Capital Improvements, any charges for the accumulation of reserves for capital replacements or charges resulting from the negligence or breach of existing agreements by the City, its employees or contractors.

"City Project Components" shall mean those components of the Terminal E Project being constructed and financed by the City, other than with the Bonds, which consist of the Terminal E Apron Area, the Terminal E Fueling Facilities, the Terminal E Pedestrian Bridges, the Terminal E Utilities, the Shell for Central Ticketing Facility and Associated Ramp and Baggage Tunnel, all as more fully described in Exhibits "A-5," "A-6," "A-7," "A-8,""A-9" and "A-10" of Exhibit "A" attached hereto and by this reference made a part hereof, together with any modifications, additions or reductions thereto approved by the Director subject to the limitations imposed by the Trust Indenture. The City Project Components include the City South Concourse Components and the City International Ticketing Facility Components.

"City Project Consultant" shall mean any independent firm engaged by the City with expertise in construction management and cost estimating for projects similar to the Lessee Project Components.

"City South Concourse Components" shall mean the Terminal E Apron Area, the Terminal E Fueling Facilities and the Terminal E Utilities.

"City=s Cost of Capital" shall mean (a) for City Capital Improvements financed with Airport System Revenue Bonds, the effective interest rate on the Airport System Revenue Bonds used to finance the particular City Capital Improvement and (b) for City Capital Improvements financed with other Airport funds, the current Revenue Bond Index (of 22-year+, "A" rated bonds) published daily in the Wall Street Journal (or successor publication thereto), for the end of the latest month preceding the calculation of the rates and charges, but no later than June 30 of the City=s fiscal year in which the City Capital Improvement is placed in service.

"Construction Accounts" shall have the meaning assigned in the Trust Indenture.

"Construction Period" shall mean the period from the execution and delivery of this Agreement through the date of Substantial Completion of the South Concourse Phase, the International Ticketing Facility Phase or the entire Terminal E Project, as the case may be. In the event Segments of Lessee Project Components or City Project Components, as applicable, have different dates of Substantial Completion, there shall be different Construction Periods for each Segment, with each such Construction Period ending on the date of Substantial Completion of the applicable Segment.

"Continental" shall mean Continental Airlines, Inc., a Delaware corporation.

"Continental Airport Use and Lease Agreement" shall mean the Use and Lease Agreement effective as of January 1, 1998 between the City and Continental with respect to Continental=s use of the Airport and lease of space in Terminals B and C at the Airport.

"Costs of City Project Components" shall mean all costs of financing the construction and acquisition of the City Project Components and the issuance of Airport System Revenue Bonds for such purpose, including without limitation the following:

(i) all amounts paid to design, construct, acquire, fabricate, equip and install the City Project Components, including without limitation, all costs of utility extensions and connections and all amounts paid under all contracts for goods, services and facilities related thereto;

(ii) all amounts necessary to provide for work performed, material purchased or expenditures incurred, pertaining to or in connection with the City Project Components approved by City including, without limitation, the charges of any architects or engineers for plans, specifications, drawings, supervision and inspection for the City Project Components;

(iii) all expenses incurred for the review of plans, specifications and contracts for the City Project Components and for the inspection in connection with the construction and acquisition thereof;

(iv) the cost of any and all permits, licenses, fees, performance and payment bonds, appraisals and insurance policies procured in connection with the acquisition and construction of the City Project Components;

(v) legal, accounting and bond advisory, underwriting and consultant fees and expenses, including any fees and expenses of any bond insurer and provider of any reserve fund surety, bond rating agencies and all costs and expenses incident to the authorization, issuance, delivery and sale of the Airport System Revenue Bonds issued to finance the Costs of City Project Components, including without limitation the preparation, execution, delivery and recording of any preliminary and the final offering documents pertaining to such revenue bonds, and any printing fees for such documents, any purchase agreements pursuant to which such revenue bonds will be sold, all credit agreements and other documents providing security for such bonds, the costs and fees, including legal fees, incident to the qualification of such bonds for offer and sale under securities laws and the preparation of any memorandum as to the eligibility of such bonds for offer and sale and for investment under state laws if required or if applicable;

(vi) interest accruing on Airport System Revenue Bonds during the period of construction of the City Project Components financed with the proceeds thereof;

(vii) such other and additional fees, costs, expenses and expenditures of whatever nature incidental or pertaining to the design, acquisition, construction, fabrication, equipping and installation of the City Project Components, including funding of any associated reserve fund or account, and all other costs and expenses that may properly be capitalized as costs of the City Project Components.

"Costs of the Lessee Project Components" or "Costs of the Special Facilities" shall mean all costs of financing the construction and acquisition of the Lessee Project Components or other Special Facilities, as the case may be, and the issuance of Bonds for such purpose, including without limitation the following:

(i) all amounts paid to design, construct, acquire, fabricate, equip and install the Lessee Project Components or other Special Facilities, including without limitation, all costs of utility extensions and connections and all amounts paid under all contracts for goods, services and facilities related thereto;

(ii) all amounts necessary to provide for work performed, material purchased or expenditures incurred, pertaining to or in connection with the Lessee Project Components or any other Special Facilities approved by City including, without limitation, the charges of any architects or engineers for plans, specifications, drawings, supervision and inspection for the Lessee Project Components or Special Facilities;

(iii) all expenses incurred for the review of plans, specifications and contracts for the Lessee Project Components or other Special Facilities and for the inspection in connection with the construction and acquisition thereof;

(iv) the cost of any and all permits, licenses, fees, performance and payment bonds, appraisals and insurance policies procured in connection with the acquisition and construction of the Lessee Project Components or other Special Facilities;

(v) legal, accounting and bond advisory, underwriting and consultant fees and expenses, including any fees and expenses of any bond insurer and provider of any reserve fund surety, bond rating agencies and all costs and expenses incident to the authorization, issuance, delivery and sale of the Bonds, including without limitation the preparation, execution, delivery and recording of this Agreement, the Trust Indenture, any preliminary and the final offering documents pertaining to the Bonds, and any printing fees for such documents, any purchase agreements pursuant to which the Bonds will be sold, all credit agreements and other documents providing security for the Bonds or the obligations owing to the City hereunder and all other agreements and documents involved and contemplated hereby, the costs and fees, including legal fees, incident to the qualification of the Bonds for offer and sale under securities laws and the preparation of any memorandum as to the eligibility of the Bonds for offer and sale and for investment under state laws if required or if applicable;

(vi) interest accruing on the Bonds during the period of construction of the Lessee Project Components or other Special Facilities financed with the proceeds thereof;

(vii) Ground Rentals and utility charges payable under Section 6.04 relating to the Terminal E Project during the period of construction of the Lessee Project Components or other Special Facilities financed with the proceeds of the Bonds; and

(viii) such other and additional fees, costs, expenses and expenditures of whatever nature incidental or pertaining to the design, acquisition, construction, fabrication, equipping and installation of the Lessee Project Components or other Special Facilities, including funding of the Reserve Account, if any (as defined in the Trust Indenture), and all other costs and expenses that may properly be capitalized as costs of the Lessee Project Components or other Special Facilities.

"Costs of Terminal E Project" shall mean the sum of the Costs of the City Project Components plus the Costs of the Lessee Project Components to the extent that the same are capitalizable into the basis of the Terminal E Project in accordance with generally accepted accounting principles.

"Department" shall mean the Department of Aviation of the City.

"Director" shall mean the Director of the Department or his designee.

"Easements" shall mean all of the easement or easements described in Exhibit "B" attached hereto.

"Event of Default" shall mean those events so defined in Section 10.01 hereof.

"Event of Phase Termination" shall have the meaning assigned in Section 6A.06 hereof.

"Excess Reletting Proceeds" shall mean those excess proceeds of reletting either Phase of the Terminal E Project as provided in both Section 6A.05(e) and Section 6A.08(b).

"Fiscal Year" shall mean the City=s fiscal year, currently July 1 to June 30.

"Force Majeure" shall mean neither City nor Lessee shall be deemed in violation of this Agreement during the period of Force Majeure if it is actually prevented from performing any of its material obligations hereunder solely by reason of strikes, boycotts, labor disputes, embargoes, shortage of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, tides, riots, rebellion, sabotage, or any other circumstances for which it is not responsible or which is not in its control; provided, however, that these provisions shall not excuse Lessee from paying the rentals and fees specified in Articles 6 and 6A. This relief is not applicable unless the affected party uses Best Efforts to remove the Force Majeure as expeditiously as possible.

"Ground Handling Services" shall mean any of the following: on and off loading of passengers, baggage, mail or cargo; into-plane fueling; servicing aircraft lavatories; providing ground power, potable water and preconditioned air; cleaning the interior or exterior of aircraft; emergency maintenance of aircraft engines and systems; and any other similar ground services.

"Ground Lease Properties" shall mean the footprint for South Concourse and those portions of the floor space within the Central FIS and the parking facility located east of Terminal C at the Airport known as the Terminal C-East Garage as are required to construct the Lessee Project Components thereon or therein, all as more fully described in Exhibit "C" attached hereto.

"Ground Rentals" shall mean the rentals to be paid directly to the City pursuant to Section 6.06 as consideration for the Ground Lease Properties. Ground Rentals shall also include all Interim Ground Rent that Lessee may elect to pay pursuant to Section 3.06.

"Guaranty" shall mean the guaranty agreement dated as of August 1, 2001, from Lessee to the Trustee guaranteeing the Series 2001 Bonds and any Additional Bonds with respect to each Phase upon the occurrence of certain events as described therein.

"Interest and Redemption Fund" shall mean the fund so defined in the Trust Indenture for the collection of Special Facilities Payments and payment of the Bonds.

"Interim City Charges" shall mean the City Charges that Lessee pays prior to Substantial Completion of either Phase of the Terminal E Project in connection with its use of a Segment pursuant to Section 3.06.

"Interim Ground Rent" shall mean the Ground Rentals that Lessee pays prior to Substantial Completion of the entire Terminal E Project in connection with its use of a Segment pursuant to Section 3.06 hereof.

"Interim Special Facilities Payments" shall mean the rentals Lessee pays prior to Substantial Completion of either Phase of the Terminal E Project in connection with its use of a Segment pursuant to Section 3.06(b)(iii)(x) hereof.

"International Facilities Agreement" shall mean the International Facilities Agreement by and between Lessee and the City. Until the International Facilities Agreement is entered into, the term shall mean those provisions pertaining to Terminal D and the Central FIS which are contained in the Term SheetBInternational Services Expansion Program between the City and Lessee countersigned on December 30, 1999, and which are not inconsistent with the provisions of this Agreement.

"International Ticketing Facility Phase" shall mean the City International Ticketing Facility Components and the Lessee International Ticketing Facility Components.

"Landing Fees" shall mean the landing fees payable by Lessee as provided in Section 6.08 hereof.

"Lessee" shall mean Continental Airlines, Inc., a Delaware corporation, and its successors and assigns as lessee hereunder.

"Lessee Central Ticketing Facility" shall mean those tenant improvements, fixtures, equipment and related facilities in the Central FIS as described in Exhibit "A-2" to this Agreement and as more fully provided in the Program Definition Manual.

"Lessee International Ticketing Facility Components" shall mean Lessee Central Ticketing Facility and Lessee=s Terminal E Baggage System Improvements.

"Lessee Loss Payment" shall have the meaning assigned in Section 6A.06.

"Lessee Project Components" shall mean the South Concourse, Lessee=s Central Ticketing Facility, Lessee=s Terminal C-East Garage ATO Facility and Lessee=s Terminal E Baggage System Improvements, all as more fully described in Exhibits "A-1," "A-2," "A-3" and "A-4" of Exhibit "A" attached hereto and by this reference made a part hereof, together with any modifications, additions or reductions thereto approved by the Director.

"Lessee South Concourse Components" shall mean the South Concourse and the Lessee=s Terminal C-East Garage ATO Facility.

"Lessee=s Terminal C-East Garage ATO Facility" shall mean those tenant improvements, fixtures, equipment and related facilities in the parking facility located east of Terminal C at the Airport known as the Terminal C-East Garage, including walkways to connect the same with the South Concourse as described in Exhibit "A-3" to this Agreement.

"Lessee's Terminal E Baggage System Improvements" shall mean those tenant improvements, fixtures, equipment and related facilities in the parking facility located east of Terminal C at the Airport known as the Terminal C-East Garage, consisting of a baggage conveyance system to connect the same with the Lessee=s Central Ticketing Facility as described in Exhibit "A-4" to this Agreement and more fully provided in the Program Definition Manual.

"Outstanding" shall have the meaning assigned in the Trust Indenture.

"Phase" shall mean the International Ticketing Facility Phase and/or the South Concourse Phase.

"Program Definition Manual" shall mean the Project Definition Manual for International Services Expansion Program dated April 4, 2000, which was jointly developed by the City and Lessee, as it may be amended from time to time with the joint concurrence of the City and Lessee.

"Refunding Bonds" shall mean all refunding bonds which may be issued by the City for the purposes set forth in Sections 4.04 hereof, and which shall be payable from the same sources as the Bonds.

"Renewal and Replacement Fund" shall mean the fund of such name that the City is obligated to maintain pursuant to its ordinances authorizing its Airport System Revenue Bonds.

"Segment" shall mean any discrete, independently operable segment of the Lessee Project Components or City Project Components as may be agreed to by Lessee and the Director for which a date of Substantial Completion may be established as more fully provided in Section 3.06.

"Series 1997A Bonds" shall mean the City's Airport System Special Facilities Revenue Bonds, Series 1997A (Automated People Mover Project) in the original principal amount of $74,200,000, the payment of which is secured by a special facilities lease agreement with and guaranty from Lessee.

"Series 2001 Bonds" shall mean the series of Bonds to be issued pursuant to this Agreement and the Trust Indenture, which shall be entitled the "City of Houston, Texas, Airport System Special Facilities Revenue Bonds (Continental Airlines, Inc. Terminal E Project), Series 2001."

"Shell for Central Ticketing Facility and Associated Ramp" shall mean those portions of the Central FIS that encase Lessee=s Central Ticketing Facility together with the vehicle ramp adjacent thereto, as more fully described in Exhibit "A-9" of Exhibit "A" to this Agreement.

"South Concourse" shall mean those buildings, improvements, fixtures, equipment and related facilities as more fully described in Exhibit "A-1" to this Agreement and as more fully provided in the Program Definition Manual.

"South Concourse Phase" shall mean the City South Concourse Components and the Lessee South Concourse Components.

"Special Facilities" shall mean the Lessee Project Components, all extensions, additions, modifications and improvements thereto and all other improvements, fixtures, equipment and facilities that, pursuant to this Agreement or any supplement hereto or amendment hereof, are financed with any proceeds of the Series 2001 Bonds or any Additional Bonds.

"Special Facilities Payments" shall mean the rentals payable to the Trustee on behalf of the City pursuant to Section 6.01(a)(i) and (ii) hereof for the purpose of being applied to the payment of the Bonds and making required deposits to the Interest and Redemption Fund. Special Facilities Payments shall also include any Lessee Loss Payment made by Lessee upon an Event of Phase Termination and all Interim Special Facilities Payments that Lessee may elect to pay pursuant to Section 3.06.

"Subsidiary" shall mean any subsidiary of Lessee that is wholly owned as of the date hereof or that may become wholly owned provided that, during the exercise of rights hereunder by such entity as a Subsidiary, the Lessee shall be responsible for the actions of (including the payment of any activity fees incurred by) any such Subsidiary until such time as Lessee notifies the City in a writing delivered to the City that Lessee will no longer be responsible for the actions (or activity fees) of such Subsidiary, which notice Lessee shall have the right to give only if such Subsidiary ceases to be a wholly owned subsidiary of Lessee, and if such notice is given, then from and after (but not until) the date that the City approves (if at all) a partial assignment by Lessee to such Subsidiary of the space at the Airport occupied by such Subsidiary (along with a partial assignment of the rights utilized by such Subsidiary in connection with its operations at the Airport) in accordance with the provisions of Article 11 hereof, Lessee no longer shall be responsible for the actions (or activity fees) of such Subsidiary.

The term ASubsidiary" shall also mean, for any air carrier that on or after the date of this Agreement shall have been wholly owned by the Lessee and thereafter shall cease to be so wholly owned, such air carrier only with respect to those operations of such air carrier that are conducted under Lessee=s name or a derivative of Lessee=s name, if (i) Lessee shall have agreed to be responsible for such operations of (including payment of all related activity fees and charges incurred by) such air carrier to the same extent as if such operations were conducted by Lessee, which shall be evidenced by the Lessee=s execution and delivery to the Director of an Agreement of Responsibility in substantially the form attached hereto as Exhibit AJ@ and (ii) the air carrier shall have executed and delivered to the Director an Acknowledgment and Reporting Agreement in substantially the form attached hereto as Exhibit AK@.

"Substantial Completion" or "Substantially Completed" shall mean (i) with respect to the Lessee Project Components, the date on which the Lessee Project Components (or any Segment) shall be sufficiently completed to enable use and occupancy for their intended purpose, as evidenced by a certificate executed by an authorized Lessee representative, a licensed architect or another party approved by the Director and a Certificate of Occupancy issued by the City, (ii) with respect to the City Project Components, the date on which the City Project Components shall be sufficiently completed to enable use and occupancy for their intended purpose, as evidenced by a certificate executed by the Director and a Certificate of Occupancy issued by the City and (iii) with respect to the Terminal E Project, or either Phase thereof, the date on which both the Lessee Project Components and the City Project Components (or in the case of a Phase the Lessee Project Components and City Project Components within such Phase) are so certified to be sufficiently completed to enable use and occupancy for their intended purpose. Substantial Completion hereunder need not have the same meaning ascribed to it in construction contracts for elements of the Terminal E Project.

"Systems" shall mean the systems, facilities and improvements located on and serving the Airport, including but not limited to: (a) the access roads and other roadways serving the terminal complex; (b) the interterminal passenger transportation system; (c) the heating, ventilation, and air conditioning (HVAC) plant and related distribution systems; (d) the terminal building mechanical areas and systems; and (e) the incinerators / compactors.

"Systems Costs" shall mean the total of annual City Operation and Maintenance Expenses and annual City Amortization charges associated with each of the Systems.

"Terminal D" shall mean the Mickey Leland International Airlines Building at the Airport.

"Terminal E Apron Area" shall mean the apron area more fully described in Exhibit "A-5" to this Agreement.

"Terminal E Fueling Facilities" shall mean the fueling facilities more fully described in Exhibit "A-6" to this Agreement.

"Terminal E Pedestrian Bridges" shall mean the pedestrian bridges more fully described in Exhibit "A-7" to this Agreement.

"Terminal E Project" or "Terminal E" shall mean collectively the Lessee Project Components and the City Project Components.

"Terminal E Utilities" shall mean the utilities more fully described in Exhibit "A-8" to this Agreement.

"Trust Indenture" shall mean the Trust Indenture, dated as of August 1, 2001, together with all supplements and amendments thereto, entered into by and between the City and the Trustee to provide for the issuance of and security for the Series 2001 Bonds.

"Trustee" shall mean the bank designated as Trustee under the Trust Indenture, or any successor trustee thereunder.

"Use Agreement" shall mean the Continental Airport Use and Lease Agreement and/or any other successor use and lease agreement or other successor agreement, howsoever denominated, between Lessee and the City, pursuant to which Lessee is granted the right to operate its commercial air transportation business on the Airport in consideration for its payment of landing fees and other amounts and its agreement to abide by certain rules and regulations regarding its operations on the Airport, and if none shall exist, subject to Section 12.15 hereof, any such agreement between the City and any other carrier engaged in the air passenger transportation business at the Airport, and if none shall exist with any other carrier, then it shall mean the ordinance or ordinances of the City regulating such matters and imposing such landing fees and other rates and charges.

"Useful Life" shall mean the estimated period of time that a City Capital Improvement is to be recovered through the City Amortization process. In general, Useful Lives will be assigned to City Capital Improvements by the Director based on generally accepted accounting principles. For purposes of calculating rates and fees under this Agreement, improvements to the City Project Components financed by the City through means other than Bonds will be assigned Useful Lives of 25 years.

Section 1.02: Interpretations. All terms defined herein and all pronouns used in this Agreement shall be deemed to apply equally to singular and plural and to all genders. The table of contents, titles and headings of the articles and sections of this Agreement have been inserted for convenience of reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof. This Agreement and all the terms and provisions hereof shall be liberally construed to effectuate the purposes set forth herein and to provide for the full and timely payment of all Bonds from time to time hereafter issued by the City, which Bonds shall be secured by a pledge of the Special Facilities Payments payable under this Agreement. In the event of any ambiguity contained herein, it shall not be construed for or against any party hereto on the basis that such party did or did not author same.

ARTICLE 2

REPRESENTATIONS

Section 2.01: Representations by the City. The City makes the following representations as the basis for its undertakings in this Agreement:

(a) The City, as the owner of the Airport, is authorized to enter into this Agreement and provide for the design, construction, financing, operation, use and lease of the Terminal E Project as provided herein;

(b) The City has the power and authority to grant the Ground Lease Properties and the Easements to the Lessee for the purposes of constructing, installing, equipping, maintaining and operating the Lessee Project Components and other Special Facilities;

(c) The City has the power and authority to acquire ownership and title to the Lessee Project Components as they are constructed, installed and equipped by Lessee on the Ground Lease Properties and the Easements, to acquire the other Special Facilities, and to lease same to Lessee pursuant to the terms and conditions contained herein;

(d) The City has the power and authority to issue the Bonds for the purpose of paying the Costs of the Lessee Project Components and to pledge to the payment of the Bonds the Special Facilities Payments payable under this Agreement and by proper municipal action it has been authorized to execute and deliver this Agreement;

(e) The City will cooperate with Lessee and use its Best Efforts to secure economic inducements and incentives for its participation in the International Facilities Agreement and the development of the Terminal E Project, subject to allocation criteria applied at the Airport System on a consistent basis; and

(f) All representations relating to the City contained in the recitals to this Agreement are true and correct in all material respects.

Section 2.02: Representations by Lessee. The Lessee makes the following representations as the basis for its undertakings in this Agreement:

(a) Lessee is a corporation validly existing under the laws of the State of Delaware; it is in good standing under its certificate of incorporation and the laws of the State of Delaware; it is duly authorized to do business in the State of Texas; it has the power to enter into this Agreement and the Guaranty without violating the terms of any other agreement to which it is a party; and by proper corporate action it has been duly authorized to execute and deliver this Agreement and the Guaranty;

(b) Lessee will occupy and possess the Ground Lease Properties and the Easements for the purposes and upon the terms and conditions set forth herein; it will, subject to the City's issuance and sale of the Series 2001 Bonds, carry out, or cause to be carried out, its obligations hereunder with respect to the construction, installation and equipping of the Lessee Project Components substantially in the manner herein provided, causing title to the Lessee Project Components to vest in the City in the manner herein provided, and carry out its obligations contained herein with respect to the occupancy, possession, operation and maintenance of the Lessee Project Components and any other Special Facilities for the purposes and in the manner provided herein, all subject to the terms and conditions of this Agreement; and

(c) All representations relating to Lessee contained in the recitals to this Agreement are true and correct in all material respects.

Section 2.03: Representations by the City and Lessee. It is the intent of the City and the Lessee that this Agreement constitute an operating lease from the City to the Lessee for purposes of the Lessee's financial reporting.

ARTICLE 3

LEASE AND TERM; GRANT OF EASEMENTS AND

GROUND LEASES; EXCLUSIVE AND PREFERENTIAL USE SPACE

Section 3.01: Lease of Terminal E Project. Subject to the terms and conditions of this Agreement, the City hereby leases, lets and demises unto Lessee, and Lessee hereby leases and rents from the City, the Terminal E Project, including the City Project Components, the Lessee Project Components and any additional Special Facilities.

Section 3.02: Term of Lease; Options to Extend. (a) The term of this Agreement shall commence on August 29, 2001 and shall continue, unless sooner terminated in accordance with this Agreement, until the later of (i) final scheduled maturity of the Series 2001 Bonds or (ii) the earlier of (x) 25 years from the date of beneficial occupancy of the Central FIS or (y) subject to continued compliance with Section 8.04(b), 36 years from the first date of beneficial occupancy of any Segment of the Lessee=s Project Components (the "Expiration Date").

(b) Lessee shall have the option to extend the term of this Agreement for an additional 5-year period after the Expiration Date, subject to the conditions set forth below, upon giving written notice of such election to the Director no later than 1 year prior to the Expiration Date. Lessee=s right to exercise such option is subject to the following conditions with respect to the period of such extension:

(i) For the Lessee Project Components, Lessee shall continue to pay applicable City Charges, but in lieu of the rentals payable under Section 6.01, Lessee shall pay an additional rental at the then-current market rate (which, to the greatest extent permitted by federal tax laws applicable to the Bonds, shall not exceed the overall level of rates then charged to other carriers for comparable space in Terminal D, taking into account the different ratemaking methodology in Terminal D) for all usable space other than public space and concession space;

(ii) All concessions located within the Lessee Project Components, and all revenues from such concessions, shall revert to the City; provided that, during the extended term hereof, Lessee shall be entitled to retain any concession revenues derived from Lessee's Terminal C-East ATO Garage Facility, unless the City elects (which the City shall have the right to do) to make the walkway connecting such facility to the South Concourse public space (in which case Lessee shall continue paying rentals for the remaining portion of the facility (but shall not continue paying Ground Rentals in respect of the walkway) in the same amount as Lessee was paying at the end of the initial term hereof for such space (including any adjustment thereto during the extended term hereof in accordance with Section 6.06(c) hereof); provided further that, if Lessee's use of the South Concourse is not exclusive during the extended term hereof pursuant to Section 3.02(b)(iii) hereof, then the City shall convert the walkway to public use as provided above; and

(iii) If any of the gates located in the South Concourse have not met the utilization standards which on June 1, 2001 were contained in Section 4.01C of the Continental Airport Use and Lease Agreement (based upon the use of such gates by Lessee, any Subsidiary and, to the extent permitted in Section 11.01, airlines with which Lessee has a formal code-share relationship) during the 12-month period ending 13 months prior to the Expiration Date, then continued use of those gates during the option period shall be on a preferential use basis and not on an exclusive basis. In such an event, the preferential rights herein provided for shall be subject to non-preferential use by other airlines as provided in Section 4.01C of the Continental Airport Use and Lease Agreement as in effect on June 1, 2001 (and when any such use is made by another, Lessee shall be compensated for such use by the user thereof in an amount reasonably acceptable to the City and Lessee).

Section 3.03: Easements and Ground Leases for Lessee Project Components. (a) Subject to the terms and conditions contained in this Agreement, the City hereby grants and conveys to Lessee the Ground Lease Properties for a term corresponding to the term of Lessee=s leasehold estate in the Lessee Project Components to be constructed and located on, in or appurtenant to such Ground Lease Properties, including any extensions or renewals thereof. The Ground Lease Properties shall be used solely for the purpose of constructing, equipping, acquiring, operating and maintaining the Lessee Project Components and related authorized purposes.

(b) Subject to the terms and conditions of this Agreement, the City hereby grants and conveys to Lessee the Easements for a term corresponding to the term of Lessee's leasehold estate in the Lessee Project Components to be located in or appurtenant to such Easements, including any extensions or renewals thereof. The Easements shall be used solely for the purpose of constructing, equipping, acquiring, operating and maintaining the Lessee Project Components and related authorized purposes.

(c) Subject to the terms hereof, Lessee shall have the right of reasonable ingress to and egress from the Terminal E Project over the portions of the Airport necessary for conducting its authorized operations in accordance with the terms hereof, including the operation of buses between terminals, subject to reasonable regulations promulgated by the Director.

(d) In the event the City and Lessee determine it is necessary or desirable to amend, correct, further define or delineate, delete from or add to any descriptions of the Ground Lease Properties and the Easements, they may do so by a supplement or addendum hereto duly executed by the Director and an authorized officer of the Lessee, subject to the limitations imposed by the Trust Indenture.

Section 3.04: Condition of Lessee Project Components, Ground Lease Properties and Easements. The Lessee has full and exclusive responsibility for ascertaining the suitability of the Lessee Project Components, Easements, and Ground Lease Properties for their intended use. The City makes no representations or warranties, either express or implied, as to the condition of the Lessee Project Components, Easements, and Ground Lease Properties for the use intended by the Lessee. The Lessee agrees to take the Lessee Project Components, Easements, and Ground Lease Properties in their "as-is" condition. The City acknowledges that Lessee does not assume any responsibility, except to the extent caused by Lessee, for any Hazardous Materials (as defined in Section 8.05C below) that existed on the Easements or Ground Lease Properties as of the date of commencement of the term. Within 15 days of its discovery of any such pre-existing condition, Lessee shall notify the Director. To the extent Lessee is not responsible for such pre-existing condition, following notification of the Director, the City will use its Best Efforts to promptly remediate such condition (to the extent required by applicable environmental laws, regulations or decrees) and minimize interference with Lessee=s business operations or the Lessee Project Components.

Section 3.05: City Right of Entry. The City may enter upon the Ground Lease Properties, Easements and Lessee Project Components (i) except as provided in (ii) and (iii), at any reasonable time for any purpose necessary, incidental to or connected with the performance of Lessee's obligations hereunder, or in the exercise of the City's governmental functions, (ii) for portions of Lessee Project Components subject to concession agreements, upon 24 hours= notice (or such other reasonable notice provisions which Lessee shall have previously provided to the City) except in cases of emergency and (iii) upon the termination or cancellation of this Agreement in accordance with the provisions of Article 10 hereof, and such entry or reentry shall not constitute a trespass nor give Lessee a cause of action for damages against the City; provided, however, the City shall use all reasonable efforts to minimize any interference or interruption with Lessee's business operations.

Section 3.06: Lessee=s Rights to Use and Occupy the Terminal E Project. Subject to the terms of this Agreement, Lessee shall have the following rights of quiet enjoyment with respect to the Terminal E Project during the term of this Agreement:

(a) Prior to Substantial Completion of each Phase of the Terminal E Project, Lessee's rights shall be limited in such Phase to those rights of ingress and egress, and the rights to engage in all activities necessary or appropriate to design, construct, equip and install the Lessee Project Components in such Phase as provided in this Agreement, including without limitation Section 6A.11, except as provided in the special provisions in subsection (b) and (c) below.

(b) Prior to Substantial Completion of either Phase of the Terminal E Project, Lessee may elect to enjoy full rights of use and occupancy of any Segment of the Lessee Project Components included in such Phase if all of the following occur:

(i) Substantial Completion of such Segment has occurred and notice thereof has been given to the Trustee.

(ii) Lessee shall reasonably satisfy the Director that sufficient records exist to establish the Cost of the Lessee Project Components allocable to such Segment and the corresponding Special Facilities Payments and the Director shall approve such allocation (and copies of such allocation and approval shall be delivered to the Trustee).

(iii) Lessee agrees to pay, and pays when due, all of the following for the period of time it uses and occupies the Segment prior to Substantial Completion of the Phase of which it is a part:

(X) An allocable amount of the rentals payable under Section 6.01(a)(i) and (ii) hereof (excluding for such purpose any amounts then on deposit or available to be deposited in the Interest and Redemption Fund under the Trust Indenture because of transfers from a Capitalized Interest Sub-Account under the Trust Indenture) that would be payable for such period based upon the proportion that the Cost of the Lessee Project Components allocable to the Segment bears to the entire amount of Bonds issued for the Terminal E Project, which payments shall be made by depositing directly with the Trustee for the account of the Interest and Redemption Fund;

(Y) Any Ground Rent allocable to the Segment, which payments shall be made directly to the City; plus

(Z) All City Charges allocable to the Segment, which payments shall be made directly to the City.

(iv) Lessee confirms its obligations to pay all costs of operating and maintaining the Segment for the period of time it occupies the Segment prior to Substantial Completion of the Terminal E Project.

(c) Prior to Substantial Completion of either Phase of the Terminal E Project, Lessee may elect to enjoy full rights of use and occupancy of any Segment of the City Project Components included in such Phase if all of the following occur:

(i) Substantial Completion of such Segment has occurred;

(ii) Lessee agrees to pay, and pays when due, for the period of time it occupies the Segment prior to Substantial Completion of the Phase which includes the Segment all City Charges allocable to such Segment.

Section 3.07: Preferential Use of Terminal E Apron Area.

(a) Lessee is being granted preferential use of the Terminal E Apron Area, but not exclusive use. At those times that Lessee (including any Subsidiary or code-share airline) has no scheduled use for an aircraft parking position on the Terminal E Apron Area and there are no other aircraft parking positions at the Airport available for use, Lessee shall allow other scheduled or nonscheduled airlines authorized by City to use Airport facilities to use such aircraft parking position as circumstances and the public interest may require for loading and unloading only, but in no event shall said use by others take precedence over Lessee's use (including the use by any Subsidiary or code-share airline). Lessee shall have the right to limit the duration of such usage to the actual time required for unloading, loading, and flight service operations and may require that such user tow off and back on to accommodate Lessee's use. When such use is to be made of the Terminal E Apron Area, Lessee shall be properly compensated for such use by the user of the Terminal E Apron Area based on and in accordance with the attached Illustrative Calculation of Terminal E Apron Area Compensation to Lessee in Exhibit "J" hereof.

(b) Lessee shall have the right to locate any number of aircraft within the Terminal E Apron Area for the purpose of loading and unloading passengers, baggage, cargo and mail; provided, that Lessee shall not park aircraft in such a manner as would prohibit access, ingress, and egress to and from all aircraft parking positions by aircraft, ramp equipment, and traffic of other airlines permitted the use thereof in accordance with the terms hereof or would prohibit the movement of such aircraft and ramp equipment to and from the most convenient taxiway and terminal building.

ARTICLE 4

ISSUANCE OF SPECIAL FACILITIES BONDS; PAYMENT OF

COSTS OF THE LESSEE PROJECT COMPONENTS

Section 4.01: Issuance of Series 2001 Bonds. Subject to the terms and conditions of this Agreement, the City shall diligently use its Best Efforts to issue, sell and deliver the Series 2001 Bonds in amounts sufficient to pay the Costs of the Lessee Project Components, which amounts shall be established in the Trust Indenture. The City shall have no obligations to sell, issue or deliver the Series 2001 Bonds if (i) there exists an Event of Default under this Agreement by Lessee, or (ii) Lessee has not given written approval of the Trust Indenture, or (iii) the Guaranty has not been executed and delivered to the Trustee. The City shall not authorize the sale of the Series 2001 Bonds or enter into any related supplement to the Trust Indenture until the terms of such Bonds and the form of such Trust Indenture have been approved in writing by Lessee in the manner provided in Section 12.04 hereof, including without limitation, the assumption of all arbitrage calculation, reporting and rebate obligations and requirements pursuant to Section 4.11 of the Trust Indenture and the affirmation and assumption of all federal tax covenants contained in the Trust Indenture (other than those which, by their nature, can only be satisfied by the City), which written approval, assumption and affirmation shall be conclusively binding upon Lessee.

Section 4.02: Issuance of Additional Bonds and Additional Obligations. (a) The City, at the direction of Lessee, may issue Additional Bonds in amounts sufficient to pay (i) any part of the Costs of the Lessee Project Components not fully funded or provided for out of the proceeds of the Series 2001 Bonds, or (ii) the Costs of the Special Facilities for any additional Special Facilities approved pursuant to Section 5.05 hereof. The City agrees to use its Best Efforts to issue any Additional Bonds required under clause (i) above, and the Director shall cooperate in a reasonable manner with Lessee to request the City to issue Additional Bonds under clause (ii) above; however, no representation is made or assurance given or implied by the City that it will be able to sell, issue and deliver Additional Bonds on terms and conditions satisfactory to Lessee or that it will agree to issue Additional Bonds for any other purpose than as set forth above. Moreover, the issuance of Additional Bonds is made subject to the same conditions enumerated in Section 4.01 and the additional condition that, if deemed necessary by the City, there shall have been executed a supplement to this Agreement to provide for the manner of construction, acquisition and payment for any additional Special Facilities to be financed with such Additional Bonds and to provide for any other matters reasonably deemed necessary by the City in connection with such financing. All Additional Bonds shall be secured and payable as provided in the Trust Indenture. Upon the issuance of any Additional Bonds, the Special Facilities Payments payable hereunder shall automatically be increased in the amounts required to provide for the full and timely payment of all principal, interest, redemption premiums, Trustee charges and other related costs and expenses on all Bonds then outstanding, including the Additional Bonds to be issued. However, the City shall not authorize the issuance of Additional Bonds until the terms thereof and of the supplement to the Trust Indenture relating thereto have been approved in writing by Lessee, which written approval shall be conclusively binding upon Lessee. Lessee hereby grants such approval in advance for the issuance of Additional Bonds issued under Sections 6A.06 provided any such Additional Bonds have a final maturity and amortization schedule comparable to the Series 2001 Bonds unless otherwise agreed to by the Lessee and the City.

(b) The City, without the consent or request of Lessee, shall use its Best Efforts to issue Additional Obligations secured by reletting revenues as provided in Section 6A.05 to finance unfunded Costs of Lessee Project Components in a Phase for which this Agreement has terminated.

Section 4.03: Application of Proceeds; Insufficiencies. (a) Subject to the other terms and provisions hereof, the City hereby agrees to apply the proceeds of the Series 2001 Bonds (by depositing the proceeds into the "Construction Fund" and other funds and accounts as established, defined and provided in the Trust Indenture) and any Additional Bonds to pay (but only to the extent of such proceeds) the costs of the Special Facilities financed therewith. After all Costs of the Lessee Project Components have been funded or provided for, and the Lessee Project Components are Substantially Completed such that the Guaranty is in effect, any remaining surplus proceeds of the Series 2001 Bonds may be used to pay for any costs of such other Special Facilities related to the Lessee Project Components of the Terminal E Project as may be (subject to appropriate TEFRA approval) made subject to this Agreement by the City and Lessee upon such terms as they may mutually determine.

(b) Proceeds of such Bonds and deposits, if any, shall be applied first to make any deposits required by the Trust Indenture authorizing the issuance of such Bonds, second to pay all costs of the Special Facilities incurred on behalf of the City, including the cost of issuance of such Bonds, and last to pay any costs of the Special Facilities. Any proceeds of the Bonds remaining after paying all costs of the Special Facilities shall be deposited into the Interest and Redemption Fund as provided under the Trust Indenture.

(c) In the event proceeds of such Bonds and deposits, if any, are insufficient to pay all Costs of the Lessee Project Components, Lessee shall have no obligation to provide any of its own funds to cover such insufficiency, but may request the City to issue Additional Bonds for such purpose pursuant to Article 6A.

(d) In the event it is reasonably determined at any time by the City Project Consultant that the proceeds of the Series 2001 Bonds (and any Additional Bonds issued for such purpose) shall be insufficient to pay all Costs of the Lessee Project Components for which such Bonds were issued and there shall not have been deposited into the Construction Fund amounts from any other source which, together with other amounts therein, shall be sufficient to pay all Costs of the Lessee Project Components, then in such event Lessee shall cooperate with the City Project Consultant to implement any reasonable value engineering for the Lessee Project Components (within recognized industry standards) that will enable the Lessee Project Components to be completed within a budget prescribed by the remaining available Bond proceeds and before the Completion Deadline, provided that in no event shall the scope or purpose of the Lessee Project Components be materially reduced.

Section 4.04: Refunding Bonds. Lessee reserves the right to request the City from time to time to issue Refunding Bonds in any manner permitted by law for the purpose of refunding any of the Bonds from time to time outstanding. Although no representation is made or assurance given or implied by the City that it will agree to issue such Refunding Bonds or that it will be able to sell, issue and deliver such Refunding Bonds on terms and conditions satisfactory to the Lessee, the City agrees to use its Best Efforts to issue Refunding Bonds at Lessee's request provided they have a similar maturity pattern, similar redemption features and similar security. All Refunding Bonds, if any, shall be secured and payable as provided in the Trust Indenture, and the Special Facilities Payments payable hereunder shall automatically be adjusted to provide for the full and timely payment of all principal, interest, redemption premiums, Trustee charges and other related costs and expenses on all Bonds to be outstanding following the issuance of the Refunding Bonds. Notwithstanding the foregoing, the City shall not authorize the sale of any Refunding Bonds or authorize any supplement to the Trust Indenture for such purpose until the terms of such Refunding Bonds and the supplement to the Trust Indenture are approved in writing by Lessee in the manner provided in Section 12.04 hereof, and it is provided further that the City's receipt of such approval shall be conclusively binding upon Lessee.

Section 4.05: Optional Redemption of Bonds. The City agrees that at the written request of Lessee, the City will exercise any reserved right of optional redemption for any of the Bonds, provided that Lessee makes such request in sufficient time as specifically set forth in the Trust Indenture to permit the City to give any notice required by the Trust Indenture and provided further that Lessee gives the City adequate assurances (i) that it will pay all additional Special Facilities Payments required to provide for the payment of the applicable redemption price for such Bonds, together with any related costs and expenses in connection with such redemption, or (ii) that Refunding Bonds will be issued to finance all such costs and expenses or (iii) any combination thereof.

ARTICLE 5

DESIGN, CONSTRUCTION AND ACQUISITION OF

THE TERMINAL E PROJECT SPECIAL FACILITIES

Section 5.01: Lessee Project Components. The Lessee Project Components or any other Special Facilities shall be designed, procured, constructed and installed in accordance with the following provisions.

(a) Lessee shall contract for and manage the selected Lessee Project Components design team and shall be responsible for providing all other services required for the Lessee Project Components. Reasonable measures shall be taken to proceed towards and achieve Substantial Completion of the Lessee Project Components in a reasonably expeditious manner and to ensure that the firms providing professional services for the Lessee Project Components provide adequate resources and technical expertise to perform the design and program management and construction management efforts successfully and in accordance with available funding resources. Lessee agrees to use its Best Efforts to cause this construction of the Lessee Project Components to be substantially completed by the end of the following estimated months (it being recognized that such substantial construction completion will not constitute Substantial Completion of the applicable Phase until the related City Project Components of such Phase are also Substantially Complete):

Element	Outside Substantial Construction Completion Date
South Concourse	May 2004
Lessee=s Terminal C - East Garage ATO Facility	May 2004
Lessee Central Ticketing Facility	December 2004
Lessee=s Terminal E Baggage System Improvements	December 2004

Lessee shall deliver to the Trustee and the Director on or before September 1, 2002, and each September 1 thereafter until Substantial Completion of all Lessee Project Components, a report certified by an officer of Lessee as to the status, in the opinion of Lessee, of construction and completion of the Lessee Project Components, including whether they are on schedule and within budget and a description of any material variations.

(b) All plans and specifications for the design, procurement, construction and installation of any discrete element of the Lessee Project Components or any other Special Facilities, including any alteration or addition thereto, shall be submitted to and receive the written approval of the Director prior to the commencement of any such discrete element of procurement, construction, alteration or installation. The City acknowledges that time is of the essence in reviewing such plans and specifications and shall use its Best Efforts to review and respond to all submissions of plans and specifications within 15 days of receipt of design documents; provided that the City will continue its review to the extent practical, as determined by the City, while awaiting additional information it may have requested. The City's review and response shall be conducted to avoid material, adverse impacts to the most recently published construction schedule submitted to and approved by the City. It is acknowledged that the City cannot review and respond in such a timely manner unless complete and thorough submissions are made to the City for review. It is further acknowledged that timely review and response by the City requires reasonable responses by Lessee to requests of the City for additional information necessary to complete the City's review.

(c) All such procurement, construction, alteration or installation of the Lessee Project Components or any other Special Facilities may be made only after obtaining any required building or construction licenses and permits, which the City agrees to use Best Efforts to expedite or to assist in obtaining, and, in addition to usual City inspection, shall be subject to inspection by the Director to see that the approved plans and specifications are being substantially followed; provided, however, that the City shall use reasonable efforts to eliminate or avoid any interference or interruption with the construction of the Lessee Project Components.

(d) All such procurement, construction, alteration and installation shall be designed and carried out in accordance with the Department's Tenant Improvement Manual, which is incorporated herein by reference and a copy of which has been provided to Lessee, except to the extent inconsistent herewith, or as otherwise agreed by the Director and Lessee. All such procurement, construction, alteration or installation shall be carried out and completed substantially in accordance with the most recently published construction schedule submitted to and approved by the Director. Upon completion of construction, the Director shall be provided with as-built drawings of improvements all on CADD diskette.

(e) Best Efforts shall be used to cause the Lessee Project Components or any other Special Facilities contractors to meet the City's overall M/WBE participation goals of 24% for design, 17% for construction and 11% for procurement, exclusive of sole-source procurement or other exceptions as may be provided for in City guidelines. Periodic reports shall be provided as may be reasonably required by the Director or the City's Director of Affirmative Action. The City shall have the right to audit compliance efforts under this subsection throughout the term of this Agreement in the same manner as it audits other City contractors. Best Efforts shall also be used to cause the Lessee Project Components or any other Special Facilities contractors to meet the City=s goal of 1% participation by firms owned by disabled persons as in effect on the effective date of this Agreement.

(f) Lessee shall contractually require contractors for the Lessee Project Components or any other Special Facilities to supply services and/or labor in compliance with the City's drug free work place policy as set forth in City of Houston Executive Order 1-31, as amended.

(g) Upon Substantial Completion of the Lessee Project Components (or any Segment) and any other Special Facilities, (i) there shall be submitted to the City an affidavit reasonably satisfactory to the Director certifying that the Lessee Project Components or any Segment, as applicable (or other Special Facilities), have been constructed in substantial accordance with the plans and specifications approved by the Director as provided in Section 5.01(b); all contractors, subcontractors, laborers, materialmen, architects, engineers, and all other parties who have performed work on or furnished materials for the construction, landscaping, fixturing and equipping the Lessee Project Components or any Segment, as applicable (or other Special Facilities), have been paid in full together with, when appropriate, executed and delivered releases of lien; the Lessee Project Components or any Segment, as applicable (or other Special Facilities), are fully equipped, furnished, and supplied and are ready for operation; and all necessary licenses, permits, and other authorization required as of such date have been obtained from all governmental authorities having jurisdiction, and (ii) the architect of the Lessee Project Components or any Segment, as applicable (or other Special Facilities), shall execute and deliver to the City an affidavit stating that the Lessee Project Components or any Segment, as applicable (or other Special Facilities) have been constructed and equipped substantially in accordance with the plans and specifications referred to in Section 5.01(b).

(h) In the event of default of any contractor or subcontractor under any contract made in connection with the Lessee Project Components (or other Special Facilities) or in the event of breach of warranty with respect to any materials, workmanship, or performance guarantee, action shall promptly be initiated, either separately or in conjunction with the City, to exhaust the remedies against the contractor, subcontractor or supplier so in default and against the surety for the performance of such contract, to the extent of commercial practicability. The City shall be advised of the steps to be taken in connection with any such default.

(i) The City shall be named as an additional insured on all insurance policies or OCIP programs with Lessee=s contractors for the Lessee Project Components. Additionally, Best Efforts shall be used to cause (i) the City to be contractually protected under any indemnification provisions with such contractors to the same extent as Lessee and (ii) all contractor warranties and guarantees to inure to the benefit of the City as well as to Lessee.

(j) Lessee shall comply with Section 1503.703, Texas Government Code, with respect to prevailing wages and other statutory requirements.

Section 5.02: City Project Components and City International Facilities Project.

(a) The Lessee Project Components are being undertaken by Lessee in reliance upon the City=s commitment to design and construct the City Project Components and the City International Facilities Project.

(b) The City represents to Lessee that the City has sufficient financial resources to finance the cost of the City Project Components and the City International Facilities Project through a combination of the City=s Airport System Revenue Bonds, government grants and internally generated funds.

(c) The City agrees to use its Best Efforts to cause the City Project Components to be designed and constructed in accordance with the Program Definition Manual and to let contracts for and pursue construction diligently to Substantial Completion of the City Project Components so that the construction of the City Project Components will be substantially completed by the end of the following estimated months (it being recognized that such substantial construction completion will not constitute Substantial Completion of the applicable Phase until the related Lessee Project Components of such Phase are Substantially Complete):

Element

Terminal E Apron Area

Terminal E Fueling Facilities

Terminal E Pedestrian Bridges

Terminal E Utilities

Shell for Central Ticketing Facility

and Associated Ramp

Baggage Tunnel

Contract Date

January 2001

January 2001

January 2002

June 2001

January 2002

January 2002

Substantial

Construction

Completion Date

October 2003

December 2002

July 2004

March 2002

September 2003 (Shell)

January 2004 (Ramp)

July 2002

(d) The City agrees to use its Best Efforts to cause the City International Facilities Project to be designed and constructed in accordance with the Program Definition Manual and to let contracts for, pursue construction diligently to Substantial Completion of the City International Facilities Project so as to Substantially Complete and place in service the following elements of the City International Facilities Project by the following dates:

Element

Central FIS

Contract Date

January 2002

Substantial

Completion Date

July 2004

(e) The City will award construction contracts for the City Project Components and the City International Facilities Project on the basis of competitive bidding and will take such reasonable, legally-permissible measures (such as the inclusion of liquidated damage clauses and early completion bonuses in construction contracts and certain "design to cost" clauses in design contracts) as it deems necessary to reduce potential cost overruns and schedule delays. The City shall maintain sufficient records of its expenditures on City Project Components in order to determine the costs thereof under generally accepted accounting principles.

Section 5.03: Inventory of Special Facilities; Replacements. Upon completion of the Lessee Project Components, and upon the construction and acquisition of any additional Special Facilities, the Director shall be provided with a detailed written inventory of all furnishings, fixtures and equipment constituting a material part of such Special Facilities, certified to the reasonable satisfaction of the Director, which inventory shall include a complete description of each such item or class of items of such furnishings, fixtures and equipment including make, model and serial numbers, if any. From time to time, upon the reasonable request by Director, such inventory shall be updated and revised to reflect all replacements and substitutes of any such items; provided, however, that commercially fungible items in such inventory may be substituted for or replaced with substantially comparable items and Lessee may take the other actions permitted in Sections 8.01 and 8.04 hereof without notice.

Section 5.04: Title to Lessee Project Components. In consideration for the City's issuance of Bonds to finance the Costs of the Lessee Project Components as provided herein, the City shall acquire title to the Lessee Project Components at the time of construction, acquisition or installation and from time to time during construction, acquisition and installation, subject to the terms and provisions of this Agreement and the leasehold estate herein created and such title shall automatically vest in the City immediately upon such construction, acquisition or installation without further notice or action. In this regard, there shall be executed and delivered to the City the Deed and Bill of Sale for Lessee Project Components, after completion thereof, as set forth in Exhibit "D" and such further documentation as shall be reasonably requested by the City to confirm and further evidence the City's acquisition of title to the Lessee Project Components in accordance with the terms of this Agreement.

Section 5.05: Design, Construction and Acquisition of Additional Special Facilities. (a) From time to time hereafter, Lessee may request the City to undertake to issue Additional Bonds to finance additional Special Facilities. The Director shall use Best Efforts to cooperate with Lessee to request the City to provide such financing, and if consummated, then this Agreement shall be supplemented to provide for the design, construction and acquisition of such Special Facilities, for payment of the Costs of the Special Facilities related to such additional Special Facilities and any other matters deemed appropriate by the City and Lessee.

(b) It is expressly acknowledged and understood by Lessee that this Agreement shall impose no obligation of any kind upon the City to issue or undertake to issue any Additional Bonds to finance additional Special Facilities except for the Best Efforts obligations set forth in Section 4.02. If the City elects not to issue Additional Bonds for such purpose, Lessee may (but shall not be obligated to) construct such improvements at its sole cost.

Section 5.06: Personal Property Not Constituting Special Facilities. (a) Lessee's equipment, trade fixtures and personal property not financed with Bonds and not constituting a replacement, repair or substitution for Special Facilities under Section 8.04(b) may be located in Terminal E or in the Lessee Project Components or on the Easements or Ground Lease Properties without becoming Special Facilities and, unless the provisions of subsection (b) hereof apply, so long as no Event of Default by Lessee has occurred and is continuing hereunder, may be removed by Lessee provided that such removal will not damage or impair the Special Facilities or that Lessee at its expense restores the Special Facilities to the same or better condition than existed prior to such removal. Any and all such equipment, trade fixtures and personal property not removed by Lessee prior to the expiration of this Agreement, or if this Agreement ends by early termination, within 60 days after receipt by Lessee of a written notice issued by the Director to remove such property, shall thereupon become a part of the land upon which it is located and title thereto shall thereupon vest in the City, and City reserves the right to remove such property not so removed by Lessee, and if such removal is accomplished within the 30 day period after the expiration of this Agreement or the 60 day period referred to above (after the early termination of the Agreement), such removal by the City shall be at Lessee's expense.

(b) City agrees that the Director, in his discretion, and subject to approval of the City Attorney, shall be permitted to, from time to time, execute any agreement providing for the subordination of any statutory or constitutional landlord's lien over any of Lessee's property (expressly excluding Special Facilities) acquired in connection with any bona fide, third party purchase money equipment (or other personal property) financing (whether through a sale leaseback financing or other equipment lease financing transaction), it being further agreed that the financing of costs expended by Lessee for the purchase of equipment or personal property (expressly excluding Special Facilities) within twelve (12) months prior to such financing transaction shall be considered purchase money financing hereunder; provided, however, that such subordination shall be limited to Lessee's property that is financed or refinanced in such transaction and shall expressly exclude the Lessee Project Components and all other Special Facilities.

ARTICLE 6

SPECIAL FACILITIES PAYMENTS; OTHER RENT AND CHARGES

Section 6.01: Special Facilities Payments While Bonds Outstanding. (a) Lessee shall pay to the City, by depositing directly with the Trustee for the account of the Interest and Redemption Fund, for so long as any Bonds remain Outstanding within the meaning of the Trust Indenture, the following amounts at the following times:

(i) on or before each interest and/or principal payment date on the Bonds:

(A) all interest payable on all Bonds on such date; plus

(B) all principal (if any) payable on all Bonds on such date, whether payable at maturity or earlier redemption (regardless of whether such redemption is optional, extraordinary or mandatory); plus

(C) all redemption premiums (if any) payable on all Bonds on such date.

(ii) immediately upon receipt of written notice from the Trustee for the Bonds advising it that such amounts are due and payable:

(A) all unpaid principal, accrued interest and redemption premiums on all Bonds which are declared due and payable under any extraordinary redemption or acceleration provision in the Trust Indenture.

(iii) In addition to the above described Special Facilities Payments, there shall be paid as additional rent (x) directly to the Trustee, all Trustee charges and any other related costs and expenses in connection with the payment of principal, interest or redemption premiums on the Bonds in accordance with the Trust Indenture, (y) directly to the Trustee at such times and in such amounts, together with amounts available therefor under the Trust Indenture, so as to ensure compliance with the provisions of Section 148 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and (z) directly to any bond insurer or other credit enhancer or provider of a reserve fund surety, all fees, charges, reimbursements, expenses and interest charges due in connection therewith;

provided, however, that during the Construction Period for each Phase, Lessee's obligations with respect to an amount of Bonds equal to the Allocated Bond Amount for such Phase are subject to the limitations in Article 6A and, except for (i) Interim Special Facilities Payments that Lessee elects to pay under Section 3.06, (ii) portions of any Completion Payment made under Section 6A.06 representing interest and (iii) any Lessee Loss Payment(s) payable as provided in Article 6A, interest on (but not principal of) an amount of Bonds equal to the Allocated Bond Amount for such Phase during such period and all allocable charges and payments described in clause (iii) above during such period shall be payable directly by the Trustee from the appropriate account or subaccount for such Phase within the Construction Fund maintained under the Trust Indenture.

(b) The Special Facilities Payments payable under subsection 6.01(a) of this Agreement shall be reduced by the total of any amounts then on deposit in the Interest and Redemption Fund in excess of the amount then needed for the purpose of paying previously matured interest, principal, matured or redeemed Bonds, and redemption premiums, if any, whether such excess amounts become available by reason of (i) amounts deposited in the Interest and Redemption Fund from the proceeds of the Bonds for the purpose of providing capitalized interest or otherwise, (ii) previous overpayments of Special Facilities Payments, (iii) surplus funds from proceeds of the Bonds deposited to the credit of such Interest and Redemption Fund at the end of the construction and acquisition of all of the Lessee Project Components as provided in Section 4.03(b), (iv) interest earnings from the investment or deposit of any amounts from time to time credited to the Interest and Redemption Fund as provided in the Trust Indenture, or (v) any other circumstance which results in funds being properly deposited in the Interest and Redemption Fund or in any other fund or account held by the Trustee under the Trust Indenture that are available for such purpose. The reductions in the Special Facilities Payments contemplated by this subsection 6.01(b) shall be made by applying such excess amounts as a credit(s) against the next Special Facilities Payments payment(s) due after such excess amounts have actually become available in the Interest and Redemption Fund, until such excess amounts are exhausted. The Trust Indenture shall require the Trustee to calculate such reductions and furnish them to Lessee and the City in a timely manner prior to the date on which the applicable Special Facilities Payment is payable. In the event the Trustee fails to furnish the amount of any such reduction, it shall not in any way affect or reduce the obligation to pay as Special Facilities Payments the full amount provided in subsection 6.01(a) hereof. After all Special Facilities Payments have been paid and no Bonds remain Outstanding within the meaning of the Trust Indenture and no amounts remain due and owing under the Trust Indenture, then, any amounts remaining in the Interest and Redemption Fund which are paid over to the City by the Trustee shall be deemed overpayments of Special Facilities Payments and paid over by the City to Lessee within 30 days of their receipt by the City.

(c) For Lessee=s tax reporting purposes only, the Special Facilities Payments payable by Lessee pursuant to this Agreement shall be allocated to each calendar year over the term of this Agreement as set forth in Exhibit "E."

Section 6.02: Obligation to Pay Special Facilities Payments Unconditional. It is understood and acknowledged that the Bonds will be sold to the purchasers thereof in reliance upon the commitment to make the payments of Special Facilities Payments provided in Section 6.01(a) above and elsewhere as provided herein, subject only to the reductions provided in Section 6.01(b) and the limitations in Article 6A. Accordingly, subject to the above-referenced limitations, the obligation to make the payments of Special Facilities Payments thus required shall be absolute and unconditional and so long as the Bonds remain Outstanding within the meaning of the Trust Indenture, but except as expressly provided in Article 6A, (i) there shall be no suspension or discontinuance of any payments of Special Facilities Payments provided herein or any offset against obligations to pay such amounts or recoupment of any amounts so paid, and (ii) there will be no termination of this Agreement or other effort to seek to avoid or to reduce the payment of Special Facilities Payments for any reason, including without limiting the generality of the foregoing, termination of the Use Agreement, failure to complete the Lessee Project Components, voluntary or involuntary bankruptcy of the City, any Event of Default hereunder, failure to complete the construction or acquisition of any other Special Facilities, failure of the City to pay or cause to be paid any Costs of the Special Facilities (but without limiting the City's obligations under Section 4.03 hereof) or any acts or circumstances that may constitute failure of consideration, destruction or damage to or condemnation of such facilities, or frustration of purpose, any change in the tax or other laws of the United States of America or the State of Texas, or any political subdivision of either thereof or any failure of the City to perform or observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Agreement. It is provided, however, that nothing contained in this Section shall be construed to release the City from the performance of any of the agreements on its part herein contained, and in the event the City should fail to perform such agreement, the Lessee may, without limitation of any other rights that the Lessee may then have, institute such actions against the City as it may deem necessary to compel the performance thereon, to seek damages or other relief or to restrain or enjoin forbidden acts provided that such institution of such actions shall not result in a reduction of the payment of Special Facilities Payments hereunder.

Section 6.03: Pledge of Special Facilities Payments. It is expressly understood and agreed that the Special Facilities Payments payable hereunder shall be pledged to the payment of the Bonds and amounts due under the Trust Indenture in accordance with the Trust Indenture, and that, so long as any Bonds remain Outstanding, such Special Facilities Payments shall be paid in the amounts and manner herein specified. In the Trust Indenture the City shall covenant not to permit any modification of or amendment to Section 6.01 of this Agreement or to any other provision hereof that would have the effect of reducing, altering or modifying the obligations to pay Special Facilities Payments contained herein or would materially minimize, reduce or lessen the rights of the City after an Event of Default in the payment of Special Facilities Payments or would materially and adversely affect the security provided for the payment of the Bonds, and no such modification or amendment hereto shall be permitted while the Bonds remain Outstanding.

Section 6.04: Operation and Maintenance and City Charges Relating to Lessee Project Components and Other Special Facilities. The Special Facilities Payments, which are pledged to the payment of the Bonds under the Trust Indenture, are intended to be a net return to the City. Accordingly, in addition to the payment of all Special Facilities Payments hereunder, except as expressly provided herein, following Substantial Completion of the Terminal E Project, Lessee shall pay all of the following additional amounts with respect to the Terminal E Project: (i) all operation and maintenance costs and expenses applicable to the Lessee Project Components and other Special Facilities, including, without limitation, utility costs, any insurance premiums applicable thereto, any and all ad valorem or other property taxes lawfully levied or assessed against the Lessee Project Components and other Special Facilities or Lessee's leasehold estate therein, any and all lawful excise and other types of taxes imposed on or in respect of such properties, the expenses of upkeep thereof of every kind and character, including the repair or ordinary restoration thereof, and every other item of expense imposed on Lessee pursuant to Section 8.01 and other provisions of this Agreement and (ii) all water, sewage, electricity, gas and other utility charges which may be charged to the Lessee for the use thereof.

Section 6.05: Statistical Report. Lessee shall submit in writing to the Director on or before the 15th day of each month the following statistical information relative to its scheduled, nonscheduled and charter operations at the Airport for the immediately preceding calendar month, in a format consistent with that provided in Exhibit "I," attached hereto and by reference made a part hereof for all purposes:

Total number of domestic enplaned and deplaned passengers, by terminal

Total number of originating and connecting passengers, by terminal

Total number of international enplaned and deplaned passengers

Total number of landings by type of aircraft and maximum gross certificated landed weight by type of aircraft

Total pounds of air cargo enplaned and deplaned

Total pounds of air mail enplaned and deplaned

The above statistical information shall be in addition to any other information elsewhere herein required to be submitted by the Lessee each month for City's use in calculating landing fees and other charges pertinent to Lessee's operations on the Airport.

Section 6.06: Ground Rentals. (a) Lessee shall pay to the City as Ground Rentals for the Ground Lease Properties, subject to the special provisions set forth below, the following: (i) for the South Concourse footprint, $0.32 per square foot per year, beginning upon the date of Substantial Completion of the Central FIS, and escalating 15% on each succeeding fifth year anniversary thereof during the term of this Agreement, payable monthly in advance and (ii) for the footprint of Lessee=s Central Ticketing Facility, $0.32 per square foot beginning upon the date of Substantial Completion of the Central FIS, and escalating 15% on each succeeding fifth year anniversary thereof during the term of this Agreement payable monthly in advance.

(b) Notwithstanding the foregoing, from the date of closing on the Series 2001 Bonds, until Substantial Completion of the Central FIS, the Ground Rentals payable under 6.06(a) shall be in an amount equal to 50% of the rate set forth above.

(c) Commencing at the time that Lessee commences construction in such area as provided more specifically below in this Section 6.06(c), Lessee shall pay to the City as Ground Rentals for the use of the footprint of the Lessee's Terminal C-East Garage ATO Facility an amount equal to the product of (i) the then average daily parking space revenues per parking space for the Terminal C Garages (it being acknowledged that such parking revenues may increase or decrease after the date hereof if parking rates and parking utilization increase in the Terminal C Garages) multiplied by (ii) the number of parking spaces that are no longer available for parking use for such reason. Lessee shall not be required to commence paying the Ground Rental provided for in this Section 6.06(c) until the time that Lessee begins construction of its improvements in the Lessee's Terminal C-East ATO Facility and such parking spaces are no longer available for use. The Ground Rental payable under this Section 6.06(c) shall initially be based on average daily parking space revenues of $9.27 per day, and shall thereafter be adjusted annually as of July 1 based on the average daily parking space revenues derived by the City at such time in the Terminal C Garages (or the Terminal C-East Garage from and after the date the City is able to determine average parking space revenues for the Terminal C-East Garage only).

Section 6.07: City Charges. The following provisions shall apply with respect to the various elements of City Charges payable with respect to the Terminal E Project based upon normal Airport-wide cost allocation methodology consistently applied on a Fiscal Year basis through December 31, 2017:

A. City Charges Allocable to Terminal E. Following the Substantial Completion of each Phase of the Terminal E Project, Lessee shall pay the City monthly amounts sufficient to reimburse City for:

1. Direct and indirect City Operation and Maintenance Expenses allocable to such Phase of the Terminal E Project (other than the Terminal E Apron Area); provided that, it is acknowledged by the City that the only direct City Operation and Maintenance Expenses allocable to any Lessee Project Components shall be those City Operation and Maintenance Expenses, if any, as are incurred by the City for the sole benefit of such Lessee Project Components, such as, without limitation, any security personnel assigned thereto.

2. City Amortization of the unamortized costs of each City Capital Improvement allocable to such Phase (other than the Terminal E Apron Area) as of June 30, 1998 over the remaining useful life of the City Capital Improvement at the weighted City=s Cost of Capital for all City Capital Improvements at the Airport at that date.

3. City Amortization of the net cost of each City Capital Improvement placed in service on or after July 1, 1998, which is allocable to such Phase of the Terminal E Project (other than the Terminal E Apron Area).

4. Interest on the cost of land allocable to such Phase of the Terminal E Project (other than the Terminal E Apron Area) computed at City=s historical average City=s Cost of Capital.

5. Annual Systems Costs allocable to such Phase of the Terminal E Project.

6. Annual replenishment of the Renewal and Replacement Fund allocable to such Phase of the Terminal E Project (other than the Terminal E Apron Area), if necessary, as required by the City=s Airport System Revenue Bond ordinances.

B. Terminal E Apron Area Charges. Following the Substantial Completion of the South Concourse Phase, Lessee shall pay the City monthly amounts sufficient to reimburse the City for:

1. Direct and indirect City Operation and Maintenance Expenses allocable to the Terminal E Apron Area.

2. City Amortization of the unamortized net cost of each City Capital Improvement allocable to the Terminal E Apron Area (including improvements associated with the Terminal E Fueling Facilities) as of June 30, 1998 over the remaining Useful Life of the City Capital Improvement at the weighted City=s Cost of Capital for all City Capital Improvements at the Airport as of that date.

3. City Amortization of the net cost of each City Capital Improvement placed in service allocable to the Terminal E Apron Area on or after July 1, 1998.

4. Interest on the cost of land allocable to the Terminal E Apron Area computed at the historical average of the City=s Cost of Capital.

5. Annual Systems Costs allocable to the Terminal E Apron Area.

6. Annual replenishment of the Renewal and Replacement Fund allocable to the Terminal E Apron Area, if necessary, as required by City's Airport System Revenue Bond ordinance.

The annual Terminal E Apron Charges will then be calculated by dividing all of the foregoing costs allocable to the Terminal E Apron Area by the total square footage of pavement designated as the Terminal E Apron Area at South Concourse and multiplied by the total square footage of such pavement for which Lessee has preferential use rights.

C. Automated People Mover System Charges. Following the Construction Period, but not until completion of the extension of the Automated People Mover currently operating between Terminals B and C at the Airport (the "APM") so that it provides service to the Terminal E Project, then Lessee shall pay the City monthly in advance amounts sufficient to reimburse the City for APM fixed costs and APM variable costs as follows:

1. Fixed Costs: Fixed costs shall include the costs of the guideway structures, control system and stations. Until extended to Terminal A, the costs of guideway structures and control systems shall be separately identified and tracked by link, and the cost of each link shall be allocated equally (50%/50%) between the two terminals served by the link, except for any link to an APM Maintenance Facility, which shall be allocated entirely to the APM Maintenance Facility. The fixed costs of each station shall be allocated to the terminal served by that station. Fixed costs associated with the APM Maintenance Facility, power distribution and central controls shall be allocated equally among terminals served by the system. The APM Maintenance Facility shall be amortized over 10 years if the City reasonably determines that it is an interim facility and 25 years if the City reasonably determines that it is a permanent facility.

2. Variable Costs: Variable costs shall include City Operation and Maintenance Expenses and annual Systems Costs allocable to the APM and amortization of the cost of vehicles (or, in the case of the original two vehicles for the Terminal B-C link, debt service on the Series 1997A Bonds or, if such Series 1997A Bonds are refinanced by the City, the debt service on such refunding bonds or other City funds allocable to those two vehicles). Until extended to Terminal A, variable costs shall be allocated in a two-step process. First, variable costs will be allocated to links between Terminals B and C and between Terminals C and D/E based on the number of vehicle-trips traversed on each link. (One vehicle moving from one terminal station to another terminal station is one vehicle-trip. APM control systems will be designed to account for vehicle trips by link). Second, variable costs allocable to each link will be further allocated equally (50%/50%) between the terminals served by each link. For this purpose, Terminals D and E will be considered a single terminal.

3. Assessment of APM Charges: APM charges will be assessed to the airlines whose passengers use the APM in the following manner:

(a) The annual fixed and variable costs of the APM will be determined in accordance with paragraphs C.1 and C.2.

(b) Total estimated APM costs will be allocated to terminals based on the allocation methods described in paragraphs C.1 and C.2 above. Within any terminal, total allocable APM costs will be further allocated to airlines based on passengers enplaning in such terminal. Within the Terminal D/E and Central FIS complex, 50% of APM costs will be allocated to the Central FIS and recovered through Central FIS charges, and the remaining 50% of the costs will be allocated based on total (international and domestic) enplaned passengers using Terminals D and E.

(c) APM charges will be payable monthly.

D. Other Charges. Following the Construction Period, City reserves the right to assess, and Lessee agrees to pay, reasonable charges for the use of City-provided facilities that benefit the Terminal E Project, including but not limited to: employee parking facilities; flight information display systems; public address systems; and issuance of security identification badges.

E. City Charges Prior to Substantial Completion. It is agreed that prior to Substantial Completion of each Phase of the Terminal E Project, all City Charges allocable to the Lessee Project Components included in such Phase shall constitute Costs of the Lessee Project Components which, except as provided in Section 3.06, shall be payable from proceeds of the Bonds and other amounts in the Construction Fund.

Section 6.08: Landing Fees. Commencing on the Substantial Completion of the Terminal E Project, Lessee agrees to pay the City monthly Landing Fees on Lessee=s total aircraft landed weight as reported under Section 6.05, which shall be calculated as follows through December 31, 2017:

1. The following Airfield Area costs will be added:

a. Direct and indirect City Operation and Maintenance Expenses allocable to the Airfield Area.

b. City Amortization of the unamortized net cost of each City Capital Improvement allocable to the Airfield Area as of June 30, 1998, over the remaining Useful Life of the City Capital Improvement at the weighted City=s Cost of Capital for all City Capital Improvements as of that date.

c. City Amortization of the net cost of each City Capital Improvement placed in service allocable to the Airfield Area on or after July 1, 1998.

d. Interest on the cost of land allocable to the Airfield Area computed at City's historical average of the City=s Cost of Capital.

e. Annual Systems Costs allocable to the Airfield Area.

f. Annual replenishment of the Renewal and Replacement Fund allocable to the Airfield Area, if necessary as required by City's Airport System Revenue Bonds ordinances.

2. The net costs of the Airfield Area will then be calculated by subtracting revenues from general aviation fuel flowage fees but only if and to the extent the City=s bond counsel is of the opinion such subtraction will not affect the tax exempt status of the City=s Airport System Revenue Bonds.

3. The Landing Fee rate will then be calculated by dividing the net costs of the Airfield Area by the total aircraft landed weight reported by all airlines using the Airport. The landed weight reported shall be the same as provided under the Continental Airport Use and Lease Agreement.

The delayed effective date for Lessee=s obligation to pay Landing Fees under this Agreement shall not affect Lessee=s obligation to pay landing fees under the Continental Airport Use and Lease Agreement or any other agreement.

Section 6.09: Payment Provisions.

A. Security Deposit. In the event Lessee, at any time during the term of this Agreement, fails to make any of the payments required under this Article 6 when due (beyond all applicable notice and opportunity to cure periods), City reserves the continuing right to require a security deposit in an amount equal to six times Lessee's average monthly amount of rentals and fees payable under this Agreement, during the immediately succeeding six-month period. Such security deposit shall be provided to City by Lessee, as a letter of credit or in such other form specified by the Director, within thirty (30) days of written demand therefor by City and shall be held by City until Lessee has made timely payment of all rentals and fees payable under this Agreement for a period of twelve (12) consecutive months at which time such security deposit shall be returned to Lessee.

B. Payment Provisions. The following provisions are not intended to apply to Special Facilities Payments, which are payable as provided in Section 6.01 or Article 6A.

1. Terminal E Project Rentals, Charges and Fees. All City Charges and other rentals, charges, fees and payments payable by Lessee for the Terminal E Project shall be due and payable on the first day of each month. Provided the City has delivered to Lessee a schedule of monthly payments, such amounts shall be payable monthly in advance without invoice from the City. If no such schedule has been provided, such amounts shall be due and payable within 30 days of the date of the invoice therefor.

2. Landing Fees. Landing fees for each month shall be due and payable without invoice from the City on or before the fifteenth (15th) day following the last day of the preceding month and shall be transmitted to City together with Lessee's monthly statistical report for the month as required in Section 6.05 hereof.

3. Other Fees. All other rentals, fees, and charges required hereunder shall be due and payable within thirty (30) days of the date of the invoice therefor.

4. Right of City to Verify Lessee's Payment. The acceptance of any payment made by Lessee shall not preclude City from verifying the accuracy of Lessee's report and computations or from recovering any additional payment actually due from Lessee or preclude Lessee from later demonstrating that Lessee's report or any invoice from the City was inaccurate and that a lesser amount was properly owed (and to recover any such overpayment).

5. Interest on Overdue Amounts. Any payment not received within five business days of the due date may accrue interest at the rate of 1.5% per month from the due date until the date when full payment is made.

6. Form of Payment. Payments shall be made to the order of "City of Houston Department of Aviation" and shall be sent to the Director's office or such other place as may be designated by the Director from time to time. City and Lessee shall cooperate in the development of a procedure for the electronic transfer of funds as the preferred method of payment.

C. Mid-Year Rate Adjustments. In the event that, at any time during a Fiscal Year, the total costs of the City allocable to the Terminal E Project, or the Terminal E Apron Area, or the Airfield Area, or the APM, or the aggregate total landed weight of all airlines, is projected by City to vary ten percent (10%) or more from the estimates used in setting City Charges or Landing Fees, such rates and charges may be adjusted either up or down for the balance of such Fiscal Year, provided that such adjustment is deemed necessary by City. An upward adjustment shall only be used to ensure that adequate revenues will be available from such fees to recover the estimated total costs of the airline-supported cost centers. For each such adjustment, City shall provide Lessee with a written explanation of the basis for the rate adjustment(s) and will provide thirty (30) days advance written notice before putting such adjustment(s) into effect. Unless extraordinary circumstances warrant additional adjustments, City will seek to limit such rate adjustments to no more than once each Fiscal Year.

D. City shall furnish Lessee by December 1 with an accounting of the costs and expenses actually incurred, revenues and other credits actually realized (reconciled to the audited financial statements of the Airport System), and actual enplaned passengers and landed weights during such Fiscal Year with respect to each of the components of the calculation of the charges, rates, apron fee rates, and the landing fee rate in this Article 6 and shall recalculate the rates, fees, and charges required for the Fiscal Year based on those actual costs and revenues. If requested by an airline, City shall convene a meeting of the airlines to discuss the calculation of the year-end settlement.

In the event that Lessee's rentals, fees, and charges billed during the Fiscal Year were more than the amount of Lessee's rentals, fees, and charges required (as recalculated based on actual costs and revenues), such excess amount shall be paid in lump sum or issued as a credit to Lessee within sixty (60) days of the calculation of such final settlement.

In the event that Lessee's rentals, fees, and charges billed during the Fiscal Year were less than the amount of Lessee's rentals, fees, and charges required (as recalculated based on actual costs and revenues), such deficiency shall be billed to Lessee and payable by Lessee within sixty (60) days of the date of invoice. However, in the event that the amount of the Lessee deficiency exceeds $350,000, Lessee may pay the deficiency to City in equal monthly installments without interest over the remaining months of the current Fiscal Year.

Section 6.10: Conforming Adjustments After December 31, 2017. It is the intent of the City and Lessee that City shall charge Lessee, and Lessee shall pay to the City, City Charges and Landing Fees after December 31, 2017 on the same basis as such charges and fees are assessed to other airlines operating in a similar manner at the Airport. Accordingly it is the intention of the City and Lessee that all such provisions for City Charges, Landing Fees and their payment should be modified to conform to such standards and practices as are generally imposed at the Airport after such date.

Section 6.11: No Other Fees. City agrees that it will not impose any rental, fee or charge, direct or indirect, on Lessee for the exercise and enjoyment of the rights and privileges granted herein except those rentals, fees and charges provided for in this Agreement, and such other rentals, fees and charges as are mutually agreed upon by City and Lessee; provided, however, there is excepted from this provision any and all fees and charges imposed or required by any rule, regulation or law of any governmental authority other than City. This provision is not intended to prevent City from making agreements concerning rentals, fees and charges with individuals or firms providing goods or services on the Airport who are tenants of City.

ARTICLE 6A

SPECIAL LIMITATIONS ON LESSEE=S OBLIGATIONS

DURING THE CONSTRUCTION PERIOD

Section 6A.01: Special Provisions During Construction Period. (a) The Terminal E Project shall encompass two (2) distinct projects for accounting purposes, as follows:

(i) The South Concourse Phase; and

(ii) The International Ticketing Facility Phase.

(b) The Lessee Project Components in both Phases shall be funded through the issuance of a single series of Series 2001 Bonds. However, the total principal amount of the Bonds shall be allocated between the Phases based on the relative amounts of the estimated construction costs and capitalized interest costs (net of expected investment earnings) of the Lessee Project Components of each Phase and allocated costs of issuance related thereto (as to each Phase, the "Allocated Bond Amount"). The initial Allocated Bond Amounts for the Series 2001 Bonds are set forth on Exhibit "H" attached hereto. Such initial Allocated Bond Amounts may be adjusted upon direction to the Trustee by the City and the Lessee as provided in the Trust Indenture. The sum of the Allocated Bond Amounts shall always equal the aggregate original principal amount of the Series 2001 Bonds plus any Additional Bonds. The initial Allocated Bond Amount for a Phase will be increased by the amount of any Additional Bonds issued to Substantially Complete the Lessee Project Components in such Phase. The Construction Fund created pursuant to the Trust Indenture shall initially contain two sub-accounts (the "Construction Accounts"), one for each Phase, into which the net proceeds of the Allocated Bond Amounts for the construction of the Lessee Project Components in each Phase shall be placed. In the event that funds remain in the Construction Account with respect to a Phase after the Lessee Project Components in such Phase are Substantially Completed and all Costs of the Lessee Project Components incurred in connection therewith have been paid, such funds shall either (a) be deposited in the Construction Account for the Lessee Project Components in the other Phase to be used for all purposes for which funds in such Construction Account may be used pursuant to this Agreement and the Indenture (including for application in accordance with Section 6A.06(e)), or (b) if the Lessee Project Components in such other Phase have been Substantially Completed without the occurrence of an Event of Phase Termination pursuant to Section 6A.06, be used by Lessee for any purposes permitted under this Agreement or the Indenture.

(c) It is the intention of the City and Lessee that Lessee's obligations under this Agreement shall satisfy the requirements of Emerging Issues Task Force ("EITF") Issue No. 97-10 such that Lessee shall not be deemed the owner of any separate Phase comprising the Terminal E Project during the Construction Period with respect to such Phase. Toward that end, the City and Lessee have negotiated the special provisions and limitations contained in this Article 6A, which shall prevail and control over any other provisions of this Agreement to the contrary during, but only during, the respective Construction Periods. However, it is acknowledged that, at any time during the Construction Period of a Phase, and notwithstanding any other provision in this Agreement to the contrary, Lessee may elect, in lieu of performing any duty of Lessee set forth in this Article 6A, to irrevocably guarantee the payment of a proportionate principal amount of each Bond (and a like proportionate amount of the interest and any premium due on such Bond) equal to the ratio of the Allocated Bond Amount with respect to such Phase to the aggregate principal amount of Bonds Outstanding (or, if the Guaranty has previously become effective as to a proportionate amount of each Bond Outstanding, then the Guaranty shall become effective with respect to the remaining principal amount (and the allocable interest and premium, if any, due thereon) of all Outstanding Bonds) by irrevocably declaring its Guaranty to become immediately effective with respect to such Phase (such declaration to be evidenced by Lessee's delivery of a certificate to such effect to the City and the Trustee), in which case (i) any Construction Period Condemnation or Casualty Event (as hereinafter defined) or any Event of Phase Termination (as hereinafter defined) with respect to such Phase shall be deemed not to have occurred and (ii) this Agreement shall continue in full force and effect with respect to such Phase without the limitations or other provisions of this Article 6A.

(d) The Construction Period with respect to each Phase shall end upon the Substantial Completion of such Phase. Upon the Substantial Completion of each Phase, Lessee shall be unconditionally obligated to make Special Facilities Payments based on the Allocated Bond Amount for that Phase, as provided in Section 6.01, which Special Facilities Payments shall, on such date of Substantial Completion, cease to be subject to the limitations in this Article 6A. Upon the Substantial Completion of each Phase, Lessee's Guaranty shall become effective with respect to a proportionate amount of each Bond (and a like proportionate amount of the interest and any premium due on such Bond) equal to the ratio of the Allocated Bond Amount for such Phase to the aggregate principal amount of Bonds Outstanding (or, if the Guaranty has previously become effective as to a proportionate amount of each Bond Outstanding, then the Guaranty shall become effective with respect to the remaining principal amount (and the allocable interest and premium, if any, due thereon) of all Outstanding Bonds).

Section 6A.02: Insurance During Construction Period. (a) During the Construction Period with respect to each Phase, Lessee will maintain, or cause to be maintained, insurance as required in Article 9 hereof, including without limitation, "all risk" builder's risk property insurance (which shall name the City and the Trustee as additional insureds and loss payees) against physical damage to the Lessee Project Components included in that Phase in an amount equal to at least 100% of the full replacement cost of the Lessee Project Components, which shall at all times not be less than the Cost of the Lessee Project Components expended to date. Additionally, during the Construction Period with respect to each Phase, the City agrees to maintain, or cause to be maintained, "all risk" builder's risk property insurance (with insurers satisfying the standards described in Section 9.04B, except that the insurers of any such policy shall need to have a Best's rating of at least B+ as opposed to A-) against physical damage to the City Project Components included in that Phase in an amount equal to at least 100% of the full replacement cost of the City Project Components, which shall at all times not be less than the Costs of the City Project Components expended to date.

(b) During the Construction Period with respect to each Phase, all costs incurred by Lessee with respect to the insurance policies which Lessee is required to maintain or cause to be maintained as described above will constitute Costs of the Lessee Project Components that are reimbursable to Lessee out of the Construction Account for such Phase.

Section 6A.03: Indemnities for Environmental Matters during Construction Period. During the Construction Period with respect to each Phase, Lessee will indemnify the City for such environmental matters with respect to such Phase as are described and agreed to in Section 8.05K of this Agreement.

Section 6A.04: Indemnities for Matters other than Environmental during Construction Period. (a) During the Construction Period with respect to each Phase, Lessee's indemnification of the City against costs, claims or liabilities with respect to such Phase for matters other than environmental matters shall be limited as provided in Section 9.01F.

(b) During the Construction Period with respect to each Phase, in reliance upon Lessee's indemnity provided in Section 9.01, but only to the extent Lessee makes payments to the City in respect of any claims made against the Trustee, Bondholders, or underwriters of the Bonds, or any of them, the City will indemnify the Trustee, Bondholders and underwriters of the Bonds against all costs, claims or liabilities arising under any federal, state or local law, rule or regulation relating to the ownership, construction, financing or use of the Lessee Project Components with respect to such Phase, it being understood that the City's obligation hereunder is limited solely and exclusively to the proceeds of payments made to the City by Lessee as described in this Section 6A.04(b).

Section 6A.05: Condemnation or Casualty during Construction Period. (a) An event of loss, theft, seizure, confiscation or damage to the Lessee Project Components of a Phase through a casualty occurrence, condemnation or taking that is not caused by the actions or failures to act of Lessee or Lessee's contractors or subcontractors (each a "Construction Period Condemnation or Casualty Event") during the Construction Period with respect to such Phase shall be governed by the provisions of this Section 6A.05. In the event of a loss, theft, seizure, confiscation or damage to the Lessee Project Components of a Phase through a casualty occurrence that (i) is caused by the actions or failures to act of Lessee or Lessee's contractors or subcontractors while Lessee is in control of the Lessee Project Components of such Phase, or (ii) would have been covered under the terms of the insurance policies that Lessee was required to maintain hereunder but was not covered because of the failure by Lessee to maintain such insurance, then in either case the provisions of Article 9 hereof (and not this Section 6A.05) shall apply.

(b) In the event of a Construction Period Condemnation or Casualty Event with respect to a Phase, the Trustee shall receive and apply any insurance or condemnation proceeds received as provided in Section 9.05, subject to the provisions of this Section 6A.05 concerning application of such proceeds in the case of an Uncovered Condemnation or Casualty Event (as hereinafter defined). Without the express written consent of the other party (which shall not be unreasonably withheld), neither the City nor Lessee shall agree to a settlement of a casualty insurance claim if, as a result of such settlement, the amount of insurance proceeds together with other available amounts remaining in the applicable Construction Account will be insufficient to fund the Substantial Completion of the Phase which suffers the casualty in accordance with the plans and specifications therefor (as reasonably determined by Lessee and the City). If there are sufficient insurance or condemnation proceeds available in respect of the loss occasioned by the Construction Period Condemnation or Casualty Event such that, in combination with any other available amounts remaining in the Construction Account with respect to the applicable Phase, the Lessee Project Components can be Substantially Completed in accordance with the plans and specifications therefor (as reasonably determined by Lessee and the City), then the provisions of Article 9 hereof (and not this Section 6A.05) shall apply; provided, however, that unless the City agrees otherwise, Lessee shall cause the Lessee Project Components to be Substantially Completed in accordance with Section 9.05(ii) hereof.

(c) In the event of any Construction Period Condemnation or Casualty Event with respect to a Phase as a result of which the Lessee Project Components cannot be Substantially Completed in accordance with the plans and specifications therefor without the expenditure of funds in excess of the combined sum of the insurance proceeds or condemnation award available in respect of, or other monies paid in connection with, such event and any other available amounts remaining in the Construction Account with respect to such Phase (as reasonably determined by Lessee and the City) (such a Construction Period Condemnation or Casualty Event being herein called an "Uncovered Construction Period Condemnation or Casualty Event"), then, in compliance with EITF Issue No. 97-10, Lessee will not be liable to fund any shortfall, or to pay any additional rentals or other additional sums in respect thereof, and, unless Lessee elects that the Guaranty become effective with respect to such Phase as provided in Section 6A.01(c) hereof, this Agreement shall terminate with respect to such Phase upon the occurrence of such Uncovered Construction Period Condemnation or Casualty Event and notice to the City and the Trustee from Lessee to such effect (without in any way affecting the effectiveness of this Agreement with respect to the other Phase).

(d) If this Agreement terminates as to a Phase in accordance with Section 6A.05(c) hereof, then the remaining provisions of this Section 6A.05 shall apply with respect to such Phase. If any Bonds remain Outstanding: (i) the City shall be required to use its Best Efforts to issue Additional Obligations to fund the costs to complete construction of the Lessee Project Components of such Phase; (ii) the City shall (subject to the last sentence of this subsection) complete the City Project Components of such Phase; (iii) the City shall use all monies available in the Construction Account for such Phase under the Trust Indenture, as a result of the issuance of such Additional Obligations or otherwise, to complete the Lessee Project Components of such Phase, all in substantial accordance with the original plans and specifications therefor (together with any amendments or revisions thereto previously approved in accordance with this Agreement); and (iv) upon the completion of such Phase (or if there are not sufficient monies available under the Trust Indenture to complete such construction, at such time as the City is able to lease or operate such Phase as it then exists), the City shall undertake through the Department to (A) operate such Phase and impose rates and charges on airline lessees and other users of the applicable Phase or (B) lease such Phase on a net rent lease basis. In either of the events described in subclauses (A) or (B) above, the City shall use its Best Efforts to impose and collect rates and charges or rental rates sufficient to produce (net of Ground Rentals for such Phase, City Charges for such Phase and additional amounts, if any, expended by the City to Substantially Complete the Lessee Project Components of such Phase) amounts sufficient to pay all debt service when due with respect to an amount of Bonds represented by the Allocated Bond Amount with respect to such Phase plus any Additional Obligations issued for such Phase. The City hereby grants Lessee a right of first refusal in connection with any bona fide, written offer from a third party to lease such Phase or any part thereof (pursuant to which Lessee shall have ten days to agree to enter into a lease on the same terms and conditions as set forth in such offer, or in the case of any terms and conditions thereof that are not able to be matched by Lessee, their economic equivalent). Additionally, Lessee agrees that the City may require Lessee to lease such Phase on substantially the same terms and conditions as this Agreement (as reasonably determined by the City) for the remainder of what would have been the term under this Agreement, except that the provisions of this Article 6A shall not be effective and the rental rate shall be the fair market rental value (determined at the time by independent appraisal). Notwithstanding the foregoing, if the City reasonably determines that such Phase should not be completed as originally planned (together with any amendments to the plans and specifications previously approved in accordance with this Agreement), or if despite the use of Best Efforts the City is unable to issue Additional Obligations to Substantially Complete such Phase as originally planned (together with any such amendments or revisions), then the City shall have the right in such instances to make such changes to the design of such Phase as the City reasonably deems are necessary or advisable; provided however, if the design of such Phase is materially changed (it being agreed that the City may engage in reasonable value engineering as provided for in Section 4.03(d) hereof), or if the City fails to complete the same within three years after the date of termination of this Agreement with respect to such Phase (as extended for Force Majeure or as otherwise approved by the Lessee), then the Lessee shall not be obligated to lease such Phase as above provided, but the City's obligations described in subclauses (A) and (B) above shall continue to apply.

(e) Proceeds derived by the City from any charges and/or rents relating to such Phase (net of Ground Rentals for such Phase and City Charges for such Phase to the extent attributable to the period to which such charges and/or rents relate, and additional amounts, if any, expended by the City to Substantially Complete the Lessee Project Components of such Phase) shall be applied by the City in accordance with the following order of priority: (i) first, to the Trustee to the extent necessary to pay current scheduled and past-due debt service on the Bonds and any Additional Obligations, (ii) second, to pay the City any unpaid Ground Rentals and City Charges to the extent attributable to any period prior to the reletting, (iii) third, any remaining amounts ("Excess Reletting Proceeds") shall be remitted to the Trustee for the redemption of any portion of the Bonds for which scheduled debt service payments are not required to be made by Lessee (or if an Event of Phase Termination has occurred for both Phases, to the full amount of all Bonds Outstanding), and (iv) fourth, after all required remittances to the Trustee required in clause (iii) have been made, to pay the balance to the City, to the extent all of the foregoing have been satisfied.

(f) Any Additional Obligations issued pursuant to this Section 6A.05 shall be secured only by the reletting revenues to be received by the City as described herein and shall not be secured by the Guaranty. Lessee hereby grants its irrevocable, advance approval to the issuance of Additional Obligations issued pursuant to this Section 6A.05 and shall reasonably cooperate with the City in such regard.

(g) In the event of a Construction Period Condemnation or Casualty Event with respect to a Phase where such Phase is incapable of being repaired because of a condemnation or other taking described in Section 9.06 hereof, then all proceeds payable in connection with such event with respect to the Lessee Project Components of such Phase shall be payable to the City (which proceeds the City shall assign to the Trustee under the Trust Indenture for deposit into the Construction Account with respect to such Phase) and, after payment of all Costs of the Lessee Project Components theretofore incurred, all remaining amounts in such Construction Account shall be transferred to the Extraordinary Redemption Account of the Interest and Redemption Fund and applied pursuant to the Trust Indenture to redeem Bonds to the maximum extent possible and this Agreement shall terminate with respect to such Phase.

Section 6A.06: Phase Status Certifications and Resulting Actions by Lessee. (a) The "Initial Determination Date" shall be the date that seventy-five percent (75%) of the initial amount deposited into the Construction Account with respect to the Lessee Project Components in a Phase is spent. Within thirty (30) days prior to the estimated Initial Determination Date, Lessee shall certify in writing to the City and the Trustee, such certification to be supported by reasonable documentary evidence thereof submitted to the City, whether in Lessee=s reasonable judgment the Lessee Project Components (as modified based on a value engineering process initiated by Lessee (or by the City with Lessee=s approval) to enable Lessee to be able to make the certification hereafter described) in such Phase can be Substantially Completed and interest can continue to be paid when due on an amount of Bonds represented by the applicable Allocated Bond Amount until such Phase is expected to be Substantially Completed, with the remaining Bond proceeds on deposit in the Construction Account with respect to the Lessee Project Components in such Phase (together with investment earnings thereon) (such certification being a "Positive Certification" if Continental reasonably determines that such amounts will be sufficient for such purposes and a "Negative Certification" otherwise).

(b) If Lessee makes a Negative Certification under the circumstances set forth in subparagraph (a) above, then Lessee may make a payment to the Trustee in an amount up to the shortfall between (i) the Bond proceeds remaining in the Construction Account with respect to such Phase and (ii) the estimated cost to complete the Lessee Project Components in such Phase and pay interest on an amount of Bonds represented by the Allocated Bond Amount until the Lessee Project Components in such Phase are expected to be Substantially Completed (the "Completion Amount"); the foregoing payment (a "Completion Payment"), which shall be deemed to be "interim rent" if required by EITF 97-10, shall be paid to the Trustee (with notice of such payment to the City) for deposit into the Construction Account with respect to such Phase to be made available to complete the Lessee Project Components in such Phase.

(c) If Lessee makes a Negative Certification under the circumstances set forth in subparagraph (a) above and does not make a Completion Payment in the Completion Amount in accordance with subparagraph (b) above within five (5) days after the Initial Determination Date, then Lessee and the City shall use their Best Efforts to issue Additional Bonds (and to cooperate with each other in such regard) in an amount necessary to yield sufficient proceeds to satisfy the Completion Amount for the Lessee Project Components in such Phase (less any partial Completion Payment made by Lessee under subparagraph (b) above which is not intended to be reimbursed with Proceeds of such Additional Bonds) and such net proceeds of any Additional Bonds shall be paid to the Trustee for deposit into the Construction Account with respect to such Phase to be made available to complete the Lessee Project Components in such Phase. Lessee hereby grants its irrevocable, advance approval to the issuance of Additional Bonds pursuant to this subparagraph (c). If issued, such Additional Bonds shall be on a parity with the Series 2001 Bonds and they shall have a final maturity and amortization schedule comparable to the Series 2001 Bonds, unless otherwise agreed to by the City and the Lessee.

(d) If, despite the Best Efforts of the City and Lessee, Additional Bonds have not been issued in accordance with subparagraph (c) above, or Lessee otherwise has not made the full Completion Payment in accordance with subparagraph (b) above (or any combination of issuance of Additional Bonds and payment of Completion Payment aggregating to the full Completion Amount has not occurred) within ninety (90) days after the Initial Determination Date (as such date may be extended by written notice to the Trustee by the City and the Lessee for up to 60 additional days if the City has entered into a binding agreement with one or more underwriters to issue and deliver Additional Bonds in the amount described in Section 6A.06(c) prior to such extension) (such 90-day period, as extended by such period of up to 60 days, the "Additional Bonds Deadline"), then Lessee may elect to terminate this Agreement with respect to such Phase, by paying to the Trustee in immediately available funds on any date that is prior to the date that is five (5) days after the Additional Bonds Deadline, an amount equal to 89.9% of the costs theretofore incurred (it being agreed that such costs shall not be limited to only those costs actually paid at such time, and may include costs to cancel any construction contracts), by Lessee and the City on their respective Lessee Project Components and City Project Components of the Phase to the extent that such costs are capitalized into the basis of the Phase in accordance with generally accepted accounting principles, less, to the extent required by EITF 97-10, (A) any Completion Payments previously made by Lessee pursuant to subparagraph (b) above and not intended to be reimbursed by Additional Bonds, (B) any interim rents paid by Lessee in respect of any Segment of such Phase of which Lessee took early occupancy in accordance with the terms of this Agreement, (C) any Ground Rentals theretofore paid by Lessee with respect to such Phase and (D) any other amounts previously paid by Lessee under any contracts with third parties relating to the approved design and construction of the Lessee Project Components of such Phase in accordance with this Agreement (to the extent Lessee has not been reimbursed in respect to any of the foregoing out of the proceeds of the Bonds) (such payment to the Trustee being the "Lessee Loss Payment" in respect of such Phase); in such event, this Agreement shall terminate with respect to such Phase upon receipt by the Trustee of the Lessee Loss Payment (an "Event of Phase Termination").

(e) An Event of Phase Termination with respect to one Phase shall not terminate this Agreement with respect to the other Phase. The Lessee Loss Payment, plus additional funds, if any, remaining in the Construction Account with respect to such Phase after the payment of all Costs of the Lessee Project Components in such Phase then incurred, shall be used, to the extent necessary, to redeem the maximum amount of Bonds possible up to a principal amount of Bonds equal to the Allocated Bond Amount with respect to such Phase. If the Lessee Loss Payment together with other remaining funds in the Construction Account with respect to such Phase is in excess of the amount necessary to redeem the Allocated Bond Amount of Bonds described in the foregoing sentence, the balance shall be retained in the Construction Account for the applicable Phase to be made available to Substantially Complete the Lessee Project Components in such Phase. If any funds remain in the Construction Account after the Substantial Completion of the Lessee Project Components in such Phase, such funds shall be transferred to the Construction Account for the other Phase to be used for all purposes for which such Construction Account may be used hereunder or under the Trust Indenture or, if the Lessee Project Components in the other Phase have already been Substantially Completed, such funds shall be applied as set forth in Section 4.7(e) of the Indenture. Notwithstanding the foregoing, if an Event of Phase Termination has occurred as to both Phases, then prior to using any remaining monies to complete the Lessee Project Components of the Phase as to which the Event of Phase Termination has last occurred, all Bonds, if any, that remain Outstanding shall first be redeemed to the extent of such remaining monies.

(f) If Lessee does not exercise its election to cause an Event of Phase Termination by making the Lessee Loss Payment by the date prescribed pursuant to subparagraph (d) above, then this Agreement shall not terminate as to such Phase, and the Guaranty shall immediately and automatically become effective with respect to a proportionate amount of each Bond (and a like proportionate amount of the interest and premium, if any, due on such Bond) based upon the Allocated Bond Amount with respect to such Phase pursuant to Sections 6A.09(c) and 6A.10.

(g) With respect to each Phase, if Lessee makes the Positive Certification set forth in subparagraph (a) above by the Initial Determination Date or if, after Lessee makes a Negative Certification set forth in subparagraph (a) above, the subsequent requirements of Section 6A.06 are met after such Initial Determination Date by virtue of Lessee's payment of the Completion Payment pursuant to subparagraph (b) and/or the issuance of Additional Bonds pursuant to subparagraph (c), then the provisions of this Section 6A.06 shall again be applicable when all of the funds in the corresponding Construction Account have been fully spent (the "Later Determination Date"), unless such Phase has been Substantially Completed on or before such date. In applying Section 6A.06 to a Later Determination Date, the term "Later Determination Date" shall be deemed substituted for "Initial Determination Date" anywhere that term appears.

(h) Notwithstanding the foregoing provisions of this Section 6A.06, if on any date during the Construction Period for either Phase, there are insufficient funds on deposit in both the Capitalized Interest Sub-Account and the Construction Account created under the Trust Indenture with respect to such Phase to make full payment of interest and any principal installment when due on an amount of Bonds represented by the Allocated Bond Amount for such Phase (a "Potential Construction Period Bond Default Date"), then, on or before any date that is prior to the fifth calendar day following such Potential Construction Period Bond Default Date, Lessee shall make a Completion Payment to the Trustee in an amount equal to or greater than such insufficiency. Alternatively, Lessee may then elect to terminate this Agreement with respect to such Phase by paying to the Trustee in immediately available funds the then applicable Lessee Loss Payment for such Phase on any date that is on or prior to the fifth calendar day following such Potential Construction Period Bond Default Date.

Section 6A.07: Redemption of Bonds after An Event of Phase Termination. The Trust Indenture shall provide that, upon Lessee's payment of the Lessee Loss Payment with respect to a Phase pursuant to Section 6A.06, the Trustee shall use such Lessee Loss Payment, together with the amounts available in the Interest and Redemption Fund and remaining amounts in the Construction Account relating to such Phase after the payment of all Costs of the Lessee Project Components then incurred, to redeem the maximum amount of Bonds possible, up to a principal amount of Bonds equal to the Allocated Bond Amount with respect to such Phase. If the Lessee Loss Payment, together with such other amounts, is in excess of the amount necessary to redeem such maximum amount of Bonds, the balance shall be used in accordance with Section 6A.06(e). Notwithstanding the foregoing, if an Event of Phase Termination has occurred as to both Phases, then prior to using any remaining monies to complete the Lessee Project Components of the Phase as to which the Event of Phase Termination has last occurred, all Bonds, if any, that remain Outstanding shall first be redeemed to the extent of such remaining monies.

Section 6A.08: Actions by City Upon an Event of Phase Termination. (a) If this Agreement terminates with respect to a Phase in accordance with Section 6A.06 hereof, then the provisions of this Section 6A.08 shall apply. If any Bonds remain Outstanding (after application of the Lessee Loss Payment and other available funds under the Trust Indenture as described above), then the City shall (subject to the last sentence of this subsection) complete the City Project Components of such Phase and shall use all monies available under the Trust Indenture, as a result of the issuance of Additional Bonds, Additional Obligations or otherwise, to complete the Lessee Project Components of such Phase, all in substantial accordance with the original plans and specifications therefor (together with any amendments or revisions thereto previously approved in accordance with this Agreement). Upon the Substantial Completion of the Lessee Project Components in such Phase (or if there are not sufficient monies available under the Trust Indenture to Substantially Complete such construction, at such time as the City is able to lease or operate such Phase as it then exists), the City shall undertake through the Department to (A) operate such Phase and impose rates and charges on airline lessees and other users of such Phase or (B) lease such Phase on a net rent lease basis. In either of the events described in subclauses (A) or (B) above, the City shall use its Best Efforts to impose and collect rates and charges or rental rates sufficient to produce (net of Ground Rentals for such Phase, City Charges for such Phase and additional amounts, if any, expended by the City to Substantially Complete the Lessee Project Components of such Phase) amounts sufficient to pay all debt service when due with respect to an amount of Bonds represented by the Allocated Bond Amount with respect to that Phase. The City hereby grants Lessee a right of first refusal in connection with any bona fide, written offer from a third party to lease such Phase or any part thereof (pursuant to which Lessee shall have ten days to agree to enter into a lease on the same terms and conditions as set forth in such offer, or, in the case of any terms and conditions thereof that are not able to be matched by Lessee, their economic equivalent). Additionally, Lessee agrees that the City may require Lessee to lease such Phase on substantially the same terms and conditions as this Agreement (as reasonably determined by the City) for the remainder of what would have been the term under this Agreement, except that the provisions of this Article 6A shall not be effective and the rental rate shall be the fair market rental value (determined at the time by independent appraisal). Notwithstanding the foregoing, if the City reasonably determines that such Phase should not be completed as originally planned (together with any amendments or revisions to the plans and specifications previously approved in accordance with this Agreement), then the City shall have the right in such instances to make such changes to the design of such Phase as the City reasonably deems are necessary or advisable; provided however, if the design of such Phase is materially changed (it being agreed that the City may engage in reasonable value engineering as provided for in Section 4.03(d) hereof), or if the City fails to complete the same within three years after the date of termination of this Agreement with respect to such Phase (as extended for Force Majeure or as otherwise approved by the Lessee), then the Lessee shall not be obligated to lease such Phase as above provided, but the City's obligations described in subclauses (A) and (B) above shall continue to apply.

(b) Proceeds derived by the City from any charges and/or rents relating to such Phase (net of Ground Rentals for such Phase and City Charges for such Phase to the extent attributable to the period to which such charges and/or rents relate, and additional amounts, if any, expended by the City to Substantially Complete the Lessee Project Components of such Phase) shall be applied by the City in accordance with the following order of priority: (i) first, to the Trustee to the extent necessary to pay current scheduled and past due debt service on the Bonds, (ii) second, to pay the City any unpaid Ground Rentals and City Charges to the extent attributable to any period prior to the reletting, (iii) third, any remaining amounts ("Excess Reletting Proceeds") shall be remitted to the Trustee for the redemption of any portion of the Bonds for which scheduled debt service payments are not required to be made by the Lessee, (iv) fourth, after all required remittances to the Trustee required in clause (iii) have been made, to reimburse Lessee for the amount of its Lessee Loss Payment and any Completion Payments, and (v) fifth, to pay the balance to the City, to the extent all of the foregoing have been satisfied.

Section 6A.09: Guaranty Trigger Event During Construction Period. A "Guaranty Trigger Event" during the Construction Period with respect to a Phase shall occur if:

(a) a Determination of Taxability (as defined in the Trust Indenture) with respect to the Bonds shall occur, it being acknowledged that a Determination of Taxability would occur only as a result of a fraudulent act, illegal act, misapplication of funds or willful misconduct on the part of Lessee and only after Lessee has had an adequate opportunity to contest the same through appropriate proceedings;

(b) this Agreement shall be terminated by Lessee for any reason (other than pursuant to this Article 6A), or by the City; provided, however, that the City hereby agrees that it shall not terminate this Agreement during the Construction Period for a Phase except as a result of the fraudulent act, illegal act, misapplication of funds or willful misconduct on the part of Lessee (it being agreed and acknowledged by Lessee that the willful violation by Lessee of the covenants applicable to Lessee during the Construction Period as provided in Section 6A.11 hereof shall, after notice from the City of the breach thereof and the passage of such period of time to cure such breach as is prescribed in Section 10.01 for comparable breaches, constitute willful misconduct on the part of Lessee);

(c) either (i) Lessee shall elect not to make the Lessee Loss Payment with respect to a Phase in the time period provided in Section 6A.06(d), where applicable or (ii) where applicable, Lessee shall fail to make a Completion Payment under Section 6A.06(h) and elect not to make the Lessee Loss Payment with respect to a Phase in the time period provided therein;

(d) Lessee shall elect to declare the Guaranty to become effective in accordance with Section 6A.01(c) hereof; or

(e) The date on which a Phase reaches Substantial Completion (unless this Agreement has earlier terminated as to such Phase pursuant to this Article 6A), as evidenced by the delivery of the certificates pertaining thereto as set forth in this Agreement.

Section 6A.10: Results of Guaranty Trigger Event. Upon the occurrence of any Guaranty Trigger Event (i) Lessee shall be obligated to guarantee the payment of a proportionate amount of each Bond (and the allocable interest and premium, if any, due thereon) equal to the ratio of the Allocated Bond Amount with respect to the applicable Phase to the aggregate principal amount of Bonds Outstanding (or, if the Guaranty has previously become effective as to a proportionate amount of each Bond Outstanding, then the Guaranty shall become effective with respect to the remaining principal amount (and the allocable interest and premium, if any, due thereon) of all Outstanding Bonds) by having the Guaranty become immediately effective with respect to such Phase, and (ii) the rights and obligations of Lessee and the City with respect to such Phase under this Agreement shall continue in full force and effect (unless this Agreement already has been terminated with respect to such Phase in accordance with Section 6A.08 hereof), but without the benefit of any of the limitations or other provisions contained in this Article 6A.

Section 6A.11: Covenants Applicable to Lessee during the Respective Construction Periods. The City and Lessee agree that, until the end of the Construction Period for a particular Phase, the only permitted use of the Lessee Project Components of such Phase (or the Ground Lease Properties or Easements relating to such Lessee Project Components) shall be for the purpose of designing, constructing, equipping, and installing such Lessee Project Components. Accordingly, the City and Lessee further agree that the only covenants hereof that shall apply with respect to a Phase during the Construction Period for such Phase shall be the covenants of Lessee contained within the following sections of this Agreement: Article 5, Section 6.04(v), Section 6.06, Article 6A (and, to the extent incorporated into Article 6A by reference, the other provisions of this Agreement referenced therein), Section 8.02(a), Section 8.03, Section 8.04 (a) and (c), Section 8.05, and Article 12. Notwithstanding the foregoing, after the Substantial Completion of any Segment and upon the commencement of use thereof by Lessee for business operations, then all of the other provisions of this Agreement, including without limitation, Section 3.06 hereof, shall become applicable to such Segment; provided that, notwithstanding the applicability of all other provisions of this Agreement, all of the provisions and limitations of this Article 6A shall continue to apply and govern, and the Guaranty shall not become effective, until all of the applicable Phase has been Substantially Completed or until any of the other Guaranty Trigger Events as to such Phase have occurred pursuant to Section 6A.09.

ARTICLE 7

USE OF SPECIAL FACILITIES

Section 7.01: Use of Airport. As long as it does so in accordance with the terms and provisions hereof, Lessee, in common with all other scheduled airlines using the Airport, may utilize the Airport (other than the exclusive space of other tenants) and its facilities for the purpose of conducting Lessee's business of a scheduled air carrier certificated or otherwise authorized by the United States Government to engage in the business of commercial air transportation of persons, property, cargo, and mail (hereinafter sometimes referred to as "air transportation business"). The privileges granted hereby, which shall apply to any Subsidiary of Lessee, shall include the following:

(a) The use of landing field areas, aprons, roadways, runways, taxiways, runway and taxiway lights, beacons, facilities, equipment, improvements, services and other conveniences for flying, landing, taxiing and takeoffs of aircraft.

(b) The landing, taking-off, flying, taxiing, towing, loading and unloading of aircraft and other equipment used by Lessee in its operation of its air transportation business.

(c) The repairing, maintaining, conditioning, servicing, testing, including engine "runups" subject to Section 7.02(e) hereof, loading, unloading, parking and storing of aircraft or other equipment of Lessee in areas on the Airport designated by the City for such purposes.

(d) The training of personnel in the employ of or to be employed by Lessee including employees of Lessee's contract service providers.

(e) The installation, maintenance and operation, at Lessee's expense, by Lessee alone, or in conjunction with any other airline or airlines who are lessees at the Airport or through a nominee, of radio, telephone, and data communications equipment and meteorological and aerial navigation equipment and facilities in or on the Terminal E Project leased exclusively to Lessee for use by Lessee in the conduct of its air transportation business; provided, however, that any exterior installations shall be subject to the prior written approval of the Director.

(f) The selling, exchanging or disposing of gasoline, oil, grease, lubricants, fuels, or propellants for use by Lessee in connection with the conduct of its air transportation business (in compliance with existing laws and any applicable agreement therefor).

(g) The purchasing or otherwise obtaining of services or personal property of any nature including aircraft, engines, accessories, gasoline, oil, greases, lubricants, fuels, propellants, food, beverages, and other equipment or supplies necessary to Lessee in the conduct of its air transportation business and in the exercise of its rights and privileges herein granted and in the discharge of the obligations herein imposed upon Lessee.

(h) The installing, maintaining, and operation, without cost to City, by Lessee alone or in conjunction with any other airline lessee or lessees on the Airport, of communication systems between suitable locations in the terminal area, subject to the approval of the Director as to location of the installation of said system.

(i) The transporting, directly or through a nominee of Lessee's choice, of Lessee's employees, passengers, cargo, property (including baggage) and mail to, from and at the Airport.

(j) Subject to the prior written approval of the Director, the installation and maintenance at Lessee's expense, in the Terminal E Project or under its control, of advertising or identifying signs representing its business. Such signs shall be uniform in size, type and location as approved by the Director and shall be consistent with published Department of Aviation signage criteria.

(k) The conduct of any other operation or activity that is necessary for or related to Lessee's air transportation business, subject to the provisions of Section 7.02 hereof.

(l) Lessee may contract for, or receive from other airlines serving the Airport or other companies, Ground Handling Services for Lessee's aircraft, provided that Lessee provides advance written notice to the Director (or his designated representative) of such arrangements and uses reasonable efforts to ensure that such other airline or other company shall have entered into an operating permit or agreement or other similar contract with City prior to commencing Ground Handling Services with Lessee.

(m) Lessee may provide Ground Handling Services to aircraft of other airlines using the Airport provided that Lessee provides advance written notice to the Director (or his designated representative) of such arrangements and uses its best efforts to ensure that such other airline has entered into an operating permit or agreement or similar contract with City prior to conducting its operations at the Airport. Lessee's insurance, as required in this Agreement, shall provide insurance coverage for such Ground Handling Services.

Section 7.02: Limitations of Use of Airport. (a) Use of Facilities. Lessee shall not knowingly permit any act or omission at or about the Airport that may interfere with the effectiveness or accessibility of the drainage and sewage system, electrical system, heating and air conditioning system, fire protection system, sprinkler system, alarm system, fire hydrants and hoses, and security systems, if any, installed or located on or within the Ground Lease Properties, the Special Facilities, the Lessee Project Components or the Airport.

(b) Insurance Requirements Compliance. Lessee shall not knowingly permit any act upon the Airport that will invalidate or conflict with any fire or other casualty insurance policies (copies of which, together with premium schedules, shall be furnished to Lessee on request) covering the Airport or any part thereof.

(c) Waste Disposal. Lessee shall not dispose of or knowingly permit disposal of any waste material taken from or products used (whether liquid or solid) with respect to its aircraft into the sanitary or storm sewers at the Airport unless such waste material or products shall first be properly treated by equipment installed for that purpose or otherwise disposed of pursuant to law. In addition to obtaining approval from the governmental agencies regulating equipment and disposal described in this paragraph, Lessee shall also obtain the approval of the Director. All such disposal shall comply with regulations of the United States Department of Agriculture and shall be in compliance with Section 8.03B of this Agreement.

(d) Flammable Liquids. Lessee shall not keep or store, during any 24-hour period, flammable liquids within the enclosed portion of the Ground Lease Properties or Special Facilities in excess of Lessee's working requirements during said 24-hour period, except in storage facilities especially constructed for such purposes in accordance with standards established by the National Board of Fire Underwriters and approved by a governmental agency with authority to inspect such facilities for safety compliance. Any such liquids having a flash point of less than 100EF shall be kept and stored in safety containers of a type approved by the Underwriters Laboratories.

(e) Engine Runups. Lessee shall perform aircraft engine runups only at locations and during time periods approved in writing in advance by the Director.

(f) Other. Lessee's use of the Airport shall be limited to activities directly connected to the transportation of passengers, persons, property, cargo and mail by air, and, except as permitted herein, Lessee shall not enter into activities which compete with City in City's development of any revenue from Airport passengers, tenants, and other users. However, it is the intent of the foregoing that Lessee shall be permitted to continue to conduct any activity that Lessee was currently conducting as of July 1, 1996.

(g) Public Access Rights Protected. To the extent that Lessee=s Central Ticketing Facilities or other Special Facilities overlie, adjoin or abut space designated as public space in the International Facilities Agreement, then such Special Facilities shall not be used or occupied by Lessee in any way that would impede or prevent public access to or enjoyment of such overlaid, adjoining or abutting public space as provided in the International Facilities Agreement.

(h) Additional Public Access Rights Protected. To the extent that Lessee=s Terminal E Baggage System Improvements or other Special Facilities overlie, adjoin or abut space designated as public space or leased to any other lessee under any use agreement or other use and lease agreement relating to Terminal C, then such Special Facilities shall not be used or occupied by Lessee in any way that would impede or prevent public access to or enjoyment by any other Terminal C lessee of such overlaid, adjoining or abutting space as provided in such use agreement or other agreement.

Section 7.03: Rights to Concessions. (a) Lessee shall derive the financial benefit of all "inside concessions" (as hereinafter defined) in the South Concourse and within Lessee=s Central Ticketing Facility. Lessee shall also derive the financial benefit from any advertising concessions and with the Director=s approval any other inside concessions in Lessee=s Terminal C East Garage ATO Facility. All other concession rights within the Terminal E Project are retained by the City. At Lessee=s option, either (i) the City will award concession privileges and manage concession operations and then credit to the order of the Lessee (subject to any applicable provisions of Section 6.01) the revenues derived from those concessions (less any incremental costs associated with managing the concessions) or (ii) Lessee may award the concession privileges directly and manage concession operations subject to the City=s current policies with respect to M/WBE participation, "street pricing", badging and hours of operation. The City agrees not to enter into future concession agreements that would limit or restrict the foregoing option. For purposes hereof, the term "inside concessions" includes food/beverage, news/gifts, other retail, duty-free merchandise, telephones, advertising and other miscellaneous concessions, but shall not include "outside concessions" such as parking, rental cars and ground transportation.

(b) In that portion of the Central FIS area immediately outside of Lessee=s Central Ticketing Facility as shown in Exhibit F, Lessee shall operate all concessions provided that (i) all such concessions reasonably conform to a theme or program selected by Lessee (it being agreed though that the specific concessions shall be selected by the City), (ii) such concessions are operated at a level comparable with those in the South Concourse and (iii) all revenues (net of reasonable fees and charges contracted to be retained by the third party developer and/or manager thereof) derived from such concessions are paid to the City. Additionally, the City and Lessee agree that no duty free concession shall be located in the Central FIS, except that the City may locate a duty-free concession in the in-transit lounge.

(c) Except as expressly provided above, the City shall retain all concession rights in the Terminal E Project.

Section 7.04: Special Provisions with respect to South Concourse; Relationship with Terminal D. (a) The City and Lessee agree that Lessee (and its Subsidiaries) shall have the right of preferential use (defined in the Terminal D Assignment Policy as APreferential Gate Use@) of Terminal D, Gates 1, 2 and 3, as well as the right to use, on a restricted priority basis after Substantial Completion of the Central FIS, three other narrow body aircraft gates in Terminal D as provided in Subsection 7.04(c); provided that, as a condition to the enjoyment of such use rights during peak periods of international aircraft demand, Lessee shall (i) fully utilize Terminal D, Gates 1, 2 and 3 for arriving international flights during peak periods of international aircraft demand, and (ii) for its gates in the South Concourse, following Substantial Completion of the Central FIS and the planned renovation of Terminal C (currently scheduled for completion in December 2004, give priority to Lessee=s and its Subsidiaries= arriving international flights during peak periods of international aircraft demand at its gates in the South Concourse (except for those gates needed to accommodate aircraft operations displaced from Terminal C as a result of the 490D renovation project, which is expected to be completed by December 2004).

(b) In Section 11.01, Lessee is granted certain rights to sublet and provide Ground Handling Services in Terminal E, subject to the limitations contained therein and herein. Lessee agrees that, without the Director=s prior written consent, it shall not provide Ground Handling Services or sublet space in the South Concourse (i) to any domestic airline with which Lessee does not have a formal code share relationship or (ii) to any foreign flag code-share airline during any period that the Agreed Terminal D Utilization Standard is applicable but is not achieved. The term "Agreed Terminal D Gate Utilization Standard" shall be applicable following completion of the planned renovation of Terminal C (currently scheduled for completion in December, 2004), and shall mean an average daily utilization of Terminal D by Lessee and any Subsidiary of 20 aircraft departures and 20 aircraft arrivals (as measured by the self reporting forms submitted monthly by Lessee and such Subsidiaries to the Houston Airport System), which shall be reduced by 1/6 for each of the three narrow body gates in Terminal D for which Continental relinquishes its "restricted priority basis" rights at the request of the City as provided in subsection (c) below.

(c) After Substantial Completion of the Central FIS, three of Gates 4 through 12, including Gates 4A and 6A in Terminal D (classified as narrow body aircraft gates), will be assigned to Lessee on a restricted priority gate use basis (defined in the Department=s Terminal D Assignment Policy as "Restricted Priority Basis") for international arrivals. The specific three gates will be designated by the Department in a manner that maximizes the use of all gates consistent with the allocation concepts and processes defined in the Terminal D Assignment Policy. However, Lessee agrees to relinquish its restricted priority basis rights to any of such gates upon 60 days written request from the Director that the gate be relinquished for use by another airline or airlines if there are no other gates available in Terminal D for use by any such airline at the required time.

Section 7.05: Right to Lease to United States Government. During time of war or national emergency, City shall have the right to lease the Airport landing area or any part thereof to the United States Government for use by the Armed Forces and, if any such lease is executed, the provisions of this Agreement insofar as they are inconsistent with the provisions of the lease to the Government shall be suspended; however, such suspension shall not extend the term of this Agreement or relieve Lessee of its obligation to pay Special Facilities Payments. If, as a result of any such lease, the rights or duties of Lessee hereunder are materially affected, then Lessee shall receive an equitable rental adjustment (except that its obligation to pay Special Facilities Payments will not be affected in any way).

ARTICLE 8

LESSEE'S OBLIGATIONS AND CONDITIONS TO

LESSEE'S USE OF SPECIAL FACILITIES

Until Substantial Completion of each Phase of the Terminal E Project, the provisions in this Article (other than those contained in Section 8.04) shall be subject to the limitations contained in Article 6A with respect to such Phase. In the event of a conflict between this Article and Article 6A, the terms of Article 6A shall control.

Section 8.01: Maintenance of Special Facilities and Terminal E Apron Area at Lessee's Expense. Subject to the other terms of this Agreement, Lessee shall throughout the term of this Agreement assume the entire responsibility, cost and expense for the operation and all repair and maintenance whatsoever of the Special Facilities, whether such repair or maintenance be ordinary or extraordinary, structural or otherwise. Additionally, without limiting the generality of the foregoing, Lessee shall:

(a) Maintain at all times the Special Facilities in a good state of repair and preservation, excepting ordinary wear and tear and obsolescence in spite of repair.

(b) Replace or substitute any furnishings, fixtures and equipment constituting a part of the Special Facilities which are reasonably considered by the Director to have become inadequate, worn out or unsuitable with furnishings, fixtures and equipment having a value at least as great as the original value of the furnishings, fixtures and equipment replaced or substituted; provided, however, that unencumbered title (free of all liens) to all replacement or substitute furnishings, fixtures and equipment, unless removable by Lessee in accordance with Section 5.06 hereof, automatically shall vest in the City as provided herein.

(c) Keep at all times, in a clean and orderly condition and appearance, the Special Facilities which are open to or visible by the general public.

(d) Lessee shall perform or cause to be performed such cleaning of the Terminal E Apron Area as shall be necessary to keep it in a clean, neat and orderly condition free of foreign objects and shall periodically on an as-needed basis remove grease, oil and fuel spills caused by Lessee with ramp scrubbing equipment and repair any foreign object damage.

Section 8.01A: Maintenance of City Project Components and APM.

(a) Lessee Project Components. For the Lessee Project Components, the City shall have no maintenance obligations.

(b) Terminal E Apron Area. City shall provide structural maintenance for the Terminal E Apron Area.

(c) City Project Components. City agrees to operate, maintain, keep in good repair and make any necessary replacements of the City Project Components in accordance with the practices of a reasonably prudent airport operator.

(d) Certain Public Areas of Terminal E. If the term of this Agreement is extended pursuant to Section 3.02(b), the City will operate, maintain and keep in good, sanitary and neat condition and repair the public areas of the Terminal E Project (except for those areas therein leased to others for their exclusive use) and all additions, improvements and facilities now or hereafter provided by City at or in connection with the terminal buildings and for common use by all lessees and the public, excepting any improvements or facilities constructed or installed by Lessee, either individually or jointly with others, and those that Lessee has agreed under the provisions hereof to operate or maintain as aforesaid. City will keep the roof, structure and utility systems of the terminal buildings in good repair. City will keep the public areas in and around the terminal buildings adequately supplied, equipped and furnished to accommodate the public using same and will operate and maintain directional signs in said public areas, including by way of example, but not by way of limitation, signs indicating the location in the terminal buildings of public facilities provided by City on the Airport. City will use reasonable efforts to provide (1) sufficient heat and air conditioning to those areas on the Airport equipped for such service; (2) illumination and drinking water in the public areas in the terminal buildings; (3) adequate lighting for the public vehicular parking facilities and aircraft apron; and (4) such janitorial and cleaning services as necessary to keep the public areas of the terminal buildings and areas adjacent thereto in a reasonably presentable and usable condition at all times.

(e) Automated People Mover System. Upon extension of the APM to serve the international facilities area, the City shall purchase, acquire, and/or assume Lessee's leasehold obligations for the Terminal B-C Link of the APM with respect to the Series 1997A Bonds and shall take over operating control of the APM and, unless otherwise mutually agreed, assume such responsibility for operating and maintaining the APM and use its best efforts to cause the APM to be operated so as to provide the same or substantially similar levels of service (based on frequency and capacity) to the international facilities area as was provided to Terminals B and C prior to such date.

(f) Insurance. Following Substantial Completion of the City Project Components for each Phase, such City Project Components will be insured by the City under a policy of fire and extended coverage insurance to the extent of not less than 80% of the insurable value of such property if such coverage is available. Insurance proceeds received on account of the damage to or destruction of such property will be applied by the City to the repair, construction or replacement of such damaged or destroyed property. Premiums paid by the City for such insurance will constitute City Operation and Maintenance Expenses.

Section 8.02: Taxes, Charges, Utilities, Liens. (a) Lessee shall pay all taxes that may be levied, assessed or charged upon the Special Facilities or Lessee's leasehold estate therein by the State of Texas or any of its political subdivisions or municipal corporations, and shall obtain and pay for all licenses and permits required by law. However, Lessee shall have the right to contest, in good faith, the validity or application of any such tax, license or permit and shall not be considered in default hereunder as long as such contest is in progress and diligently prosecuted. City agrees to cooperate with Lessee in all reasonable ways in connection with any such contest other than a contest of any tax, permit or license of the City.

(b) Lessee shall pay for all water, heat, electricity, chilled water, sewer rents and other utilities to the extent that such utilities are furnished to the Special Facilities other than those provided pursuant to (and for which Lessee pays, or is not required thereunder to pay for such items) the Use Agreement.

(c) Lessee shall neither cause or permit any laborers, mechanics, builders, carpenters, materialmen, contractors, or other liens or encumbrances (including judgment and tax liens) against the Special Facilities or any City property by virtue of the construction, repair or replacement of the Special Facilities; provided, however, that Lessee may at its own expense in good faith contest the validity of any alleged or asserted lien and may permit any contested lien to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action any part of the Special Facilities may be subject to a material risk of loss or forfeiture, in any of which events such lien shall be promptly satisfied or bonded around in accordance with Texas law.

Section 8.03: Compliance with Airport Rules and Regulations and Law; Nondiscrimination.

A. Rules and Regulations. From time to time the Director may adopt and enforce rules and regulations with respect to the occupancy and use of the Airport, its services and facilities, by persons, vehicles, aircraft and equipment that in his opinion will reasonably ensure the safe, efficient, and economically practicable operation thereof and provide for the safety and convenience of those using the Airport, and to protect the Airport and its facilities and the public from damage or injury resulting from operations on, into and from the Airport. Lessee agrees to observe and obey any and all rules and regulations as are currently in place and as may be reasonably established from time to time, and to require its officers, agents, employees, contractors, and suppliers, to observe and obey the same. City reserves the right to deny access to the Airport or its facilities to any person, firm or corporation that fails or refuses to obey and comply with such rules and regulations. Such rules and regulations of City will not be inconsistent with the terms of this Agreement or with valid rules, regulations, orders and procedures of the Federal Aviation Administration or any other government agency duly authorized to make or enforce rules and regulations for the operation of the Airport and the operation of aircraft using the Airport. Lessee at all times shall be furnished (at the notice address provided herein and to Lessee's on-Airport manager) a current copy of any such City rules or regulations and any amendments thereto, and Lessee reserves the right to contest any such rules and regulations which it believes to be unreasonable.

B. Compliance with Law.

1. General. Lessee shall not use the Airport or any part thereof, or knowingly permit the same to be used by any of its employees, officers, agents, subtenants, contractors, invitees, or licensees for any illegal purposes and shall, at all times during the term of this Agreement, comply with all applicable regulations, ordinances, and laws of the City, the State of Texas, or the Federal Government, and of any governmental bodies which may have jurisdiction over the Airport. Nothing in this Section 8.03B shall modify the provisions of Section 8.03A or limit Lessee's rights thereunder.

2. Compliance with Statutes, Ordinances and Regulations. At all times during the term of this Agreement, Lessee shall, in connection with its activities and operations at the Airport:

a. Comply with and conform to all applicable present and future statutes and ordinances, and regulations promulgated thereunder, of all Federal, State, and other government bodies of competent jurisdiction that apply to or affect, either directly or indirectly, Lessee or Lessee's operations and activities under this Agreement. Lessee shall comply with all applicable provisions of the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101), as the same may be amended from time to time, and federal regulations promulgated thereunder that may be made applicable as a result of construction activities conducted by Lessee.

b. As respects the City, be and remain an independent contractor with respect to all installations, construction, and services performed by or on behalf of Lessee hereunder.

C. Nondiscrimination.

1. General. In the use and occupation of the Airport, Lessee shall not unlawfully discriminate against any person or class of persons by reason of race, color, religion, sex, national origin or ancestry, age, or physical or mental handicap.

2. Civil/Human Rights Laws. In its operations at the Airport and in its use of the Airport, Lessee shall not, on the grounds of race, color, religion, sex, national origin or ancestry, or age, discriminate or permit discrimination against any person or group of persons in any manner prohibited by Part 21 of the Federal Aviation Regulations, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, and Section 15-17 of the City's Code of Ordinances. Without limiting the generality of the foregoing, Lessee agrees to not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin or ancestry, or age. Lessee agrees to take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, national origin or ancestry, age, or physical or mental handicap. Such action shall include, but not be limited to: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; selection for training; and disciplinary actions and grievances. Lessee agrees to post, in conspicuous places available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

3. USDOT Requirements. Lessee, for itself, its successors in interest, and assigns, as a part of the consideration of this Agreement, does hereby covenant and agree that, in the event improvements are constructed, maintained, or otherwise operated on the Airport for a purpose for which a United States Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, Lessee shall maintain and operate such improvements and services in compliance with all other requirements imposed pursuant to 49 CFR, Part 21 (Non-discrimination in Federally Assisted Programs of the Department of Transportation), as said regulations may be amended.

Lessee, for itself, its heirs, personal representatives, successors in interest, and assigns, as a part of the consideration of this Agreement, does hereby covenant and agree that: (1) no person on the grounds of race, color, religion, sex, national origin or ancestry, or age, shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said improvements; (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, religion, sex, national origin or ancestry, or age, shall be excluded from participation in, denied the benefits of, or otherwise be subjected to unlawful discrimination; (3) that Lessee shall use the Airport facilities in compliance with all other requirements imposed by, or pursuant to, 49 C.F.R., Part 21 (Non-discrimination in Federally Assisted Programs of the Department of Transportation), as said regulations may be amended; and (4) Lessee assures that it will undertake an affirmative action program as required by 14 C.F.R., Part 152, Subpart E, Non-discrimination Airport in Aid Program, to ensure that no person shall on the grounds of race, color, religion, national origin or ancestry, sex, age, or physical or mental handicap be excluded from participating in any employment activities covered in 14 CFR, Part 152, Subpart E, or such employment activities covered in Section 15-17 of the City's Code of Ordinances. Lessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Section 8.03C. Lessee assures that it will require that any covered suborganization similarly will undertake affirmative action programs and that the suborganization will require assurance from the suborganization's suborganization, as required by 14 CFR., Part 152, Subpart E, to the same affect.

Section 8.04: Compliance with Tax Law. With respect to the Special Facilities, Lessee hereby covenants and agrees as follows:

(a) Lessee shall comply or cause to be complied with all tax covenants with respect to the Special Facilities and the Bonds contained in the Trust Indenture;

(b) Lessee shall continuously repair, preserve, replace or substitute, as needed, all Special Facilities, at its expense, to the extent necessary to maintain and/or extend the reasonably expected economic life of the Special Facilities to satisfy the tax covenant contained in the Trust Indenture. All property for which replacements or substitutions are made by Lessee as provided herein shall become Lessee's property (and such replacement or substituted property shall become the City's property);

(c) Lessee hereby elects not to claim depreciation or an investment credit for federal income tax purposes with respect to any portion of the Special Facilities; Lessee will take all actions necessary to make this election binding on all its successors in interest under this Agreement; and this election shall be irrevocable.

Section 8.05: Environmental Matters.

A. Lessee shall comply with all federal, state and local statutes, ordinances, regulations, rules, policies, codes or guidelines now or hereafter in effect, as the same may be amended from time to time, which govern Hazardous Materials (as hereinbelow defined) or relate to the protection of human health, safety or the environment and which are applicable to the conduct of Lessee's business operations from the Special Facilities, including but not be limited to: the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Oil Pollution Control Act of 1990, 33 U.S.C. Section 270 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., and as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. Law No. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act as amended, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq.; and those substances defined as hazardous waste or as hazardous substances under the laws of Texas and/or the United States or in regulations promulgated pursuant to such laws (collectively, "Environmental Laws").

B. Any fines or penalties that may be levied against the City by the Environmental Protection Agency or the Texas Natural Resource Conservation Commission or any other governmental agency for Lessee's failure to comply with the Environmental Laws as required by Section 8.05(A) hereof shall be reimbursed to the City by Lessee within ten (10) days of receipt of an invoice from City for such fines or penalties.

C. Lessee shall prevent the presence, use, generation, release, omission, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, above, to or from facilities subject to this Agreement by Lessee, other than in strict compliance with all Environmental Laws. For purposes of this Section, "Hazardous Materials" shall be interpreted in the broadest sense to include any and all substances, materials, wastes, pollutants, oils, or governmental regulated substances or contaminants as defined or designated as hazardous, toxic, radioactive, dangerous, or any other similar term in or under any of the Environmental Laws, including but not limited to, asbestos and asbestos containing materials, petroleum products including crude oil or any fraction thereof, gasoline, aviation fuel, jet fuel, diesel fuel, lubricating oils and solvents, urea formaldehyde, flammable explosives, PCBs, radioactive materials or waste, or any other substance that, because of its quantity, concentration, physical, chemical, or infectious characteristics may cause or threaten a present or potential hazard to human health or the environment when improperly generated, used, stored, handled, treated, discharged, distributed, disposed or released. Hazardous Materials shall also mean any and all hazardous materials, hazardous wastes, toxic substances, or regulated substances under any Environmental Laws.

D. Lessee acknowledges that the Airport is subject to the National Pollution Discharge Elimination System Program ("NPDES") and its regulations relating to stormwater discharges, 40 CFR Part 122, for operations that occur at the Airport. Lessee further acknowledges that it is familiar with these NPDES stormwater regulations and that it will conduct operations at the Special Facilities subject to 40 CFR Part 122 as it may be amended from time to time.

E. City and Lessee both acknowledge that close cooperation is necessary to ensure compliance with any NPDES stormwater discharge permit, as well as to ensure safety and to minimize costs. Lessee acknowledges that it may be necessary to undertake to minimize the exposure of stormwater to significant materials generated, stored, handled or otherwise used by Lessee at the Special Facilities as defined in the federal stormwater regulations, by implementing and maintaining "Best Management Practices" as defined in 40 CFR, Part 122.2, as it may be amended from time to time.

F. Lessee acknowledges that City's NPDES stormwater discharge permit, to the extent affecting the Special Facilities, is incorporated by reference into this Agreement and any subsequent amendments, extensions or renewals. Lessee agrees to be bound by all applicable portions of said permit. City shall promptly notify Lessee of any changes to any portions of said permit applicable to, or that affect, Lessee's operations.

G. City shall provide Lessee with written notice of those NPDES stormwater discharge permit requirements that Lessee shall be obligated to perform from time to time at the Special Facilities, including, but not limited to: certification of non-stormwater discharges; collection of stormwater samples; preparation of stormwater pollution prevention or similar plans; implementation of "good housekeeping" measures or Best Management Practices; and maintenance of necessary records. Such written notice shall include applicable deadlines. Lessee, within 15 days of receipt of such written notice, shall notify City in writing if it disputes any of the NPDES stormwater discharge permit requirements it is being directed to undertake. If Lessee does not provide such timely notice, it is deemed to assent to undertake such requirements. If Lessee provides City with written notice, as required above, that it disputes such NPDES stormwater discharge permit requirements, City and Lessee agree to negotiate a prompt resolution of their differences. Lessee warrants that it will not object to City notices required pursuant to this paragraph unless Lessee has a good faith basis to do so.

H. City and Lessee agree to provide each other upon request, with any non-privileged information collected and submitted to any governmental entity(ies) pursuant to applicable NPDES stormwater regulations applicable to the Special Facilities.

I. Lessee agrees to participate in any reasonable manner requested by the City in any City organized task force or other work group established to coordinate stormwater activities at the Airport.

J. All such remedies of City with regard to environmental requirements as set forth herein shall be deemed cumulative in nature and shall survive termination of this Agreement.

K. LESSEE SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CITY AND ITS OFFICERS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY LOSS, COST, CLAIM, DEMAND, PENALTY, FINE, SETTLEMENT, LIABILITY AND EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' AND CONSULTANTS' FEES, COURT COSTS AND LITIGATION EXPENSES) RELATED TO

(1) LESSEE'S USE OF HAZARDOUS MATERIALS OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, ON THE SPECIAL FACILITIES;

(2) ANY ACTUAL, THREATENED OR ALLEGED CONTAMINATION BY HAZARDOUS MATERIALS ON THE GROUND LEASE PROPERTIES, EASEMENTS OR SPECIAL FACILITIES BY LESSEE OR ITS AGENTS;

(3) THE DISPOSAL, RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS BY LESSEE OR ITS AGENTS AT THE GROUND LEASE PROPERTIES, EASEMENTS OR SPECIAL FACILITIES THAT IS ON, FROM OR AFFECTS THE SOIL, AIR, WATER, VEGETATION, BUILDINGS, PERSONAL PROPERTY, OR PERSONS;

(4) ANY PERSONAL INJURY, DEATH OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO HAZARDOUS MATERIALS USED BY LESSEE AT THE GROUND LEASE PROPERTIES, EASEMENTS OR SPECIAL FACILITIES; OR

(5) ANY VIOLATION BY LESSEE OF ANY ENVIRONMENTAL LAWS AT THE GROUND LEASE PROPERTIES, EASEMENTS OR THE SPECIAL FACILITIES;

PROVIDED HOWEVER, THAT NONE OF THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO LOSSES, COSTS, EXPENSES, CLAIMS, DEMANDS, PENALTIES, FINES, SETTLEMENTS, LIABILITIES AND EXPENSES WHICH RESULT FROM CONDITIONS EXISTING AS OF THE EFFECTIVE DATE OF THIS AGREEMENT OR WHICH RESULT FROM THE ACTION OF THE CITY OR ITS AGENTS.

Section 8.06: City's Right To Maintain or Repair Special Facilities. In the event Lessee fails (i) to commence within thirty (30) days after written notice from the Director to do any maintenance or repair work to the Special Facilities required to be done under the provisions of this Agreement, other than preventive maintenance; (ii) to commence such maintenance or repair work within a period of ninety (90) days if such notice specifies that the work to be accomplished by the Lessee involves preventive maintenance only; or (iii) to diligently continue to completion any such maintenance or repair work as required under this Agreement; then, the Director or the City may, at its option, and in addition to any other remedies which may be available to it, enter the Special Facilities, without such entry causing or constituting a cancellation of this Agreement or an interference with the possession of the Special Facilities, and repair, maintain, replace, rebuild or paint all or any part of the Special Facilities and do all things reasonably necessary to accomplish the work required, and the reasonable cost and expense thereof shall be payable to the City by Lessee on written demand; provided, however, if in the reasonable opinion of the Director or the City, the Lessee's failure to perform any such repair or maintenance endangers the safety of the public, the employees or other tenants at the Airport, and the Director or the City so states same in its notice to Lessee, the Director or the City may perform such maintenance at any time after the giving of such notice, and Lessee agrees to pay to City the reasonable cost and expense of such performance on demand. In the event of the performance by City of any maintenance or repair work on the Special Facilities, City shall use all reasonable efforts to minimize any interference with or interruption of Lessee's business operations.

Section 8.07: Termination Procedures. Upon the expiration or termination of this Agreement pursuant to any terms hereof, Lessee shall surrender the Special Facilities to the City in a good state of repair and preservation, excepting (i) ordinary wear and tear and obsolescence in spite of repair, unless otherwise permitted in Article 9 hereof, (ii) the effects of condemnation and (iii) any casualty damage which Lessee is not required to repair or restore hereunder.

ARTICLE 9

LIABILITY, INSURANCE AND CONDEMNATION

Until Substantial Completion of the Lessee Project Components for each Phase of the Terminal E Project, as applicable, the provisions in this Article shall be subject to the limitations contained in Article 6A with respect to such Phase. In the event of a conflict between this Article and Article 6A, the terms of Article 6A shall control.

Section 9.01: Release and Indemnification of City and Trustee.

A. THE LESSEE, ITS SUCCESSORS AND ASSIGNS OF THIS AGREEMENT (IN THIS SECTION, THE "AIRLINE") HEREBY RELEASE, RELINQUISH AND DISCHARGE THE CITY, ITS PREDECESSORS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND ITS COLLECTIVE FORMER, PRESENT AND FUTURE AGENTS, EMPLOYEES AND OFFICERS (COLLECTIVELY IN THIS SECTION "CITY") FROM ANY LIABILITY OF THE CITY (i) FOR ANY DAMAGE TO PROPERTY OF AIRLINE OR (ii) FOR CONSEQUENTIAL DAMAGES SUFFERED BY AIRLINE, WHERE ANY SUCH DAMAGE IS SUSTAINED IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT.

B. WITH NO INTENT TO AFFECT AIRLINE'S ENVIRONMENTAL INDEMNIFICATION SET FORTH IN SECTION 8.05(K), AIRLINE, EXPRESSLY AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD THE CITY COMPLETELY HARMLESS FROM AND AGAINST (BUT SUBJECT TO SECTIONS D, E AND F HEREOF): (I) ANY AND ALL LIABILITIES, LAWSUITS, CAUSES OF ACTION, LOSSES, CLAIMS, JUDGMENTS, DAMAGES, FINES OR DEMANDS ARISING BY REASON OF OR IN CONNECTION WITH THE ACTUAL OR ALLEGED ERRORS, OMISSIONS, OR NEGLIGENT ACTS OF AIRLINE OR OF THE CITY OR IN CONNECTION WITH THE CITY=S OBLIGATIONS UNDER SECTION 6A.04(b), IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, BODILY INJURY, ILLNESS, PHYSICAL OR MENTAL IMPAIRMENT, DEATH OF ANY PERSON, OR THE DAMAGE TO OR DESTRUCTION OF ANY REAL OR PERSONAL PROPERTY; AND (II) ALL COSTS FOR THE INVESTIGATION AND DEFENSE OF ANY AND ALL LIABILITIES, LAWSUITS, CAUSES OF ACTION, LOSSES, CLAIMS, JUDGMENTS, DAMAGES, FINES OR DEMANDS REFERRED TO IN THE PRECEDING CLAUSE (I) INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEY FEES, COURT COSTS, DISCOVERY COSTS, AND EXPERT FEES. SUBJECT TO SUBSECTIONS D, E AND F HEREOF, AIRLINE'S AGREEMENT TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CITY EXPRESSLY EXTENDS TO THE ACTUAL OR ALLEGED JOINT OR CONCURRENT NEGLIGENCE OF CITY AND AIRLINE.

C. UPON THE FILING BY ANYONE OF ANY TYPE OF CLAIM, CAUSE OF ACTION, OR LAWSUIT AGAINST THE CITY FOR ANY TYPE OF DAMAGES ARISING OUT OF INCIDENTS FOR WHICH CITY IS TO BE INDEMNIFIED BY AIRLINE PURSUANT TO THIS SECTION 9.01, THE CITY SHALL, WITHIN 45 DAYS OF CITY BECOMING AWARE THEREOF, NOTIFY AIRLINE OF SUCH CLAIM, CAUSE OF ACTION OR LAWSUIT. IN THE EVENT THAT AIRLINE DOES NOT SETTLE OR COMPROMISE SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT AT ITS OWN COST, TO THE EXTENT AIRLINE IS REQUIRED TO INDEMNIFY CITY PURSUANT TO THIS SECTION 9.01, THEN AIRLINE SHALL UNDERTAKE THE LEGAL DEFENSE OF SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT AT ITS OWN COST THROUGH COUNSEL OF RECOGNIZED CAPACITY OR OTHERWISE NOT REASONABLY DISAPPROVED BY THE CITY BOTH ON BEHALF OF ITSELF AND ON BEHALF OF CITY UNTIL FINAL DISPOSITION, INCLUDING ALL APPEALS. THE CITY MAY, AT ITS SOLE COST AND EXPENSE, PARTICIPATE IN THE LEGAL DEFENSE OF ANY SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT BY AIRLINE TO DEFEND AGAINST SUCH CLAIM, CAUSE OF ACTION OR LAWSUIT. ANY FINAL JUDGMENT RENDERED AGAINST CITY FOR ANY CAUSE FOR WHICH CITY IS TO BE INDEMNIFIED AGAINST PURSUANT TO THIS SECTION 9.01 SHALL BE CONCLUSIVE AGAINST AIRLINE AS TO LIABILITY AND AMOUNT UPON THE EXPIRATION OF THE TIME FOR ALL APPEALS.

D. THE PROVISIONS OF SECTION 9.01B AND C HEREOF SHALL NOT APPLY TO ANY CLAIM OR DEMAND (I) ARISING AT ANY TIME WHEN THE CITY IS OPERATING THE LESSEE PROJECT COMPONENTS OR OTHER SPECIAL FACILITIES (OR IS RESPONSIBLE FOR THE OPERATION THEREOF PURSUANT TO ANY SUBLEASE OR OTHER AGREEMENT), (II) ARISING SOLELY FROM THE NEGLIGENCE OF THE CITY OR SOLELY FROM THE BREACH OF THE CITY'S EXPRESS OBLIGATIONS HEREUNDER, OR WHEN THE CITY IS MORE THAN 50% LIABLE, (III) IF SUCH CLAIM OR DEMAND RELATES TO ANY ACT OR OMISSION OCCURRING OUTSIDE THE PREMISES LEASED EXCLUSIVELY OR PREFERENTIALLY TO AIRLINE UNDER THIS AGREEMENT, UNLESS AIRLINE IS MORE LIABLE FOR (I.E., IS MORE AT FAULT FOR) SUCH CLAIM OR DEMAND THAN EACH OTHER PARTY TO SUCH CLAIM OR DEMAND, OR (IV) TO THE EXTENT THE CLAIM OR DEMAND IS COVERED UNDER THE INSURANCE CARRIED PURSUANT TO SECTIONS 9.02 AND 9.03 HEREOF; PROVIDED, THAT, IF (a) A CLAIM OR DEMAND IS MADE AGAINST AIRLINE BY A THIRD PARTY FOR WHICH AIRLINE HAS INSURANCE COVERAGE PURSUANT TO SECTIONS 9.02 AND 9.03 HEREOF, AND (b) THERE IS A DEDUCTIBLE CARRIED BY AIRLINE APPLICABLE TO SUCH CLAIM OR DEMAND (OR AIRLINE, THROUGH SELF-INSURANCE OR OTHER SELF-FUNDED INSURANCE PROGRAM, BEARS THE FINANCIAL RISK OF ANY PORTION OF SUCH CLAIM OR DEMAND AS TO THE DEDUCTIBLE ONLY), THEN THE PROVISIONS OF SECTION 9.01B AND C (AND BY REFERENCE, SUBSECTIONS D AND E HEREOF) SHALL APPLY TO SUCH PORTION OF THE CLAIM OR DEMAND THAT IS SUBJECT TO SUCH DEDUCTIBLE OR SELF-INSURANCE OF THE DEDUCTIBLE OR OTHER SELF-FUNDED INSURANCE PROGRAM AS TO THE DEDUCTIBLE (AND TO ANY OTHER PORTION OF THE CLAIM OR DEMAND AS TO THE CITY THAT IS NOT SATISFIED WITH INSURANCE PROCEEDS). FOR PURPOSES OF THIS SECTION, LESSEE STIPULATES THAT AS TO EACH CLAIM OR DEMAND THAT MAY BE SUBJECT TO THE PROVISIONS HEREOF, THE DEDUCTIBLE AMOUNT SHALL NEVER BE DEEMED TO BE GREATER THAN $1,000,000.

E. NOTWITHSTANDING ANYTHING IN THIS SECTION TO THE CONTRARY, THE LIABILITY OF THE AIRLINE UNDER SECTION 9.01.B AND C SHALL NOT EXCEED $1,000,000 PER OCCURRENCE.

F. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER AGREEMENT, DURING THE CONSTRUCTION PERIOD OF EACH PHASE, AIRLINE SHALL NOT BE REQUIRED TO INDEMNIFY OR DEFEND THE CITY FROM AND AGAINST ANY CLAIM OR OTHER MATTER THAT IS NOT CAUSED BY THE ACTIONS OR FAILURES TO ACT OF AIRLINE OR ANY OF AIRLINE=S CONTRACTORS OR SUBCONTRACTORS WHILE AIRLINE (OR ITS CONSTRUCTION AGENT) IS IN CONTROL, OR POSSESSION, OF THE CONSTRUCTION OF THE LESSEE PROJECT COMPONENTS INCLUDED IN SUCH PHASE, EXCEPT TO THE EXTENT THAT ANY SUCH CLAIM OR MATTER IS COVERED BY AIRLINE=S INSURANCE. FOR THE AVOIDANCE OF DOUBT, IT IS ACKNOWLEDGED THAT THE FOREGOING INDEMNITY OBLIGATIONS OF AIRLINE UNDER THIS ARTICLE 9 (INCLUDING THIS SUBSECTION F) SHALL ALSO APPLY IN THE EVENT OF ANY ACTUAL OR ALLEGED ERRORS, OMISSIONS, OR NEGLIGENT ACTS OF THE CITY WHEN THE LIABILITY, LAWSUIT, CAUSE OF ACTION, LOSS, CLAIM, JUDGMENT, DAMAGE, FINE OR DEMAND ARISES FROM THE ACTIONS OR THE FAILURES TO ACT OF AIRLINE OR ANY OF AIRLINE=S CONTRACTORS OR SUBCONTRACTORS WHILE AIRLINE (OR ITS CONSTRUCTION AGENT) IS IN CONTROL, OR POSSESSION, OF THE CONSTRUCTION OF THE LESSEE PROJECT COMPONENTS. IN THIS REGARD, AIRLINE ACKNOWLEDGES THAT PURSUANT TO THIS AGREEMENT, AIRLINE OR ITS CONSTRUCTION AGENT WILL BE IN CONTROL, OR POSSESSION, OF THE CONSTRUCTION OF THE LESSEE PROJECT COMPONENTS AT ALL TIMES DURING THE TERM HEREOF.

G. THE PROVISIONS OF SUBSECTIONS 9.01.B, C, D AND E SHALL BE INDEPENDENT OF ANY INDEMNITIES TO WHICH THE CITY MAY BE ENTITLED UNDER THE PROVISIONS OF ANY USE AGREEMENT OR ANY OTHER AGREEMENT.

H. LESSEE FURTHER AGREES, SUBJECT TO THE FOLLOWING PROVISO, TO INDEMNIFY THE TRUSTEE, ITS SUCCESSORS, OFFICERS, DIRECTORS AND EMPLOYEES, FOR AND TO HOLD THEM HARMLESS AGAINST ANY LOSS, LIABILITY OR EXPENSES INCURRED WITHOUT NEGLIGENCE, BAD FAITH, FRAUD, THEFT OR WILLFUL MISCONDUCT ON THEIR PART ARISING OUT OF OR IN CONNECTION WITH THE ACCEPTANCE AND ADMINISTRATION OF THE TRUST IMPOSED BY THE TRUST INDENTURE, INCLUDING THE COSTS AND EXPENSES OF DEFENDING THEMSELVES AGAINST ANY CLAIM OR LIABILITY IN CONNECTION WITH THE EXERCISE OR PERFORMANCE OF ANY OF THE POWERS OR DUTIES OF THE TRUSTEE UNDER THE TRUST INDENTURE; PROVIDED, HOWEVER, THAT PRIOR TO THE SUBSTANTIAL COMPLETION OF THE TERMINAL E PROJECT THIS OBLIGATION SHALL BE OF NO FORCE AND EFFECT.

Section 9.02: General Insurance Requirements. With no intent to limit Lessee's liability or the indemnification provisions herein, Lessee shall provide and maintain certain insurance in full force and effect at all times during the term of this Agreement and all extensions thereto, as set forth in Section 9.03 below. If any of the insurance is written as "claims made" coverage, then Lessee agrees to keep such claims made insurance in full force and effect by purchasing policy period extensions for at least three years after the expiration or termination of this Agreement.

Section 9.03: Risks and Minimum Limits of Coverage.

Worker's Compensation: Statutory

Employer's Liability: Bodily injury by accident - $1,000,000 (each accident)

Bodily injury by disease - $1,000,000 (policy limit)

Bodily injury by disease - $1,000,000 (each employee)

Commercial General Liability:

(including broad form coverage, Combined single limit of:

contractual liability, bodily and $100,000,000 per occurrence/aggregate personal injury, and products Products and Completed operations and completed operations) $10,000,000 aggregate

All Risk

(Covering each Phase or Replacement value of each Phase (or Segment)

Segment of the Special Facilities of the Special Facilities

following its Substantial

Completion, including fire,

lightning, vandalism, and extended

coverage perils)

Automobile Liability Insurance:

(For automobiles used by Lessee $5,000,000 combined single limit per occurrence in the course of its performance

under this Agreement, including

Lessee's non-owned and hired autos)

In connection with the design, construction, procurement and installation of the Special Facilities, Lessee shall contractually require its principal construction contractors and architects/engineers contracting with Lessee (as the case may be) to carry the following additional coverages and limits of liability, unless Lessee carries policies of insurance covering such risk (provided, however, if reasonable under the circumstances, Lessee may, with the concurrence of the Director, require lower limits of liability):

Professional Liability: $2,000,000 per occurrence/aggregate

(in the case of architects

and engineers)

Builders Risk: Replacement value of each Phase of the Special

(in the case of contractors) Facilities up to an aggregate amount not less than the amount of expended Bond proceeds

(Aggregate limits are per 12-month period unless otherwise indicated.)

Section 9.04. Other Provisions.

A. Form of Policies. The insurance carried by Lessee may be in one or more policies of insurance, the form of which shall be reasonably satisfactory to the Director. Nothing the Director does or fails to do shall relieve Lessee from its duties to provide the required coverage hereunder (unless specifically provided otherwise in such action), and the Director's actions or inactions shall not be construed as waiving the City's rights hereunder.

B. Issuers of Policies. The issuer of any policy carried by Lessee shall have a Certificate of Authority to transact insurance business in the State of Texas and have a Best's rating of at least A- and a Best's Financial Size Category of Class VI or better, according to the most current edition of Best's Key Rating Guide, Property-Casualty United States. Each issuer must be responsible and reputable, must have financial capability consistent with the risks covered, and shall be subject to approval by the Director.

C. Insured Parties. Each policy carried by Lessee, except those for Workers Compensation, Professional Liability and Employer's Liability, shall name the City (and its officers, agents, and employees) as Additional Insured parties on the original policy and all renewals or replacements during the term of this Agreement. The City, the Trustee and Lessee shall be named joint Loss Payees on All Risk and Builders Risk coverages, subject to distribution of proceeds as provided elsewhere herein.

D. Deductibles. Subject to Section 9.01(D) herein, Lessee shall assume and bear any claims or losses to the extent of any deductible amounts (or deductible amounts that are self-insured by Lessee) and waives any claim it may ever have for the same against the City, its officers, agents, or employees.

E. Cancellation. Each policy carried by Lessee shall expressly state that it may not be canceled, materially modified or not renewed unless the insurance company gives thirty (30) days' advance written notice in writing to the Director.

F. Aggregates. Lessee shall give written notice to the Director within five (5) days of the date upon which total claims by any party against Lessee reduce the aggregate amount of coverage below the amounts required by this Agreement. In the alternative, the policy may contain an endorsement establishing a policy aggregate for the particular project or location subject to this Agreement.

G. Subrogation. Each policy carried by Lessee shall contain an endorsement to the effect that the issuer waives any claim or right in the nature of subrogation to recover against the City, its officers, agents, or employees.

H. Endorsement of Primary Insurance. Each policy hereunder except Worker's Compensation and Professional Liability shall be primary insurance to any other insurance available to the Additional Insured and Loss Payee with respect to claims arising hereunder.

I. Liability for Premium. Lessee shall be solely responsible for payment of all insurance premiums for the policies required to be maintained by Lessee hereunder, and the City shall not be obligated to pay any premiums.

J. Contractors and Subcontractors. Lessee shall contractually require all its contractors, and all its contractors to require its subcontractors, to carry insurance naming the City and the Trustee as an additional insured; however, contractual liability shall be limited to the extent of such contractor's or subcontractor's indemnification obligations under the applicable contract. Such insurance shall meet all of the above requirements as Lessee can successfully require such contractors or subcontractors to meet, except amount. The amount shall be commensurate with the amount of the contract. Lessee shall provide copies of such insurance certificates to the Director.

K. Proof of Insurance. Within five (5) days of the effective date of this Agreement and at any time during the term of this Agreement, Lessee shall furnish the Director with certificates of insurance, along with an affidavit from Lessee confirming that the certificates accurately reflect the insurance coverage that will be available during the term. If requested in writing by the Director, Lessee shall furnish the City with certified copies of Lessee's insurance policies.

Notwithstanding the proof of insurance required to be carried by Lessee as set forth above, it is the intention of the parties hereto that Lessee, continuously and without interruption, maintain in force the required insurance as set forth above. Lessee agrees that the City shall never be argued to have waived or be estopped from asserting its right to terminate this Agreement hereunder because of any acts or omissions by the City regarding its review of insurance documents provided by Lessee, its agents, employees, or assigns.

Section 9.05: Disposition of Insurance Proceeds. In the event all of the Special Facilities or any part thereof is damaged or destroyed by an insured casualty and any Bonds remain Outstanding, then, notwithstanding any provision to the contrary herein or elsewhere (other than Article 6A), the following provisions shall be applicable to the expenditure of any insurance proceeds relating to such Special Facilities:

(i) If either (A) the insurance proceeds (less the cost of removing the debris resulting from such casualty) together with any moneys in the Interest and Redemption Fund are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on said Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee requests that the Special Facilities not be repaired or rebuilt, or (B) the insurance proceeds (less the cost of removing the debris resulting from such casualty) together with any moneys available in the Interest and Redemption Fund are insufficient for such purpose and the Lessee agrees to pay the deficiency and requests that the Special Facilities not be repaired or rebuilt, then in either case the Lessee may, if the casualty loss is substantial and if the Bonds are redeemed or defeased in whole, together with any unpaid but accrued interest, elect to terminate this Agreement and be released from all unaccrued obligations hereunder; provided that the insurance proceeds (less the cost of removing the debris resulting from such casualty) and the deficiency payments, if any, paid by the Lessee shall be deposited into the Interest and Redemption Fund for the Bonds and the moneys therein shall be applied to pay the obligations with respect to the Outstanding Bonds and other amounts due under the Trust Indenture. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the Outstanding Bonds and other amounts due under the Trust Indenture, any such excess after payment or provision for the payment of the Bonds within the meaning of the Trust Indenture and other amounts due under the Trust Indenture has been made shall be divided between the City and the Lessee as their respective interests appear at the time of such damage or destruction; or

(ii) If all Bonds are not repaid as provided in clause (i) above, Lessee agrees to cause such insurance proceeds to be deposited in the Construction Fund under the Trust Indenture (to be disbursed as provided therein) and to promptly repair and rebuild the Special Facilities with the insurance proceeds, and if such proceeds are insufficient for such purposes, the Lessee shall pay the deficiency. If such proceeds are in excess of the amount necessary for such purposes, any such excess shall be transferred by the Trustee to the Interest and Redemption Fund as a credit to the next due payments of Special Facilities Payments, with such credit to continue until the amount thereof is exhausted and if the Special Facilities Payments is paid in full, thereafter, any excess proceeds paid to Lessee. The repair or restoration of the Special Facilities shall either be in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the casualty, or in accordance with new or modified plans and specifications, the alternative to be determined by the mutual agreement of the City and Lessee. Before any reconstruction or repair under this paragraph, Lessee shall submit plans and specifications to the Director for approval and such reconstruction or repair shall be substantially in accordance therewith subject to such changes as may be reasonably requested by Lessee and approved by the City.

Section 9.06: Condemnation. In the event that the Special Facilities or any part thereof shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority or conveyed under threat thereof for any public or quasi-public use or purpose and at such time Bonds remain Outstanding within the meaning of the Trust Indenture or any other amounts remain due under the Trust Indenture, then, notwithstanding any provision to the contrary herein or elsewhere (other than Article 6A), the condemnation proceeds shall be applied as follows:

(i) If all or a substantial part of the Special Facilities is taken and either (A) the condemnation proceeds attributable to the Special Facilities, together with any moneys in the Interest and Redemption Fund, are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on the Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee requests that the Special Facilities not be rebuilt elsewhere, or (B) the condemnation proceeds attributable to the Special Facilities, together with any moneys available in the Interest and Redemption Fund, are insufficient to pay all of the interest, principal and other obligations accrued and to accrue on the Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee agrees to pay the deficiency and requests that the Special Facilities not be rebuilt elsewhere or terminal facilities suitable for such purpose are not available elsewhere, the City will terminate this Agreement and release the Lessee from all unaccrued obligations hereunder, provided that the condemnation proceeds attributable to the Special Facilities and deficiency, if any, paid by Lessee shall be deposited into the Interest and Redemption Fund for the Bonds and moneys therein shall be applied to pay the obligations with respect to the Outstanding Bonds and all other amounts due under the Trust Indenture. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the Outstanding Bonds and all other amounts due under the Trust Indenture, any such excess after payment or provision for the payment of the Bonds and all other amounts due under the Trust Indenture within the meaning of the Trust Indenture has been made shall be divided between the City and the Lessee as their respective interests appear at the time of the taking.

(ii) If all or a substantial part of the Special Facilities is taken and the Lessee requests that the Special Facilities be rebuilt elsewhere, the Special Facilities shall be rebuilt elsewhere and paid for with the condemnation proceeds attributable to the Special Facilities, and if such proceeds are insufficient for such purposes the Lessee shall pay the deficiency. If such proceeds attributable to the Special Facilities are in excess of the amount necessary for such purpose, any such excess shall be paid to the City and deposited by it into the Interest and Redemption Fund for said Bonds as a credit to the next due payments of Special Facilities Payments, with such credit to continue until the amount thereof is exhausted and, thereafter, any excess proceeds paid to Lessee.

(iii) In the event that title to or use of less than a substantial part of the Special Facilities is taken by the power of eminent domain (that is, if the primary use of the Special Facilities is not substantially impaired by deletion of the part taken) the Lessee shall determine whether any rebuilding is necessary. Any condemnation proceeds attributable to the Special Facilities that are not used for the purposes of rebuilding shall be assigned to the City and deposited into the Interest and Redemption Fund and applied to redeem as many Bonds as may be redeemed at the next available redemption date.

Section 9.07: Reconstruction or Repair. The rebuilding of the Special Facilities under Sections 9.05 or 9.06 shall be either in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the casualty or taking, or in accordance with new or modified plans and specifications, the alternative to be determined by the mutual agreement of the Lessee and the Director.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01: Events of Default. The following shall be Events of Default as to the Lessee under this Agreement:

(a) Failure to pay any Special Facilities Payments required to be paid under Article 6 hereof within 5 calendar days of their due date.

(b) Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement, other than as referred to in subsection (a) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Lessee by the City (except (i) if any insurance required to be maintained by Lessee is to be canceled or not renewed, such notice and the period for remedy by Lessee shall be limited to the period ending on the date on which such cancellation or nonrenewal is scheduled to occur and (ii) where fulfillment of another obligation requires activity over a period of time, and the Lessee shall commence to perform whatever may be required for fulfillment within thirty (30) days after the receipt of notice and shall diligently continue such performance without interruption, except for causes beyond its control).

(c) Any material lien shall be filed against the Special Facilities or Ground Lease Properties or Lessee's interest therein or any part thereof in violation of this Agreement by a party other than the City and shall remain unreleased (or not bonded around) for a period of sixty (60) days from the date of such filing unless within said period the Lessee is contesting in good faith the validity of such lien in accordance with Section 8.02(c) hereof.

(d) Whenever an involuntary petition shall be filed against Lessee under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import or a receiver of Lessee for all or substantially all of the property of Lessee shall be appointed without acquiescence and such petition or appointment is not discharged or stayed within ninety (90) days after its filing.

(e) The dissolution or liquidation of the Lessee or the filing by the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee within ninety (90) days to lift or obtain a stay of any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Special Facilities, or a general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Lessee in any proceeding for its reorganization or liquidation instituted under the provisions of the federal bankruptcy laws, or under any similar laws which may hereafter be enacted. The term "dissolution or liquidation of the Lessee," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 12.01 hereof.

(f) Whenever Lessee shall fail to provide adequate assurance (i) that Lessee will promptly cure all defaults hereunder, if any; (ii) that Lessee will compensate, or provide adequate assurance that Lessee will promptly compensate, the City for any actual pecuniary loss to the City resulting from any Event of Default hereunder; and (iii) of future performance by Lessee of the terms and conditions of this Agreement, each within thirty (30) days after (1) the granting of an Order for Relief with respect to Lessee pursuant to Title XI of the United States Code; (2) the initiation of a proceeding under any bankruptcy or insolvency law or the reorganization provisions of any law of like import; or (3) the granting of the relief sought in an involuntary proceeding against the Lessee under any bankruptcy or insolvency law. As used in this Agreement, adequate assurance of future performance of this Agreement shall include, but shall not be limited to, adequate assurance (1) of the source of Special Facilities Payments and other consideration due hereunder and (2) that the assumption or assignment of this Agreement will not breach any provision, such as a use, management, or ownership provision, in this Agreement, any other material lease, any financing agreement, or master agreement relating to the Special Facilities, including the Lessee Project Components.

Section 10.02: Remedies on Default. Whenever any Event of Default referred to in Section 10.01 hereof shall have happened and continue to exist, then, subject to the limitations in Article 6A, the City may take any one or more of the following remedial steps as against the Lessee:

(a) The City may, and upon a payment default under Section 10.01(a) or 3.06(b)(iii)(X) shall, re-enter and take possession of the Special Facilities and the Ground Lease Properties without terminating this Agreement and use its Best Efforts to (i) complete construction and equipping of the Special Facilities (and apply proceeds of the Bonds for such purpose) and (ii) either (x) operate the Special Facilities and impose rates and charges on airline tenants, as appropriate, for their availability, operation and maintenance or (y) sublease the Special Facilities and Ground Lease Properties on a net rent lease basis, provided further that in either event the City shall use its Best Efforts to impose and collect rates and charges or rental rates sufficient to provide for City Charges and Ground Rentals to the same extent as Lessee is obligated to do so and to provide additional amounts equal to the Special Facilities Payments set forth in Section 6.01, all for the account of the Lessee, holding the Lessee liable for the difference between the rents and other amounts payable by the Lessee hereunder and the charges received from airline tenants and/or the rents and other amounts received from any sublessee with respect to the Special Facilities. All gross proceeds derived by the City from any charges and/or rents (net of City Charges and any Ground Rent attributable to the period after such reletting commences, and up to the amount of all Special Facilities Payments payable hereunder) shall be remitted to the Trustee for deposit in the Interest and Redemption Fund to support repayment of the Bonds.

(b) The City may terminate this Agreement, exclude the Lessee from possession of the Special Facilities and the Ground Lease Properties and use its Best Efforts to (i) complete construction and equipping of the Special Facilities (and apply proceeds of the Bonds for such purpose) and (ii) either (x) operate the Special Facilities and impose rates and charges on airline tenants for their availability, operation and maintenance; or (y) lease the same on a net rent lease basis, provided further that in either event the City shall use its Best Efforts to impose and collect rates and charges or rental rates sufficient to provide for City Charges and Ground Rentals to the same extent as Lessee is obligated to do so and to pay the Special Facilities Payments set forth in Section 6.01, all for the account of the Lessee, holding the Lessee liable for all rents and other amounts due under this Agreement and not received by the City from charges or rents with respect to the Special Facilities. All gross proceeds derived by the City from any charges and/or rents (net of City Charges and any allocable Ground Rentals attributable to the period after such reletting commences, and up to the amount of all Special Facilities Payments payable hereunder) shall be remitted to the Trustee for deposit in the Interest and Redemption Fund to support repayment of the Bonds.

(c) The City may take whatever other action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Agreement. The City shall use its Best Efforts to cause the Special Facilities to be either operated or leased on a net rent lease basis for the account of Lessee as provided in clauses (a) and (b) above after an Event of Default by Lessee, whether or not City retakes possession of the Special Facilities or terminates this Agreement.

(d) In connection with any reletting of the Special Facilities and Ground Lease Properties, the City agrees to use its Best Efforts to relet such Special Facilities. It is recognized that such tenant(s) will also be required to pay the City Ground Rentals and City Charges in connection with the use and occupancy of such Special Facilities. In connection with a reletting of the Special Facilities, the City agrees not to charge such tenant(s) Ground Rentals in excess of those charged (or that would be charged) to Lessee for the areas in such Special Facilities.

(e) In connection with any reletting by the City during the original term of this Agreement, Lessee shall be subrogated to the right of the Trustee to receive payments hereunder to support repayment of the Bonds to the extent that Lessee has made payments on the Bonds under the Guaranty.

Section 10.03: Additional Remedy. In addition to the other remedies herein provided, the City may, in the case of an Event of Default under Section 10.01(b), enter the Special Facilities and Ground Lease Properties (without such entering causing or constituting a termination of this Agreement or an interference with the possession of the Special Facilities and Ground Lease Properties by Lessee) and do all things reasonably necessary to cure such Event of Default, charging to Lessee the reasonable cost and expense thereof and Lessee agrees to pay to City upon demand such charge in addition to all other amounts payable by Lessee hereunder.

Section 10.04: No Remedy Exclusive. No remedy herein conferred upon or reserved to the City is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or hereafter existing under law or in equity (to the extent not inconsistent with the terms hereof). No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, unless such notice is herein expressly required or is required by law.

Section 10.05: Agreement to Pay Attorneys' Fees and Expenses. In the event there should be an Event of Default under any of the provisions of this Agreement and the City should determine that the services of an attorney are required or the City incurs other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of Lessee, the Lessee agrees that it will on demand therefor pay to the City the reasonable, just and necessary fee of such attorneys and other reasonable expenses so incurred.

Section 10.06: No Additional Waiver Implied by One Waiver. In the event any covenant contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Failure of either party hereto to insist on the strict performance of any of the agreements herein or to exercise any rights or remedies accruing hereunder upon an Event of Default or failure of performance shall not be considered a waiver of the right to insist on, and to enforce by any appropriate remedy, strict compliance with any other obligation hereunder or to exercise any right or remedy occurring as a result of any future default or failure of performance.

Section 10.07: Enforcement by City Attorney. The City Attorney or his or her designee shall have the right to enforce all legal rights and obligations under this Agreement without further authorization. Lessee covenants to provide to the City Attorney all documents and records within Lessee's possession that the City Attorney reasonably deems necessary to assist in determining Lessee's compliance with this Agreement, with the exception of those documents made confidential by federal or state law or regulation and provided that the provision of such documents and records by Lessee shall further be limited in any respect that the provision of any documents or records by the City pertaining to this Agreement would be limited pursuant to Chapter 552, Texas Government Code, as amended, or otherwise.

ARTICLE 11

ASSIGNMENTS, SUBLETTING AND TERMINATION BY LESSEE

Section 11.01: Assignments and Subletting by Lessee. (a) This Agreement may not be assigned or otherwise transferred in whole or in part by Lessee (except pursuant to Section 12.01 hereof) without the prior written consent of the Director; provided, however, that, unless permitted by Section 7.6(b) of the Trust Indenture or Sections 11.02 and 12.01 hereof, the City will not consent to any assignment by Lessee of its rights hereunder without first obtaining a written agreement from the Lessee that Lessee shall remain primarily liable for Special Facilities Payments hereunder. Lessee may, upon giving notice to the Director, sublet to concessionaires authorized pursuant to Section 7.03, and may sublet to or provide Ground Handling Services to Subsidiaries and to other domestic code-share affiliates of Lessee or a foreign flag code-share affiliate subject to the limitations in Section 7.04(b). Lessee may also sublet the Special Facilities or any part thereof to any other party, subject to the condition that in either instance Lessee first obtains the written consent of the Director to such subletting and all the terms thereof, unless such subletting is expressly authorized herein.

(b) If Lessee sublets all or any part of the Special Facilities or if all or any part of the Special Facilities are occupied (pursuant to a written consent from the Director) by anyone other than Lessee (including any Subsidiary of Lessee, a domestic code-share affiliate of Lessee or a foreign flag code-share affiliate subject to the limitations in Section 7.04(b)), the City may, if an Event of Default shall have occurred hereunder and be continuing, collect rent or Special Facilities Payments from such sublessee or occupant and the City shall apply the amount collected to the extent possible to satisfy the obligations of Lessee hereunder, but no such collection shall be deemed a waiver by the City of the covenants contained herein or an acceptance by the City of any such sublessee, claimant or occupant as a successor Lessee, nor a release of Lessee by the City from the further performance by the Lessee of the covenants imposed upon Lessee herein.

(c) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, SO LONG AS ANY BONDS REMAIN OUTSTANDING NO SUCH SUBLEASE OR ASSIGNMENT SHALL BE AUTHORIZED IF IN ANY WAY IT RELEASES LESSEE FROM ITS PRIMARY OBLIGATIONS HEREUNDER, INCLUDING ITS OBLIGATION TO PAY SPECIAL FACILITIES PAYMENTS.

Section 11.02: Termination of Agreement by Lessee. Except as permitted in Article 6A, Lessee shall not terminate this Agreement for any reason whatsoever as long as any of the Bonds remain Outstanding within the meaning of the Trust Indenture or any other amounts are due and owing under the Trust Indenture.

ARTICLE 12

MISCELLANEOUS

Section 12.01: Lessee to Maintain Its Corporate Existence. The Lessee shall throughout the term hereof maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided, that the Lessee may, without violating the agreement contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise dispose of all or substantially all of its assets as an entirety and thereafter dissolve, provided, if Lessee is not the surviving corporation, the surviving, resulting or transferee corporation, as the case may be, (i) assumes in writing all of the obligations of the Lessee herein and (ii) qualifies or is qualified to do business in Texas.

Section 12.02: Exempt Facilities. In order to assure that interest on the Bonds shall be exempt from federal income taxation, the Lessee covenants and agrees that it shall not, and it shall not permit or allow any other person to, construct, acquire, use, employ, modify, rebuild or repair the Lessee Project Components or any Special Facilities in any manner that would cause or allow it or them to be or become facilities which are not included within those set forth and described in Sections 142(a)(1) and (c) of the Internal Revenue Code of 1986, as amended, and the regulations prescribed thereunder, and the City covenants and agrees that it will not permit or allow any of the foregoing to occur. The Lessee hereby makes an irrevocable election, which it shall cause to be binding on all successors in interest under this Agreement, not to claim for federal income tax purposes depreciation or investment credit with respect to the Special Facilities or any component thereof. It is further agreed and acknowledged by Lessee that the City shall never be required or requested hereunder to issue any Bonds or expend any proceeds thereof to pay any Costs of the Special Facilities that would have the effect of causing interest on any of the Bonds not to be exempt from federal income taxation.

Section 12.03: Notices. Unless otherwise provided herein, all notices required or permitted to be given hereunder to the City, the Trustee or Lessee, as the case may be, shall be given in writing (unless expressly provided otherwise herein) and shall be deemed sufficiently given if in writing and sent either by Registered Mail or Certified Mail, postage prepaid, by hand delivery, telecopy or other electronic means which produces evidence of transmission, in each instance to be effective upon receipt, addressed as follows:

To the City:

Director, Department of Aviation

City of Houston

P. O. Box 60106

Houston, Texas 77205

Attention: Director

Telephone: (281) 233-3000

Telecopier: (281) 230-1864

and

City of Houston

P. O. Box 1582

Houston, Texas 77001

Attention: City Attorney, City Secretary

and City Controller

Telephone: (713) 247-2000

Telecopier: (713) 247-1017

To the Trustee:

The Chase Manhattan Bank

Attention: Institutional Trust Services

600 Travis Street, Suite 1150

Houston, Texas 77002

Telephone (713) 216-0944

Telecopier (713) 577-5200

To Lessee:

Continental Airlines, Inc.

1600 Smith, Department HQS-FN

Houston, Texas 77002

Attention: Managing Director Corporate Finance

Telephone (713) 324-5297

Telecopier (713) 324-2447

copy to:

Continental Airlines, Inc.

1600 Smith, Department HQS-LG

Houston, Texas 77002

Attention: General Counsel

Telephone (713) 324-5207

Telecopier (713) 324-5161

or to such other address as the City, the Trustee or the Lessee may designate from time to time by written notice to the other parties.

All computations for the expiration of time periods required by this Agreement shall be computed from the date such notice is deposited in the United States mail, as set forth above; provided, however, that should the last day of the period fall on a Saturday, Sunday or legal holiday, the period shall run until the end of the next day which is neither a Saturday, Sunday nor legal holiday.

Section 12.04: Consents and Approvals. (a) With respect to the approvals herein required of the Lessee, Lessee shall from time to time furnish to the City a certificate signed by its Secretary or an Assistant Secretary, and such certificate shall set forth the officers or representatives of Lessee who are authorized to grant such approvals and to bind the Lessee thereto; and the City and all third parties affected by any such approvals, including the holders of Bonds, may rely upon any writing purporting to grant such approvals signed by any officer or representative thus certified as being conclusively binding upon Lessee, and any such writing shall itself constitute conclusive evidence that any and all corporate actions necessary to be taken with respect to the matter thus approved by such officer or representative to have been so taken by the corporation, and that the approval therein given has been authorized by the corporation.

(b) Any consent or approval herein required of the City may be given by the City's Director of the Department of Aviation unless otherwise provided.

(c) All consents or approvals of the City, or any department thereof, or Lessee when required herein shall not be unreasonably withheld or delayed.

(d) All consents and approvals required or permitted herein by either party shall be given in writing.

(e) An approval by the Director, or by any other instrumentality of the City, of any part of Lessee's performance shall not be construed to waive compliance with this Agreement except as expressly set forth in such approval or to establish a standard of performance other than required by this Agreement or by law.

Section 12.05: Rights Reserved to City. Nothing contained herein shall unlawfully impair the right of City to exercise its governmental or legislative functions. This Agreement is made subject to the Constitution and laws of the State of Texas and to the provisions of the Airport Improvement Program Grant Agreements applicable to the Airport and its operation, and the provisions of such agreements, insofar as they are applicable to the terms and provisions of this Agreement, shall be considered a part hereof to the same extent as though copied herein at length to the extent, but only to the extent, that the provisions of any such agreements are required generally by the United States at other civil airports receiving federal funds. To the best of City's knowledge, nothing contained in such laws or agreements conflicts with the express provisions of this Agreement.

Section 12.06: Force Majeure. Neither the City nor Lessee shall be deemed in violation of this Agreement if it is prevented from performing any of the obligations hereunder by reason of strikes, boycotts, labor disputes, embargoes, shortage of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage, war, or any other circumstances for which it is not responsible or which is not in its control, and the time for performance shall be automatically extended by the period the party is prevented from performing its obligations hereunder; provided, however, that these provisions shall not apply to any failure by the Lessee to pay the rentals and other charges pursuant to Article 6 hereof, expressly including the Special Facilities Payments payable thereunder, except as may be provided in Article 6A.

Section 12.07: Severability Clause. If any word, phrase, clause, paragraph, section or other part of this Agreement shall ever be held to be invalid or unconstitutional by any court of competent jurisdiction, the remainder of this Agreement and the application of such word, phrase, clause, sentence, paragraph, section or other part of this Agreement to any other person or circumstance shall not be affected thereby and it is expressly agreed and understood that the obligation of Lessee to make the rental payments to City required under the provisions of Article 6 hereof shall continue to remain in full force and effect.

Section 12.08: Place of Performance; Laws Governing. This Agreement shall be performable and enforceable in Harris County, Texas, and shall be construed in accordance with the laws of the State of Texas, the City Charter and Ordinances of the City of Houston, Federal law and all applicable State and Federal regulations. Lessee acknowledges that, to the extent the City's Charter or Texas law requires any expenditure of funds that may be contemplated to be made by the City herein to be prefunded to be valid, then such expenditure shall be subject to City Council approval; provided, that, the City agrees to use its Best Efforts to obtain such approval.

Section 12.09: Brokerage. The Lessee and the City each represents and warrants to the other that no brokers have been concerned on their behalf in the negotiation of this Agreement and that there are no such brokers who are or may be entitled to be paid commissions in connection therewith. The Lessee and the City shall indemnify and save harmless each other of and from any claim for commission or brokerage made by any such brokers when such claims are based in whole or in part upon any acts or omissions of the Lessee or the City as applicable.

Section 12.10: Individuals Not Liable. No director, officer, agent or employee of the City or Lessee shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or of any supplement or amendment hereto because of any breach thereof or because of his or their execution of same.

Section 12.11: Binding Nature of Agreement; Benefits of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the City and Lessee, and their respective legal representatives, successors and assigns. This Agreement is not made for the benefit of, nor may it be relied upon by, any third party other than the holders of the Bonds and any bond insurer, unless expressly herein provided.

Section 12.12: Ambiguities. In the event of any ambiguity in any of the terms of this Agreement, it shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

Section 12.13: Survival. Lessee and the City shall remain obligated to the other party hereto under all clauses of this Agreement that expressly or by their nature extend beyond the expiration or termination of this Agreement, including but not limited to the indemnity provisions hereof.

Section 12.14: No Merger of Title. There shall be no merger of this Agreement (or of the leasehold estate created by this Agreement) with the ownership of any portion of or interest in the Special Facilities or Ground Lease Properties by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, this Agreement (or the rights and interests created by this Agreement) together with an ownership, leasehold or other right or interest in the Special Facilities or Ground Lease Properties; and no such merger shall occur unless and until the City and all persons and entities holding (a) the rights and interest created by this Agreement and (b) the ownership, leasehold or other rights or interest in the Special Facilities and Ground Lease Properties or any part thereof shall join in a written instrument expressly effecting such merger. Without limiting the generality of the foregoing, it is agreed that no merger of title shall arise if the City becomes a sublessee hereunder.

Section 12.15: Most Favored Nation. Lessee shall have the same rights and privileges and pay the same City-established fees and charges, not to exceed those established under the provisions of this Agreement as periodically revised under the terms hereof, with respect to the use of the Airport as are granted to or charged any other airline executing a use and lease agreement with City for use of the Airport. It is understood that ground rentals and lease rentals are set by City Council, as provided by City Charter, and to the extent permitted under applicable Federal law therefore may vary between lessees on account of the different premises to be leased at the time thereof. It is further understood that lease rentals and charges in terminal buildings, flight stations and associated aircraft apron areas constructed in the future and not described in this Agreement may vary from the lease rentals and charges established herein for the facilities, depending upon the capital cost and financing arrangements involved and, therefore may be more or less than the lease rentals established herein for similar facilities.

Section 12.16: Operation of Airport. City agrees to maintain and operate the Airport in accordance with all applicable standards, rules and regulations of the Federal Aviation Administration or its successor. City shall exercise its rights hereunder and otherwise operate the Airport with due regard for the operational requirements and long-term interests of the airlines and the interests of traveling public, in a manner that is consistent with applicable law, federal aviation regulation, federal grant assurances, and City airport revenue bond ordinances.

Section 12.17: Entire Agreement. This Agreement, together with the Trust Indenture, constitutes the entire agreement between the City and Lessee pertaining to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been entered into and effective as of the date first above written, and executed in multiple counterparts by the respective officers of the parties hereto.

ATTEST: CITY OF HOUSTON

By

City Secretary Mayor

APPROVED AS TO FORM COUNTERSIGNED BY

______________________________________

Senior Assistant City Attorney City Controller

APPROVED

Director, Department of Aviation

CONTINENTAL AIRLINES, INC.

ATTEST: By: Title:

Title:

THE STATE OF TEXAS '

COUNTY OF HARRIS '

BEFORE ME, the undersigned authority, a Notary Public in and for Harris County, Texas, on this day personally appeared LEE BROWN, Mayor of the CITY OF HOUSTON, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of the CITY OF HOUSTON, the said municipal corporation, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ______ day of _______________, 2001.

Notary Public in and for

Harris County, Texas

THE STATE OF TEXAS '

COUNTY OF HARRIS '

BEFORE ME, the undersigned authority, on this day personally appeared _______________, ___________________ of Continental Airlines, Inc., a corporation, known to me to be the person and officer whose name is to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _______ day of ___________________, 2001.

Notary Public in and for

Harris County, Texas

EXHIBITS TO BE ATTACHED

Exhibit "A" Description of Terminal E Project

Exhibit "A-1" South Concourse

Exhibit "A-2" Lessee=s Central Ticketing Facility

Exhibit "A-3" Lessee=s Terminal C-East Garage ATO Facility

Exhibit "A-4" Lessee=s Terminal E Baggage System Improvements

Exhibit "A-5" Terminal E Apron Area

Exhibit "A-6" Terminal E Fueling Facilities

Exhibit "A-7" Terminal E Pedestrian Bridges

Exhibit "A-8" Terminal E Utilities

Exhibit "A-9" Shell for Central Ticketing Facility and Associated Ramp

Exhibit "A-10" Baggage Tunnel

Exhibit "B" Description of Easements

Exhibit "C" Description of Location of Lessee Project Components

Exhibit "D" Deed and Bill of Sale for Lessee Project Components

Exhibit "E" Schedule of Special Facilities Payments for Lessee=s Tax Reporting Purposes

Exhibit "F" Central FIS Area Subject to Lessee Concessions

Exhibit "G" Illustrative Calculation of Terminal E Apron Area Charges

Exhibit "H" Allocated Bond Amounts

Exhibit "I" Form of Statistical Report

Exhibit "J" Form of Agreement of Responsibility

Exhibit "K" Form of Acknowledgment and Reporting Agreement

EXHIBIT "A"

DESCRIPTION OF TERMINAL E PROJECT

The Terminal E Project shall be comprised of the Lessee Project Components and the City Project Components described herein. The Terminal E Project shall include two Phases, the South Concourse Phase and the International Ticketing Facility Phase.

DESCRIPTION OF LESSEE PROJECT COMPONENTS

All properties, facilities, structures, equipment, fixtures, furnishings, finishes and appurtenances to be acquired, constructed, fabricated and/or installed in, on, as a part of or around the Ground Lease Properties and the Easements that are financed with proceeds of the Series 2001 Bonds and leased to the Lessee pursuant to the Special Facilities Lease Agreement, including without limitation the following:

1. South Concourse (S): Exhibit A-1

2. Lessee=s Central Ticketing Facility (I): Exhibit A-2

3. Lessee=s Terminal C-East Garage ATO Facility (S): Exhibit A-3

4. Lessee=s Terminal E Baggage System Improvements (I): Exhibit A-4

DESCRIPTION OF CITY PROJECT COMPONENTS

All properties, facilities, structures, equipment, fixtures, furnishings, finishes and appurtenances to be acquired, constructed, fabricated and/or installed by the City as a part of the Terminal E Project, including without limitation, the following:

1. Terminal E Apron Area (S): Exhibit A-5

2. Terminal E Fueling Facilities (S): Exhibit A-6

3. Terminal E Pedestrian Bridges (I): Exhibit A-7

4. Terminal E Utilities (S): Exhibit A-8

5. Shell for Central Ticketing Facility

and Associated Ramp (I): Exhibit A-9

6. Baggage Tunnel (I): Exhibit A-10

The Components marked (S) shall be included in the South Concourse Phase; those marked (I) in the International Ticketing Facility Phase.

EXHIBIT "A-1"

SOUTH CONCOURSE

The Terminal E South Concourse is expected to be an approximately 590,000 square foot - three level International and Domestic passenger concourse facility. This facility will be capable of simultaneous domestic and international operations through the functional design of the passenger boarding and departure corridors. The aircraft gates are designed to accommodate aircraft ranging in size from regional jets to the Boeing 777/747 "wide wing" aircraft. The ramp operations and support facilities are expected to be located on the ramp level. Passenger hold rooms, Lessee-managed concessions and other amenities are expected to be located on the second or concourse level. The third level corridor with moving sidewalks will provide sterile passage for international arriving passengers to the Central FIS building (being constructed by the City) for processing into the country. The program includes an approximately 15,000 square foot Presidents Club to be constructed at the mezzanine level.

Please refer to the attached drawing for a further description of the South Concourse. The attached drawing will be superceded by final, as-built drawings upon completion of the Lessee=s Project Components.

EXHIBIT "A-2"

LESSEE=S CENTRAL TICKETING FACILITY

Central Ticketing is expected to be an approximately 60,000 square foot facility (approximately 48,000 square feet of ticketing hall area and approximately 12,000 square feet of mezzanine level support space) comprised of passenger queuing area, International ticketing and baggage check-in, and Lessee operations support facilities. There are expected to be 48 ticketing positions for passenger processing. The check-in will be supported by over-size baggage conveyor belts to transport baggage to the International Bag Room. The security checkpoint is expected to be equipped with three sets of passenger and baggage screening devices. The base building shell and infrastructure are being constructed by the City.

Please refer to the attached drawing for a further description of the Lessee=s Central Ticketing Facility. The attached drawing will be superceded by final, as-built drawings upon completion of the Lessee=s Project Components.

EXHIBIT "A-3"

LESSEE=S TERMINAL C-EAST GARAGE ATO FACILITY

This facility is expected to provide 16 check-in counters located in the second level of the existing Terminal C parking garage. The facility will be connected to the west end of the new South Concourse via an elevated bridge walkway over South Terminal Road. This will provide a shorter path of travel for departing passengers and for arriving passengers who need to go to baggage claim. The travel time is expected to be further reduced by including moving walkways.

Please refer to the attached drawing for a further description of the Lessee=s Terminal C-East Garage ATO Facility. The attached drawing will be superceded by final, as-built drawings upon completion of the Lessee=s Project Components.

EXHIBIT "A-4"

LESSEE=S TERMINAL E BAGGAGE SYSTEM IMPROVEMENTS

The baggage conveyance system will originate in the lobby of the new Lessee Central Ticketing Facility and will transport checked and rechecked luggage from the Lessee Central Ticketing Facility to the expanded portion of the Terminal C bag room located on the first level of the existing Terminal C Parking Garage. The new bag room is expected to house an 11-pier tilt tray sortation system for processing outbound international baggage. The system is expected to be like the existing domestic baggage sortation system located in the adjacent Terminal C domestic bag room. The design is expected to accommodate normal and oversized bags and the expedited processing of "hot-bags". The system is further expected to include transfer capability to accommodate bags checked in at Terminal C for flights departing from the South Concourse and vice versa.

Please refer to the attached drawing for a further description of the Lessee=s Terminal E Baggage System Improvements. The attached drawing will be superceded by final, as-built drawings upon completion of the Lessee=s Project Components.

EXHIBIT "A-5"

TERMINAL E APRON AREA

Area consists generally of pavement as indicated on the next page. Refer to construction documents for HAS Project 554 for pavement details.

EXHIBIT "A-6"

TERMINAL E FUELING FACILITIES

Facilities include fuel mains, laterals, pits, and associated valves, controls, cathodic protection, and Emergency Fuel Shut-off System (EFSO) for Terminal E. With exception of some EFSO components, facilities are located within the Terminal E apron area as indicated by the drawing on the next page. Some EFSO components, such as pull stations, controls, and related wiring, fall within the footprint of Terminal E.

Refer to construction documents for HAS Project 554 for fueling facility details.

EXHIBIT "A-7"

TERMINAL E PEDESTRIAN BRIDGES

Refer to drawing on next page and to construction documents for HAS Project 500F.

EXHIBIT "A-8"

TERMINAL E UTILITIES

Terminal E utilities include:

  an underground utility tunnel from the existing ITT tunnel to the south curb of South Terminal Road.

  telecommunications cable ways and HVAC piping, for Terminal E, within the utility tunnel and the ITT tunnel.

  Relocation of existing Southwestern Bell Telephone (SWBT) duct banks for Terminal E and construction of new SWBT ducts for Terminal E.

  Work necessary to bring primary power, water, sewer, natural gas and storm water to Terminal E.

Refer to drawing on next page and to construction documents for HAS Project 500J.

EXHIBIT "A-9"

SHELL FOR CENTRAL TICKETING FACILITY

AND ASSOCIATED RAMP

The Central Ticketing Facility will include:

  About 48,000 SF ticketing facility, plus a mechanical mezzanine.

  Associated departures curb side, up ramp and down ramp.

  Structure and architectural treatments on arrivals curb side to accommodate Continental=s bag conveyors from Central Ticketing.

  Finishes on walls and ceilings in lobby area of Central Ticketing.

  Mechanical rooms on the mechanical mezzanine, and HVAC distribution for the lobby area and IDF rooms and electrical rooms on the mechanical mezzanine.

  IDF rooms on the mechanical mezzanine.

  Electrical rooms on the mechanical mezzanine.

  Power and distribution panel in Continental portion of each IDF on the mechanical mezzanine.

  In-floor cable tray under ticketing counters.

  Power, cable pathways, cabling, and field devices from security checkpoint and CTX machines to IDF rooms.

  Power, data, and related cable pathways to Continental FIDS.

  Other work as may be determined practicable to be constructed by the City.

Refer to drawing on the next page and to construction documents for HAS Project 500F.

EXHIBIT "A-10"

BAGGAGE TUNNEL

The baggage tunnel will consist of a basement beneath baggage recheck in the FIS building. The basement will feed into a baggage tunnel that traverses from the FIS to the future Terminal C East Garage toll plaza.

Refer to drawing on the next page and to construction documents for HAS Project 500E and Project 500J.

EXHIBIT "B"

DESCRIPTION OF EASEMENTS

The Easements shall consist of the following:

All reasonably necessary easements within the Airport to permit the extension of water, sanitary sewer, electric power, gas and telephone service to the Ground Lease Properties and the Special Facilities located thereon. Such easements shall be provided by the City to the Lessee by the time or times needed by Lessee to extend such services.

EXHIBIT "C"

DESCRIPTION OF GROUND LEASE PROPERTIES

Lessee's Project Components shall be located in the shaded areas depicted in the diagrams attached to Exhibits A-1 through A-4, or such other areas as shall be proposed by Lessee and approved in writing by the Director.

EXHIBIT "D"

DEED AND BILL OF SALE

THE STATE OF TEXAS '

' KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF HARRIS '

THAT CONTINENTAL AIRLINES, INC., a corporation (hereinafter called "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable considerations to it in hand paid by the CITY OF HOUSTON, TEXAS, a municipal corporation and home-rule City situated principally in Harris County, Texas (hereinafter called "Grantee"), the receipt and sufficiency of which are here acknowledged and confessed, has GRANTED, BARGAINED, SOLD AND CONVEYED and by these presents does hereby confirm that it has GRANTED, BARGAINED, SOLD AND CONVEYED unto the Grantee those certain airport Special Facilities more fully described in Exhibit "A" attached hereto located in and at George Bush Intercontinental Airport/Houston in leased space and/or in the easements leased or granted to Grantee by Grantor which leased space and/or easements are more fully described in Exhibit "B" attached hereto. It is acknowledged and agreed that Grantor has already conveyed the Special Facilities herein described to Grantee pursuant to the Terminal E Lease and Special Facilities Lease Agreement dated as of August 1, 2001, and that this Deed and Bill of Sale is being delivered solely to further confirm the conveyance therein made.

TO HAVE AND TO HOLD the aforesaid Special Facilities, together with all and singular the rights and appurtenances thereto in any way belonging unto Grantee, its successors and assigns forever; and it is hereby agreed that Grantor, its successors and legal representatives are hereby bound to WARRANT AND FOREVER DEFEND, all and singular, said property unto Grantee, its successors and assigns against every person whosoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

THE EXECUTION, delivery and acceptance of this conveyance is made pursuant to the terms of that certain Special Facilities Lease Agreement dated as of August 1, 2001, by and between Grantor and Grantee.

EXECUTED as of the _______ day of ________, 2001.

CONTINENTAL AIRLINES, INC.

By

Title:

ATTEST:

Assistant Secretary

THE STATE OF TEXAS '

COUNTY OF HARRIS '

BEFORE ME, the undersigned authority, on this day personally appeared ____________________, ______________________________ of the CONTINENTAL AIRLINES, INC., a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this _______ day of _______, 2001.

Notary Public in and for

Harris County, Texas

(SEAL)

EXHIBIT "E"

SCHEDULE OF SPECIAL FACILITIES PAYMENTS FOR

LESSEE'S TAX REPORTING PURPOSES

EXHIBIT "F"

CENTRAL FIS AREA SUBJECT TO LESSEE CONCESSIONS

EXHIBIT "G"

ILLUSTRATIVE CALCULATION OF TERMINAL E

APRON AREA CHARGES

EXHIBIT "H"

ALLOCATED BOND AMOUNTS

South Concourse: $270,800,000

International Ticketing: $52,700,000

EXHIBIT "I"

FORM OF STATISTICAL REPORT

EXHIBIT "J"

FORM OF AGREEMENT OF RESPONSIBILITY

[to be retyped on Lessee=s letterhead]

Director

Department of Aviation

City of Houston

P. O. Box 60106

Houston, Texas 77205

Re: [Name of Subsidiary] (the "Subsidiary")

Dear _____________:

Pursuant to the terms of that certain Terminal E Lease and Special Facilities Lease Agreement dated as of August 1, 2001, in particular, the definition of "Subsidiary", the undersigned Continental Airlines, Inc. (the "Lessee") is afforded the opportunity for any Subsidiary that was wholly owned on or after August 1, 2001, and which ceases thereafter to be wholly owned by the Lessee, to continue to be considered a Subsidiary with respect to certain of its operations upon satisfaction of certain conditions. The purpose of this letter is to satisfy one of such conditions.

The undersigned hereby agrees that with respect to all operations of the Subsidiary that are conducted [under Lessee=s name or (insert Lessee=s derivative name)] [Lessee may designate which specific derivative names the Subsidiary may conduct operations under], the Lessee hereby agrees to be responsible for all such operations of (including the payment of any activity fees and charges incurred by) such Subsidiary to the same extent as if the Subsidiary continued to be wholly owned by the undersigned.

Very truly yours,

EXHIBIT "K"

FORM OF ACKNOWLEDGMENT

AND REPORTING AGREEMENT

[to be retyped on Subsidiary=s letterhead]

Director, Department of Aviation

City of Houston

P. O. Box 60106

Houston, Texas 77205

Re: Acknowledgment and Reporting Agreement

Dear _____________:

The undersigned entity is an entity [or a successor to an entity] that was formerly a wholly owned subsidiary of Continental Airlines, Inc.

The undersigned wishes to qualify for continuing treatment as a "Subsidiary" of Continental Airlines, Inc., under that certain Terminal E Lease and Special Facilities Lease Agreement dated as of August 1, 2001 (the "Lease"), between the City and Continental Airlines, Inc. ("Continental"), as Lessee.

Accordingly, the undersigned hereby acknowledges and agrees as follows:

1. The undersigned acknowledges its understanding that, upon ceasing to be wholly owed by Continental Airlines, Inc., it will cease to enjoy any of the contractual and leasehold privileges that it formerly enjoyed under the Lease with respect to its operations at and use of George Bush Intercontinental Airport/Houston, except as provided below.

2. The undersigned may continue to operate at George Bush Intercontinental Airport/Houston under the Lease and enjoy all rights conferred thereunder without the payment of any additional fees or premiums with respect to those operations that it conducts under Continental=s name or a derivative thereof if (i) Continental agrees to be responsible for such operations to the same extent as if the Subsidiary continued to be wholly owned by Continental and (ii) the undersigned executes this letter and agrees to the reporting requirements set forth below.

3. So long as the undersigned continues to operate as a "Subsidiary" of Continental within the meaning of the Lease, the undersigned agrees to report to the Director all of its operations at George Bush Intercontinental Airport/Houston, all of the statistical information required by Section 6.05 of the Lease, which shall be reported separately based on its operations for (i) Continental, (ii) any other airline, and (iii) for itself.

Very truly yours,